UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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NACCO INDUSTRIES, INC.
(Name of Registrant as Specified in Its Charter)

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5875 LANDERBROOK DRIVE; SUITE 220
CLEVELAND, OHIO 44124-4069
NOTICE OF ANNUAL MEETING
The Annual Meeting of stockholders (the "Annual Meeting") of NACCO Industries, Inc. (the "Company") will be held on Thursday, May 14, 2015 at 9:30 a.m., at 5875 Landerbrook Drive, Cleveland, Ohio, for the following purposes:

1.	To elect nine directors, each for a term of one year;

2.	To approve the Hamilton Beach Brands, Inc. Long-Term Incentive Compensation Plan;

3.	To approve The North American Coal Corporation Annual Incentive Compensation Plan;

4.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2015; and

5.	To transact such other business as may properly come before the meeting.
The Board of Directors has fixed the close of business on March 16, 2015 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. The 2015 proxy statement and proxy card are being mailed to stockholders commencing on or about March 26, 2015.

John D. Neumann
Secretary
March 26, 2015

Your vote is very important. Whether or not you plan to attend the Annual Meeting in person, please promptly vote by telephone (1-800-652-8683) or over the Internet (www.investorvote.com/NC) or by completing and mailing the enclosed form of proxy. If you hold shares of both Class A Common Stock and Class B Common Stock, you only have to complete the single enclosed form of proxy or vote once via the Internet or telephone. A self-addressed envelope is enclosed and no postage is required if mailed in the United States. If you wish to attend the meeting and vote in person, you may do so.
The Company's Annual Report for the year ended December 31, 2014 is being mailed to stockholders with the 2015 Proxy Statement. The 2014 Annual Report contains financial and other information about the Company, but is not incorporated into the 2015 Proxy Statement and is not considered part of the proxy soliciting material. You should also note that other information contained on or accessible through our website other than this Proxy Statement is not incorporated by reference into this Proxy Statement and you should not consider that information to be part of this Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders To Be Held on May 14, 2015: The 2015 Proxy Statement and 2014 Annual Report are available, free of charge, at http://www.nacco.com by clicking on the “2015 Annual Meeting Materials” link.

5875 LANDERBROOK DRIVE; SUITE 220
CLEVELAND, OHIO 44124-4069
PROXY STATEMENT — MARCH 26, 2015
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of NACCO Industries, Inc., a Delaware corporation (the "Company" or "NACCO"), of proxies to be used at the annual meeting of our stockholders to be held on May 14, 2015 (the "Annual Meeting"). This Proxy Statement and the related form of proxy are being mailed to stockholders commencing on or about March 26, 2015.
If the enclosed form of proxy is executed, dated and returned or if you vote electronically, the shares represented by the proxy will be voted as directed on all matters properly coming before the Annual Meeting for a vote. Proxies that are properly signed without any indication of voting instructions will be voted as follows:

•	for the election of each director nominee;

•	for the approval of the incentive compensation plans recommended by our Board of Directors;

•	for the ratification of the appointment of Ernst & Young LLP ("EY") as our independent registered public accounting firm for 2015; and

•	as recommended by our Board of Directors with regard to any other matters or, if no recommendation is given, in the proxy holders' own discretion.
The proxies may be revoked at any time prior to their exercise by giving notice to us in writing or by executing and delivering a later dated proxy. Attendance at the Annual Meeting will not automatically revoke a proxy, but a stockholder attending the Annual Meeting may request a ballot and vote in person, thereby revoking a previously granted proxy.
Stockholders of record at the close of business on March 16, 2015 will be entitled to notice of, and to vote at, the Annual Meeting. On that date, we had 5,611,126 outstanding shares of Class A Common Stock, par value $1.00 per share ("Class A Common") entitled to vote at the Annual Meeting and 1,572,647 shares of Class B Common Stock, par value $1.00 per share ("Class B Common") entitled to vote at the Annual Meeting. Each share of Class A Common is entitled to one vote for a nominee for each of the nine directorships to be filled and one vote on each other matter properly brought before the Annual Meeting. Each share of Class B Common is entitled to ten votes for each such nominee and ten votes on each other matter properly brought before the Annual Meeting. Class A Common and Class B Common will vote as a single class on all matters anticipated to be brought before the Annual Meeting.
At the Annual Meeting, in accordance with Delaware law and our Amended and Restated Bylaws ("Bylaws"), the inspectors of election appointed by the Board of Directors for the Annual Meeting will determine the presence of a quorum and will tabulate the results of stockholder voting. As provided by Delaware law and our Bylaws, the holders of a majority of the outstanding voting power of all classes of our stock, issued and outstanding, and entitled to vote at the Annual Meeting and present in person or by proxy at the Annual Meeting, will constitute a quorum for the Annual Meeting. The inspectors of election intend to treat properly executed proxies marked “abstain” as “present” for purposes of determining whether a quorum has been achieved at the Annual Meeting. The inspectors will also treat proxies held in “street name” by brokers that are voted on at least one, but not all, of the proposals to come before the Annual Meeting (the "broker non-votes") as “present” for purposes of determining whether a quorum has been achieved at the Annual Meeting.
Proposal one is to elect nine directors, each for a term of one year. Our Bylaws provide that our directors are elected by a plurality vote. Shares for which authority is withheld to vote for director nominees and broker non-votes will have no effect on the election of directors except to the extent the failure to vote for a director nominee results in another nominee receiving a larger number of votes. In accordance with Delaware law and our Bylaws, the nine director nominees receiving the greatest number of votes will be elected directors.
Proposal two is to approve the Hamilton Beach Brands, Inc. Long-Term Incentive Compensation Plan (the "HBB Long-Term Plan") for purposes of Section 162(m) of the Internal Revenue Code ("Code Section 162(m)"). Proposal three is to approve The North American Coal Corporation Annual Incentive Compensation Plan (the "NA Coal Short-Term Plan") for purposes of Code Section 162(m). For purposes of Code Section 162(m), (i) the affirmative vote of a majority of the votes cast is required to approve proposals two and three and (ii) abstentions and broker non-votes will not be treated as votes cast, so abstentions and broker non-votes will not affect the outcome of proposals two and three.
In accordance with our Bylaws, the affirmative vote of the holders of a majority of the voting power of our stock that is present in person or represented by proxy and that is actually voted is required to approve all other proposals that are brought before the Annual Meeting, including proposal four to ratify the appointment of EY as our independent registered public accounting firm for 2015. As a result, abstentions will not be counted for purposes of proposal four. Because the ratification of the appointment of the independent auditor is considered a "routine" matter, there will be no broker non-votes with respect to proposal four. Abstentions and broker non-votes in respect of any other proposal will not be counted for purposes of determining whether a proposal has received the required approval by our stockholders.
In accordance with Delaware law and our Bylaws, we may, by a vote of the stockholders, in person or by proxy, adjourn the Annual Meeting to a later date(s), without changing the record date. If we were to determine that an adjournment was desirable, the appointed proxies would use the discretionary authority granted pursuant to the proxy cards to vote in favor of such an adjournment.

CORPORATE GOVERNANCE INFORMATION

About NACCO

NACCO is a holding company with the following principal businesses - mining, small appliances and specialty retail:

•
The North American Coal Corporation: Our wholly-owned subsidiary, The North American Coal Corporation ("NA Coal") and its affiliated companies, mine and market steam and metallurgical coal for use in power generation and steel production and provide selected value-added mining services for other natural resources companies.

•
Hamilton Beach Brands, Inc.: Our wholly-owned subsidiary, Hamilton Beach Brands, Inc. ("HBB"), is a leading designer, marketer and distributer of small electric household and specialty housewares appliances, as well as commercial products for restaurants, bars and hotels.

•
The Kitchen Collection, LLC: Our wholly-owned subsidiary, The Kitchen Collection, LLC ("KC"), is a national specialty retailer of kitchenware in outlet and traditional malls throughout the United States.

Code of Conduct

We have adopted a Code of Corporate Conduct, which applies to all of our directors and employees and is designed to provide guidance on how to act legally and ethically while performing work for NACCO. We have also adopted Corporate Governance Guidelines, which provide a framework for the conduct of our Board of Directors. The Code of Corporate Conduct, the Corporate Governance Guidelines and the Independence Standards for Directors, as well as the charters of the committees of our Board of Directors, are available free of charge on our website at http://www.nacco.com, under the heading “Corporate Governance.”

All of our directors and senior management employees annually complete certifications with respect to their compliance with our Code of Corporate Conduct.

Board Composition
Our Board of Directors currently consists of nine directors. Directors are elected at each annual meeting to serve for a one-year term and until their respective successors are duly elected and qualified, subject to their earlier death, resignation or removal. If a nominee is unavailable for election at the time of the Annual Meeting, proxy holders will vote for another nominee proposed by the Board or, as an alternative, the Board may reduce the number of directors to be elected at the Annual Meeting. Biographical information and qualifications of our directors are included under "Proposal 1 - Election of Directors" beginning on page 39.

Board Leadership Structure and Risk Management

Through our holding company structure, we operate a diverse group of businesses in three principal industries: mining, small appliances and specialty retail. Due to the diversity of our businesses, including their products, customers, operations, geographical scope, risks and structure, the Board of Directors believes that Alfred M. Rankin, Jr., our Chief Executive Officer (the "CEO"), is the most appropriate person to serve as our Chairman because he possesses in-depth knowledge of the issues, opportunities and challenges facing each of our principal businesses. Because of this knowledge and insight, the Board of Directors believes that Mr. Rankin is in the best position to identify effectively strategic opportunities and priorities and to lead the discussion for the execution of the Company's strategies and achievement of its objectives. As Chairman, our CEO is able to:

•	focus our Board of Directors on the most significant strategic goals and risks of our businesses;

•	utilize the individual qualifications, skills and experience of the other members of the Board of Directors to maximize their contributions to our Board of Directors;

•	ensure that each other member of our Board of Directors has sufficient knowledge and understanding of our businesses to enable such other member to make informed judgments;

•	provide a seamless flow of information from our subsidiaries to our Board of Directors;

•	facilitate the flow of information between our Board of Directors and our management; and

•	provide the perspective of a long-term stockholder.
This board leadership structure also enhances the effectiveness of the boards of directors of our subsidiaries, which have parallel structures and provide oversight at the strategic and operational business unit level. Each director who serves on our Board of Directors is also a member of each subsidiary's board of directors, which integrates our Board of Directors with the boards of our subsidiaries. Our CEO serves as the Chairman of each subsidiary's board of directors, which provides a common and consistent presence that enables these subsidiary boards of directors to function effectively and efficiently. The CEO's role as Chairman of the subsidiary boards also allows him to exercise effective oversight, including risk oversight, on an independent and informed basis. The Board of Directors believes that the combined role of Chairman and CEO promotes strategic development and execution at each of the subsidiaries, which is essential to effective governance. We do not assign a lead independent director, but the Chairman of our Compensation Committee presides at the regularly scheduled meetings of non-management directors.
The Board of Directors oversees our risk management. The full Board of Directors regularly reviews information provided by management in order for our Board of Directors to oversee our risk identification, risk management and risk mitigation strategies. Our board committees assist the full Board of Directors' oversight of our material risks by focusing on risks related to the particular area of concentration of the relevant committee. For example, our Compensation Committee oversees risks related to our compensation policies, our Audit Review Committee oversees financial reporting and control risks, our Finance Committee oversees financing and financial risk management strategies and our Nominating and Corporate Governance Committee oversees risks associated with the independence of the Board of Directors and potential conflicts of interest. Each committee reports on their discussions of the applicable relevant risks to the full Board of Directors during the Board of Directors meetings. The full Board of Directors incorporates the insight provided by these reports into its overall risk management analysis.

Directors' Meetings and Committees

Our Board of Directors has an Audit Review Committee, a Compensation Committee, a Nominating and Corporate Governance ("NCG") Committee, a Finance Committee and an Executive Committee. The current members of each committee are shown below:

Director	Audit Review	Compensation	NCG	Finance	Executive
Scott S. Cowen	X			Chair	X
John P. Jumper	X	X	Chair		X
Dennis W. LaBarre			X	X	X
Richard de J. Osborne	Chair	Chair	X		X
Alfred M. Rankin, Jr.				X	Chair
James A. Ratner	X	X		X
Britton T. Taplin				X
David F. Taplin			X
David B.H. Williams				X
Audit Review Committee. The Audit Review Committee held eight meetings in 2014. The Audit Review Committee has the responsibilities set forth in its charter with respect to:

•	the quality and integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the adequacy of our internal controls;

•	our policies to monitor and control our major financial risk exposures;

•	the qualifications, independence, selection and retention of our independent registered public accounting firm;

•	the performance of our internal audit department and independent registered public accounting firm;

•	assisting our Board of Directors and us in interpreting and applying our Corporate Compliance Program and other issues related to corporate and employee ethics; and

•	preparing the Annual Report of the Audit Review Committee to be included in our Proxy Statement.
Our Board of Directors has determined that Mr. Osborne, the Chairman of the Audit Review Committee, qualifies as an audit committee financial expert as defined in rules issued by the U.S. Securities and Exchange Commission ("SEC"). The Board of Directors has determined that Mr. Osborne and each member of the Audit Review Committee are independent, as defined by the SEC and described in the listing standards of the New York Stock Exchange (the "NYSE"). Our Board of Directors believes that, in keeping with our high standards, all members of the Audit Review Committee should have a high level of financial knowledge, and has determined that each member of the Audit Review Committee is financially literate as described in the NYSE listing standards. No member of the Audit Review Committee serves individually on more than three public company audit committees.
Compensation Committee. The Compensation Committee held five meetings in 2014. The Compensation Committee has the responsibilities set forth in its charter with respect to the administration of our policies for compensating our employees, including our executive officers and directors. Among other things, the Compensation Committee's responsibilities include:

•	the review and approval of corporate goals and objectives relevant to compensation;

•	the evaluation of the performance of the CEO, other executive officers and senior managers in light of these goals and objectives;

•	the determination and approval of CEO, other executive officer and senior manager compensation levels;

•	the consideration of whether the risks arising from our employee compensation policies are reasonably likely to have a material adverse effect on us;

•
the making of recommendations to our Board of Directors, where appropriate or required, and the taking of other actions with respect to all other compensation matters, including incentive plans and equity-based plans;

•	the periodic review of the compensation of our Board of Directors; and

•	the review and approval of the Compensation Discussion and Analysis and the preparation of the annual Compensation Committee Report to be included in our Proxy Statement.
Consistent with applicable laws and regulations, the Compensation Committee may, in its discretion, delegate duties and responsibilities to one or more subcommittees or, in appropriate cases, to our senior managers. The Compensation Committee retains and receives assistance in the performance of its responsibilities from an internationally recognized compensation consulting firm, discussed under "Compensation Consultants”on page 11. The Board of Directors has determined that each member of the Compensation Committee is independent, as defined in the SEC rules and the NYSE listing standards.
Nominating and Corporate Governance Committee. The NCG Committee held three meetings in 2014. The NCG Committee has the responsibilities set forth in its charter. Among other things, the NCG Committee's responsibilities include:

•	the review and making of recommendations to our Board of Directors of the criteria for membership on our Board of Directors;

•	the review and making of recommendations to our Board of Directors of the optimum number and qualifications of directors believed to be desirable;

•	the establishment and monitoring of a system to receive suggestions for nominees to directorships of the Company;

•	the identification and making of recommendations to our Board of Directors of specific candidates for membership on our Board of Directors; and

•	oversight of an annual review of our Board of Directors.

The NCG Committee will consider director candidates recommended by our stockholders. See “Procedures for Submission and Consideration of Director Candidates” on page 40. In addition to the foregoing responsibilities, the NCG Committee is responsible for reviewing and recommending changes to our Certificate of Incorporation, Bylaws, Code of Conduct and Corporate Governance Guidelines, as appropriate; overseeing evaluations of the Board of Directors' effectiveness; and annually reporting to the Board of Directors the NCG Committee's assessment of our Board of Directors' performance. The Board of Directors has determined that each member of the NCG Committee is independent, as defined in the NYSE listing standards. The NCG Committee may consult with members of the Taplin and Rankin families, including Alfred M. Rankin, Jr., regarding the composition of our Board of Directors.
Finance Committee. The Finance Committee held five meetings in 2014. The Finance Committee reviews our financing and financial risk management strategies and those of our principal subsidiaries and makes recommendations to our Board of Directors on matters concerning finance.
Executive Committee. The Executive Committee did not hold any meetings in 2014. The Executive Committee may exercise all of the powers of our Board of Directors over the management and control of our business during the intervals between meetings of our Board of Directors.
Our Board of Directors held eight meetings in 2014. During their tenure in 2014, all of our current directors attended more than seventy five percent (75%) of the meetings held by our Board of Directors and by the committees on which they served.
In accordance with NYSE rules, our non-management directors are scheduled to meet in executive session, without management, once a year. The Chairman of the Compensation Committee presides at such meetings. Additional meetings of the non-management directors may be scheduled when the non-management directors believe such meetings are desirable. The determination of which director should preside at any such additional meetings will be made based on the subject matter to be discussed at each such meeting. A meeting of the non-management directors was held on February 12, 2015. Only independent directors attended the meeting.
We hold a regularly scheduled meeting of our Board of Directors in conjunction with our annual meeting of stockholders. Directors are expected to attend the annual meeting of stockholders absent an appropriate excuse. All of our directors as of the date of our 2014 annual meeting of stockholders, other than John F. Turben, whose term as a director concluded at the annual meeting, and Scott S. Cowen, whose term as a director commenced during the annual meeting, attended our 2014 annual meeting of stockholders.

Directors' Independence

Our Board of Directors has determined that, based primarily on the ownership of Class A Common and Class B Common by the members of the Taplin and Rankin families and their voting history, we have the characteristics of, and may be, a “controlled company,” as defined in Section 303A of the NYSE listing standards. While our Board of Directors has determined that we could be characterized as a “controlled company,” it has elected not to make use at the present time of any of the exceptions to the NYSE listing standards that are available to controlled companies. Accordingly, at least a majority of the members of our Board of Directors is independent, as described in the NYSE listing standards, and our Compensation Committee, Audit Review Committee and Nominating and Corporate Governance Committee are composed entirely of independent directors. In making a determination as to the independence of our directors, our Board of Directors considered Section 303A of the NYSE listing standards and broadly considered the materiality of each director's relationship with us. Based on the foregoing criteria, our Board of Directors has determined that the following current directors are independent as described in the NYSE listing standards:

Scott S. Cowen	James A. Ratner
John P. Jumper	Britton T. Taplin
Dennis W. LaBarre	David F. Taplin
Richard de J. Osborne
In addition, our Board of Directors determined that John F. Turben was independent as described in the NYSE listing standards for the 2014 fiscal year prior to the conclusion of his service as a director at the 2014 annual meeting of stockholders.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves or has served on the board of directors or compensation committee of another company at any time during which an executive officer of such other company served as a member of our Compensation Committee.

Certain Business Relationships

J.C. Butler, Jr., one of our executive officers, and David B.H. Williams, one of our Directors, are the sons-in-law of Alfred M. Rankin, Jr., our CEO. In 2014, Mr. Butler received $988,761 in total compensation from us (as indicated on the Summary Compensation Table on page 32) and Mr. Williams received $155,044 in total compensation from us (as indicated on the Director Compensation Table on page 42).
The Audit Review Committee reviews all relationships and transactions in which we and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest in such transactions. Our legal department is primarily responsible for the processes and controls to obtain information from the directors and executive officers with respect to related person transactions in order to enable the Audit Review Committee to determine whether we or a related person has a direct or indirect material interest in the transaction. In the course of its review, the Audit Review Committee considers:

•	the nature of the related person's interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance of the transaction to the related person and to us;

•	whether the transaction would impair the judgment of a director or executive officer to act in our best interest; and

•	any other matters the Audit Review Committee deems appropriate.
Based on this review, the Audit Review Committee will determine whether to approve or ratify any transaction that is directly or indirectly material to us or a related person. Any member of the Audit Review Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote with respect to the approval or ratification of the transaction. However, such director may be counted in determining the presence of a quorum at a meeting of the Audit Review Committee that considers the transaction.

Leadership Development and Succession Planning

Developing leaders who will successfully lead our Company into the future is one of our Board of Director's most crucial functions. Annually, our Board formally reviews and discusses management development and succession plans for the CEO of the Company and each of his direct reports, as well as the CEOs of each subsidiary and each of their direct reports. With the assistance of the CEOs, the Board also assesses the leadership potential of other individual senior executives throughout the Company. Succession planning and leadership development are top priorities of the Board and senior management.

Hedging and Speculative Trading Policies and Limited Trading Windows

Our insider trading policy prohibits directors and executive officers from using any strategies or products (such as derivative securities or short-selling techniques) to hedge against potential changes in the value of NACCO securities. In addition, directors and executive officers may not hold NACCO securities in margin accounts. These prohibitions protect against speculative trading by our directors and executive officers.
As noted elsewhere in this Proxy Statement, restricted shares of Class A Common that are issued to directors and executive officers of the Company for compensatory purposes are generally subject to transfer restrictions for a period of ten years from the grant date and, during that time period, the restricted shares may not be transferred, hedged or pledged. The Company does not have a policy preventing employees or directors from pledging shares of non-restricted Class A Common.

Finally, directors and executive officers may only transact in NACCO securities during approved trading windows after satisfying mandatory clearance requirements.

Communications With Directors

Our stockholders and other interested parties may communicate with our Board of Directors as a group, with the non-management directors as a group, or with any individual director by sending written communications to NACCO Industries, Inc., 5875 Landerbrook Drive, Suite 220, Cleveland, Ohio 44124-4069, Attention: Secretary. Complaints regarding accounting, internal accounting controls or auditing matters will be forwarded directly to the Chairman of the Audit Review Committee. All other communications will be provided to the individual director(s) or group of directors to whom they are addressed. Copies of all communications will be provided to all other directors. However, any communications that are considered improper for submission will not be provided to the directors. Examples of communications that would be considered improper include, without limitation, customer complaints, solicitations, communications that do not relate, directly or indirectly, to our business, or communications that relate to improper or irrelevant topics.

Audit Matters

Pre-Approval Policies and Procedures
Under our pre-approval policies and procedures, only audit, audit-related services and limited tax services will be performed by Ernst & Young LLP ("EY"), our principal independent registered public accounting firm. All such services must be pre-approved by our Audit Review Committee. For 2014, the Audit Review Committee authorized us to engage EY for specific audit, audit-related and tax services up to specified fee levels. The Audit Review Committee has delegated to the Chairman of the Audit Review Committee together with one other Audit Review Committee member the authority to approve services other than audit, review or attest services, which approvals are reported to the Audit Review Committee at its next meeting. We provide a summary of authorities and commitments at each general meeting of the Audit Review Committee. The Audit Review Committee has determined that the providing of non-audit services to us by EY may be generally incompatible with maintaining its independence. As a result, we have adopted policies limiting the services provided by our independent registered public accounting firm that are not audit or audit-related services.
Fee Information
Fees for professional services provided by our auditors included the following (in millions):

	2014	2013
Audit Fees (1)	$2.5	$2.6
Audit-Related Fees (2)	$0.1	$0
Tax Fees (3)	$0	$0
All Other Fees (4)	$0	$0
Total	$2.6	$2.6

(1) "Audit Fees" principally include services rendered by EY for the audit of our annual financial statements and internal controls; the reviews of the interim financial statements included in our Forms 10-Q and services provided in connection with statutory audits and regulatory filings with the SEC.
(2) "Audit-Related Fees" include assurance and related services rendered by EY for accounting advisory matters and audits of certain employee benefit plans.
(3) "Tax fees" are for tax compliance related services and were de minimis in 2014. EY did not provide any professional tax services during our 2013 fiscal year.
(4) No other services were performed by EY for us during the last two fiscal years.

Report of the Audit Review Committee
The Audit Review Committee oversees our financial reporting process on behalf of the Board of Directors. The Audit Review Committee is comprised solely of independent directors as defined by the SEC and described in the listing standards of the NYSE. The Audit Review Committee's responsibilities are listed on pages 4 and 5. In fulfilling its oversight responsibilities, the Audit Review Committee reviewed and discussed the audited financial statements contained in our Annual Report with Company management.

The Audit Review Committee reviewed with EY, our independent auditor, which is responsible for expressing an opinion on the conformity of our annual financial statements with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Review Committee by the standards of the Public Company Accounting Oversight Board (United States) ("PCAOB"), including PCAOB Auditing Standard No. 16, Communications With Audit Committees, the rules of the SEC, and other applicable regulations. In addition, the Audit Review Committee has discussed with EY the firm’s independence from Company management and the Company, including the matters in the letter from EY required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and considered the compatibility of non-audit services with EY's independence. The Audit Review Committee also reviewed and discussed together with management and EY the Company’s audited financial statements for the year ended December 31, 2014, and the results of management’s assessment of the effectiveness of the Company’s internal control over financial reporting and EY's audit of internal control over financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Review Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting be included in our Annual Report on Form 10-K for the year ended December 31, 2014, filed by the Company with the SEC.

RICHARD DE J. OSBORNE, Chairman

SCOTT S. COWEN	JOHN P. JUMPER JAMES A. RATNER

EXECUTIVE COMPENSATION INFORMATION
The material elements of our 2014 compensation objectives and policies as they relate to the Named Executive Officers (the "NEOs") listed in the Summary Compensation Table on page 32, are described below. This discussion and analysis should be read in conjunction with all accompanying tables, footnotes and text in the Proxy Statement.

Summary of our Executive Compensation Program

Our executive compensation program strongly ties the compensation of our NEOs to our short-term and long-term business objectives and to stockholder interests. Key elements of compensation include base salary, annual incentive compensation, long-term incentive compensation and defined contribution retirement benefits.

At our 2014 annual meeting of stockholders, NACCO again received strong support for our compensation program with over 99% of the votes cast approving our advisory vote on executive compensation. The Compensation Committee believes that this overwhelming support reinforces the philosophy and objectives of our executive compensation program.

We pay for performance. We align our executive compensation with corporate performance on both a short-term and a long-term basis. In 2014, over 82% of Mr. Rankin's target compensation and, as a group, over 68% of the NEOs' target compensation was incentive-based and "at risk" based on Company performance. (See table on page 13.) In addition, the long-term awards for Messrs. Rankin and Butler and Ms. Loveman are paid in the form of restricted shares of Class A Common which, as described in more detail on page 25, are generally subject to transfer restrictions for a period of ten years. The value of these restricted stock awards continues to be at risk based on future Company performance and continues to align the interests of these NEOs with those of our stockholders.
Other key features of our executive compensation program include:

What We Do	What We Do Not Do
Equity compensation awards for directors and NACCO employees generally must be held for 10 years - Stock awards cannot be pledged, hedged or transferred during this time	We do not provide our NEOs with employment or severance agreements or individual change in control agreements
We provide limited change in control protections that (i) accelerate the time of payment of previously vested incentive benefits and non-qualified retirement benefits and (ii) provide for pro-rata target incentive payments for the year of the change in control
We do not provide any tax gross ups except for certain relocation expenses (none have been paid to the NEOs) and in two non-qualified retirement plans that were frozen in 2007
We provide a modest level of perquisites, the majority of which are paid in cash, that are determined based on market reasonableness	We do not provide any minimum or guaranteed bonuses
We use an independent compensation consultant who does not perform any other work for the Company	Based on our annual risk assessment, the risks arising from our compensation programs are not reasonably likely to have a material adverse effect on us
We set our target compensation at the 50th percentile of our chosen benchmark and deliver compensation above or below this level when warranted by performance	We do not take into account our long-term awards when determining our defined contribution retirement benefits
We do not have any active defined benefit plans and never gave our NEOs credit for time not worked under our frozen pension plans

Compensation Discussion and Analysis

Executive Compensation Governance
The Compensation Committee of our Board of Directors and the Compensation Committees of our subsidiary boards of directors, which we refer to collectively as the Compensation Committee unless the context requires otherwise, establish and oversee the administration of our policies for compensating our employees, including our NEOs. Each Compensation Committee consists solely of independent directors. The Compensation Committee's responsibilities are listed on page 5.
Named Executive Officers for 2014
The NEOs for 2014 are listed below:

Name and Title	Employer
Alfred M. Rankin, Jr. (1) - Chairman, President and CEO of NACCO and Chairman of HBB, NA Coal and KC	NACCO
Elizabeth I. Loveman (2) - Vice President, Controller and Principal Financial Officer of NACCO	NACCO
Gregory H. Trepp (1) - President and CEO of HBB and CEO of KC	HBB
Robert L. Benson - President and CEO of NA Coal	NA Coal
J.C. Butler, Jr. (1) - Sr. Vice President-Finance, Treasurer and Chief Administrative Officer of NACCO and Sr. Vice President-Project Development & Administration and Mississippi Operations of NA Coal	NACCO

(1)	Although Messrs. Rankin, Butler and Trepp are officers of multiple companies, they were compensated solely by their designated employer.
(2) Ms. Loveman, who formerly served as our Director of Financial Reporting, was promoted to Vice President and Controller on March 5, 2014 and was again promoted to our Principal Financial Officer on June 25, 2014.

Compensation Consultants
The Compensation Committee receives assistance and advice from the Hay Group, an internationally-recognized compensation consulting firm. The Hay Group is engaged by and reports to the Compensation Committee and also provides advice and discusses compensation issues directly with management.
The Hay Group makes recommendations regarding substantially all aspects of compensation for our directors and senior management employees, including the NEOs. For 2014, the Hay Group was engaged to make recommendations regarding:

•	Board of Director compensation;

•	CEO compensation methodology;

•	Hay point levels, salary midpoints and incentive targets for all new senior management positions and/or changes to current senior management positions;

•	2014 salary midpoints, incentive compensation targets (calculated as a percentage of salary midpoint) and target total compensation for all senior management positions; and

•	2014 salary midpoints and/or range movement for all other employee positions.
All Hay point recommendations for new senior management positions and/or changes to current positions are determined by the Hay Group through the consistent application of the Hay point methodology, which is a proprietary method that takes into account the know-how, problem solving and accountability requirements of the position.
Representatives of the Hay Group attended one of the Compensation Committee meetings in 2014 and, during that meeting, consulted with the Compensation Committee in executive session without management present. The Hay Group did not provide any other services to us or the Compensation Committee in 2014. The Compensation Committee considered and assessed all relevant factors including the six factors set forth in Rule 10c-1(b)(4)(i)-(vi) under the Securities Exchange Act of 1934 (the "Exchange Act") that could give rise to a potential conflict of interest with respect to the Hay Group. Based on this review, we are not aware of any conflict of interest that has been raised by the work performed by the Hay Group.
Hay Group's All Industrials Survey - Salary Midpoint
As a starting point for setting target total compensation, the Compensation Committee directed the Hay Group to use its proprietary survey of a broad group of domestic industrial organizations ranging in size from under $150 million to over $5 billion in annual revenues (the "All Industrials survey"). For 2014, participants in the All Industrials survey included 284 parent organizations and 381 independent operating units that satisfied the Hay Group's quality assurance controls and represented almost all segments of industry, including light and heavy manufacturing, consumer products and mining.
The Compensation Committee chose this survey as its benchmark for the following reasons:

•
It provides relevant information regarding the compensation paid to employees, including senior management employees, with similar skill sets used in our industries and represents the talent pool from which we recruit.

•	The use of a broad-based survey reduces volatility and lessens the impact of cyclical upswings or downturns in any one industry that could otherwise skew the survey results in any particular year.

•	Due to our holding group structure, this survey provides internal consistency in compensation among all of our subsidiaries, regardless of industry.

•	It provides a competitive framework for recruiting employees from outside our industries.
Using its proprietary Hay point methodology, the Hay Group compares positions of similar scope and complexity with the data contained in the All Industrials survey. The Compensation Committee directs the Hay Group to derive a median salary level for each Hay point level targeted at the 50th percentile of the All Industrials survey (the "salary midpoint"). The Compensation Committee sets target compensation levels at (or slightly below) the salary midpoint determined by the Hay Group because it believes that the use of salary midpoints (i) ensures our compensation program provides sufficient compensation to attract and retain talented executives and (ii) maintains internal pay equity, without overcompensating our employees.
Because salary midpoints are based on each Hay point level, all of the employees at a particular Hay point level at a particular company generally have the same salary midpoint. The salary midpoint provided by the Hay Group is then used to calculate the total target compensation of all senior management employees, including the NEOs.
Compensation Policy and Methodology - Total Target Compensation
The guiding principle of our compensation program is the maintenance of a strong link between an employee's compensation, individual performance and the performance of the Company or the subsidiary for which the employee has responsibility. The primary objectives of our compensation program are to:

•	attract, retain and motivate talented management;

•	reward management with competitive compensation for achievement of specific corporate and individual goals;

•	make management long-term stakeholders in the Company;

•	ensure that management's interests are closely aligned with those of our stockholders; and

•	maintain consistency in compensation among all of the Company's subsidiaries.
The Compensation Committee establishes a comprehensively defined “target total compensation” amount for each senior management employee following rigorous evaluation standards to ensure internal equity. In this process, the Compensation Committee reviews “tally sheets” for the NEOs and other senior management employees that list each employee's title, Hay points and the following information for the current year, as well as that being proposed for the subsequent year:

•	Salary midpoint, as determined by the Hay Group from the All Industrials survey.

•	Cash in lieu of perquisites (if applicable).

•
Short-term incentive target dollar amount (determined by multiplying the salary midpoint by a specified percentage of that midpoint, as determined by the Compensation Committee, with advice from the Hay Group, for each salary grade).

•	Long-term incentive target dollar amount (determined in the same manner as the short-term incentive target).

•	Target total compensation which is the sum of the foregoing amounts.

•	Base salary.

In November 2013, the Compensation Committee reviewed the tally sheets for each of our NEOs to decide whether it should make changes to the 2014 compensation program. The Compensation Committee determined that the overall program continued to be consistent with our compensation objectives and did not make any material changes for 2014.
The design of our compensation program provides employees with the opportunity to earn superior compensation for outstanding results. Base salaries are set at levels appropriate to allow our incentive plans to serve as significant motivating factors. Because our program provides significantly reduced compensation for results that do not meet or exceed the established performance targets for the year, it encourages NEOs to earn incentive pay greater than 100% of target over time by delivering outstanding managerial performance.
The Compensation Committee views the various components of compensation as related but distinct. While the Compensation Committee determines the salary midpoint based on the information provided from the All Industrials survey, it generally sets base salary levels between 80% and 120% of salary midpoint (130% for Mr. Rankin). The Compensation Committee also obtains the total target incentive compensation amounts from the All Industrials survey but determines the mix of short-term and long-term incentives in its discretion, based on its decision regarding how best to motivate our employees.
The following table sets forth target total compensation for the NEOs, as recommended by the Hay Group and approved by the Compensation Committee for 2014:

Named Executive Officer	(A) Salary Midpoint ($)	(%)	(B) Cash in Lieu of Perquisites ($)(1)	(%)	(C) Short-Term Plan Target ($)	(%)	(D) Long-Term Plan Target ($)	(%)	(A)+(B)+(C)+(D) Target Total Compensation ($)
Alfred M. Rankin, Jr. (2)(3)	$427,000	17%	$20,000	1%	$469,700	18%	$1,620,465	64%	$2,537,165
Elizabeth I. Loveman (3)(4)	$226,300	56%	$8,000	2%	$79,205	20%	$91,086	22%	$404,591
Gregory H. Trepp	$619,800	33%	$34,992	2%	$433,860	23%	$805,740	42%	$1,894,392
Robert L. Benson	$588,800	33%	$35,000	2%	$412,160	23%	$765,440	42%	$1,801,400
J.C. Butler, Jr. (3)	$369,800	43%	$20,000	2%	$184,900	21%	$297,689	34%	$872,389

(1)
In addition to providing limited perquisites to a limited number of employees in unique circumstances, senior management employees are paid a fixed dollar amount of cash in lieu of perquisites. The dollar amounts provided to the NEOs in 2014 have been in effect since 2011 and were based on an analysis of the Hay Group's proprietary 2010 Benefits Report, which contained employee benefits data from 852 organizations/operating units from substantially all areas of industry. The Compensation Committee used this information to set a defined perquisite allowance for each senior management employee, based on Hay point levels. These amounts are paid in cash ratably throughout the year. This approach satisfies our objective of providing competitive total compensation to our NEOs while recognizing that perquisites are largely just another form of compensation.

(2)
In addition to serving as the Chairman, President, and CEO of the Company, Mr. Rankin also served in 2014 as the Chairman, President, and CEO of Hyster-Yale Materials Handling, Inc. ("Hyster-Yale"). Hyster-Yale is a former subsidiary of the Company that was spun-off to our stockholders in 2012 (the "Spin-Off"). As explained in more detail on page 30, consistent with the approach taken by the Compensation Committee in setting Mr. Rankin's compensation during the transition period since the Spin-Off, the Compensation Committee utlized a compensation model for Mr. Rankin for 2014 based on the Hay-recommended aggregate compensation amounts for a hypothetical CEO of a "composite NACCO/Hyster-Yale" company. After taking into consideration Mr. Rankin’s stated desire that his total compensation not be increased as a result of the Spin-Off, the Compensation Committee then reduced these amounts to 40% of the recommended aggregate levels to set Mr. Rankin's compensation for 2014.

(3)
The amounts shown include a 15% increase from the Hay-recommended long-term plan target awards that the Compensation Committee applies each year to account for the immediately taxable nature of the NACCO Long-Term Equity Plan awards. See “NACCO Long-Term Equity Plan" beginning on page 24.

(4)
Ms. Loveman was promoted twice during 2014 and received Hay point increases that resulted in increases to her salary midpoint and incentive plan targets for each promotion. The amounts shown above reflect the annualized post-promotion amounts. The pro-rated amounts she actually received for 2014 are reflected on the Summary Compensation Table on page 32.

Target total compensation is supplemented by health and welfare benefits and retirement benefits, which consist of both (i) qualified defined contribution plans and (ii) nonqualified defined contribution plans (the "Excess Plans"). Certain NEOs and other employees are also entitled to various frozen retirement benefits. In addition, the Compensation Committee may award discretionary cash and equity bonuses to employees, including the NEOs, although it rarely does so and did not do so for the NEOs in 2014.
Base Salary
The Compensation Committee fixes an annual base salary intended to be competitive in the marketplace to recruit and retain talented senior management employees. Base salary provides employees with a set amount of money during the year with the expectation that they will perform their responsibilities to the best of their abilities and in accordance with our best interests. For 2014, the Compensation Committee determined the base salary for the NEOs by taking into account their individual performance for 2013 and the relationship of their 2013 base salary to the new 2014 salary midpoint for their Hay point level. In general, base salaries are set between 80% and 120% of an employee's salary midpoint (130% for Mr. Rankin). The Compensation Committee also took into account other relevant information, including:

•	general inflation, salary trends and economic forecasts provided by the Hay Group;

•	general budget considerations and business forecasts provided by management; and

•	any extraordinary personal or corporate events that occurred during the prior year.
Employees with lower base salaries compared to their salary midpoint and/or superior performance have the potential for larger salary increases. Employees with higher base salaries compared to their salary midpoint and/or who have performed less effectively during the performance period have the potential for smaller or no salary increases.
The following table sets forth the salary midpoint and base salary determined for each NEO for 2014, as well as the percentage of increase from the 2013 base salary:

Named Executive Officer	Salary Midpoint Determined by the Hay Group ($)	Base Salary For 2014 and as a Percentage of Salary Midpoint ($)(%)		Change Compared to 2013 Base Salary (%)
Alfred M. Rankin, Jr. (1)	$427,000	$522,480	122%	5.0%
Elizabeth I. Loveman (2)	$226,300	$173,322	77%	30.8%
Gregory H. Trepp	$619,800	$537,579	87%	5.0%
Robert L. Benson	$588,800	$561,558	95%	5.0%
J.C. Butler, Jr.	$369,800	$362,944	98%	7.0%

(1)
Mr. Rankin's salary midpoint is equal to 40% of the Hay-recommended amount for a hypothetical CEO of a "composite NACCO/Hyster-Yale" company in 2014. To determine his base salary for 2014, the Compensation Committee increased his initial combined hypothetical NACCO 2013 base salary of $1,244,000 by 5.0% to $1,306,200 and reduced that amount to 40% thereof.

(2)
Ms. Loveman was promoted twice in 2014 and received Hay point adjustments and salary increases for each promotion. The base salary shown above and on the Summary Compensation Table is the pro-rated amount she actually received in 2014.

Incentive Compensation
Applicable Incentive Compensation Plans. One of the principles of our compensation program is that senior management employees, including the NEOs, are compensated based on the performance of the subsidiary for which the employee has responsibility. Due to our holding company structure, this means that the incentive compensation of the senior management employees who are employed by NACCO is based on the aggregate performance of our three subsidiaries - NA Coal, HBB and KC. The table below identifies the incentive compensation plans in which the NEOs participated during 2014:

Named Executive Officer	Incentive Compensation Plans
Alfred M. Rankin, Jr.; Elizabeth I. Loveman and J.C. Butler, Jr.	NACCO Short-Term Plan NACCO Long-Term Equity Plan
Gregory H. Trepp	HBB Short-Term Plan HBB Long-Term Plan
Robert L. Benson	NA Coal Short-Term Plan NA Coal Long-Term Plan
Overview. Our incentive compensation plans are designed to align the compensation interests of the senior management employees with our short-term and long-term interests. A significant portion of the NEOs' compensation is linked directly to the attainment of specific corporate financial and operating targets. The Compensation Committee believes that a material percentage of the NEOs' compensation should be contingent on the performance of the Company and/or the subsidiary for which they are responsible. As illustrated on the target total compensation table on page 13, over 82% of Mr. Rankin's 2014 target compensation was variable or "at risk" and tied to Company performance and, as a group, over 68% of the NEOs' target compensation was tied to Company performance. With the exception of Ms. Loveman, each of the NEO's incentive compensation payouts for 2014 exceeded the sum of his or her fixed payments (base salary plus perquisite allowance) for the year.
The performance criteria and target performance levels for the incentive plans are established within the Compensation Committee's discretion, and are based upon management's recommendations as to the performance objectives of the particular business for the year. Two types of performance targets are used in the incentive compensation plans:

•
Targets Based on Annual Operating Plans. Certain performance targets are based on forecasts contained in each subsidiary's 2014 annual operating plan ("AOP"). With respect to these targets, there is an expectation that these performance targets will be met during the year. If they are not, the participants will not receive all or a portion of the award that is based on these performance criteria. Starting in 2014, the Compensation Committee set all of the performance targets under our short-term incentive plans against the 2014 AOPs so that our employees would receive an incentive payout if they achieved AOP results in the short-term. However, the entry level and maximum payment limits under these plans were set so that employees would not be over-compensated simply for meeting AOP results.

•
Targets Based on Long-Term Goals. Other performance targets are not based on the 2014 AOPs. Rather, they are based on long-term goals established by the Compensation Committee. Because these targets are not based on the AOPs, it is possible in any given year that the level of expected performance may be above or below the specified performance target for that year. The performance targets under our long-term plans are based on long-term corporate objectives. They are not based on targets established by management and contained in our five-year long-range business plan (although there is a connection between them). These targets represent Company performance that the Compensation Committee believes we should deliver over the long-term, not the performance that is expected in the current year or the near term.

Design of Incentive Program: Use of ROTCE to Establish Maximum Payment Pools. Code Section 162(m) provides that we may not deduct compensation of more than $1 million that is paid to any NEO (other than Ms. Loveman) for federal income tax purposes unless that compensation is “qualified performance-based compensation.” Among other requirements, the performance-based exception to Code Section 162(m) requires that deductible compensation be paid under a plan that has been approved by our stockholders. We previously obtained stockholder approval of the following incentive plans that provide benefits to the NEOs (the "162(m) Plans"):

•	The NACCO Annual Incentive Compensation Plan (the "NACCO Short-Term Plan");

•	The NACCO Executive Long-Term Incentive Compensation Plan (the "NACCO Long-Term Equity Plan");

•	The NA Coal Annual Incentive Compensation Plan (the "NA Coal Short-Term Plan");

•	The HBB Annual Incentive Compensation Plan (the "HBB Short-Term Plan"); and

•	The HBB Long-Term Incentive Compensation Plan (the "HBB Long-Term Plan").
We are seeking re-approval from our stockholders of the NA Coal Short-Term Plan and the HBB Long-Term Plan at this Annual Meeting for awards granted on or after January 1, 2015.
For each 162(m) Plan, we establish a payment pool based on actual results against a pre-established return on total capital employed ("ROTCE") performance target that is designed to meet the requirements of qualified performance-based compensation under Code Section 162(m). The Compensation Committee believes that use of ROTCE performance measures align the executives' interests with those of our stockholders.
A minimum ROTCE target must be met in order for any payment to be permitted, and any payment pool to be created, under a particular 162(m) Plan. A maximum ROTCE target establishes the maximum limit, and a maximum payment pool, for awards that can be paid to each covered employee under Code Section 162(m) under a particular 162(m) Plan for the 2014 performance period. ROTCE is calculated as follows:
Earnings Before Interest After-Tax after adjustments
divided by
Total Capital Employed after adjustments
Earnings Before Interest After-Tax is equal to the sum of interest expense, net of interest income, less 38% for taxes, plus income from continuing operations. Total Capital Employed is equal to (i) the sum of the average debt and average stockholders' equity less (ii) average consolidated cash. For purposes of the NACCO Short-Term Plan and the NACCO Long-Term Equity Plan, average debt, stockholders' equity and consolidated cash are calculated by taking the sum of the balance at the beginning of the year and the balance at the end of each of the next twelve months divided by thirteen. ROTCE is calculated from the Company or subsidiary financial statements using average debt, average stockholders' equity and average cash based on the sum of the balance at the beginning of the year and the balance at the end of each quarter divided by five, which is then adjusted for any non-recurring or special items.
The same ROTCE target was used under the NACCO Short-Term Plan and NACCO Long-Term Equity Plan for 2014. For this purpose, ROTCE was calculated as follows:

2014 NACCO income/(loss) from continuing operations	$(38.12)
Plus: 2014 Interest expense, net	7.26
Less: Income taxes on 2014 interest expense	(2.74)
Earnings/(loss) Before Interest After-Tax	$(33.60)

2014 Average stockholders' equity (12/31/2013 and each of 2014's quarter ends)	$276.19
2014 Average debt (12/31/2013 and each of 2014's quarter ends)	226.50
Less: 2014 Average cash (12/31/2013 and each of 2014's quarter ends)	(66.12)
Total Capital Employed	$436.57

ROTCE (Before Adjustments)	(7.7)%

Plus: Adjustments to Earnings Before Interest After-Tax	$74.53
Plus: Adjustments to Total Capital Employed	$(1.69)

NACCO Adjusted Consolidated ROTCE	9.4%
Adjustments to the ROTCE calculation are for non-recurring or special items that were established by the Compensation Committee at the time the ROTCE targets are set. For 2014, the ROTCE adjustments related to (i) the after-tax impact of subsidiary acquisition, disposition or related costs and expenses and (ii) the after-tax impact of the following costs or expenses only if they were in excess of the amounts included in the 2014 annual operating plans:

•	any tangible or intangible asset impairment;

•	subsidiary restructuring costs including reduction in force and inventory liquidation charges;

•	costs attributable to the earn out in the purchase agreement relating to NA Coal's acquisition of the Reed Minerals operations in 2012;

•	subsidiary strategic initiative costs, certain management fees and patent infringement litigation costs;

•	environmental expenses or asset retirement obligations and early lease termination expenses; and

•	costs relating to changes in laws and regulations.
The Compensation Committee determined that these items were incurred in connection with improving our operations and, as a result, these items should not adversely affect incentive payments, as the actions or events were beneficial to us or were generally not within the employees' control. Similar ROTCE calculations (and adjustments) were made under the subsidiary 162(m) Plans in 2014.
For 2014, final ROTCE results under the 162(m) Plans resulted in the following maximum payment pools being available under the 162(m) Plans:

162(m) Plan	2014 Consolidated ROTCE Target (1)	2014 Adjusted ROTCE Result	2014 Maximum Payment Percentage
NACCO Short-Term Plan	3.5%	9.4%	150.0%
NACCO Long-Term Equity Plan (2)	3.5%	9.4%	200.0%
NA Coal Short-Term Plan	5.0%	6.8%	145.0%
HBB Short-Term Plan	15.0%	32.1%	150.0%
HBB Long-Term Plan	15.0%	32.1%	150.0%

(1)
The 2014 ROTCE targets that were used in the 162(m) Plans are based on NACCO's consolidated ROTCE in the case of the NACCO incentive plans; NA Coal's consolidated ROTCE for the NA Coal Short-Term Plan and HBB's consolidated ROTCE for the HBB incentive plans. The HBB and NA Coal 2014 ROTCE targets were unchanged from those in effect in 2013. The NACCO ROTCE target was reduced from 5.0% to reflect reduced forecasted ROTCE results for 2014.

(2)
The general rule is that the cash-denominated awards under the NACCO Long-Term Equity Plan may not exceed 200% of the target award levels. However, since a portion of the awards payable under the NACCO Long-Term Equity Plan is based on the unlimited payout percentage under the NA Coal Long-Term Plan (as described in further detail beginning on page 23), the portion of the award under the NACCO Long-Term Plan that is attributable to NA Coal performance may not exceed 300% of the target award level.

The Compensation Committee then exercises “negative discretion” under the 162(m) Plans by considering the results of underlying financial and operating performance measures for each subsidiary to determine the final incentive compensation payment for each participant. These underlying financial and operating performance measures are listed in the incentive compensation tables beginning on page 18 and reflect the achievement of specified business goals for 2014 (for those targets that are based on the AOPs) or for future years (for those targets that are based on long-term goals). See “Deductibility of Executive Compensation” on page 28 for additional information about our philosophy on structuring our incentive compensation plans for tax purposes.
Incentive Compensation Tables. When reviewing the incentive compensation tables beginning on page 18, the following factors should be considered:

•
The applicable incentive compensation plan, performance objectives and targets and payout percentages are different for each NEO, depending on his or her employer. The Compensation Committee considered the factors described under “Incentive Compensation - Overview" beginning on page 15 to set the underlying performance criteria and target performance levels for the 2014 incentive compensation awards. The particular performance criteria for 2014 were chosen because they were believed to have a positive correlation with long-term stockholder returns.

•
In calculating the final performance results, adjustments were made for various items incurred in connection with improving our operations, consistent with the adjustments listed for the ROTCE calculation above.

•
Achievement percentages are based on the formulas contained in underlying performance guidelines adopted annually by the Compensation Committee for each incentive plan. The formulas do not provide for straight-line interpolation from the performance target to the maximum payment target.

•
Target awards for each executive are equal to a specified percentage of the executive's 2014 salary midpoint, based on the number of Hay points assigned to the position and the appropriate level of incentive compensation targets recommended by the Hay Group and adopted by the Compensation Committee at that level. The Compensation Committee then increases the target awards under the NACCO Long-Term Equity Plan by 15% to account for the immediately taxable nature of the award.

•	The plans have a one-year performance period. However, the Compensation Committee suspended the KC long-term plan for 2014.

•	Final awards are determined after year-end by comparing actual performance to the pre-established performance targets that were set by the Compensation Committee.

•
The Compensation Committee, in its discretion, may decrease or eliminate awards. For participants other than the NEOs in the 162(m) Plans, the Compensation Committee, in its discretion, may also increase awards and may approve the payment of awards where business unit performance would otherwise not meet the minimum criteria set for payment of awards, although it rarely does so.

•
Short-term plan awards are paid annually in cash. Except for earlier payments in the case of retirements and other limited circumstances, HBB Long-Term Plan awards are paid in cash after a three-year holding period and NA Coal Long-Term Plan awards are paid in cash after a ten-year holding period. NACCO Long-Term Equity Plan awards are paid annually in a combination of cash and restricted shares of Class A Common. The restricted shares are generally subject to a ten-year holding period.

•	All awards are fully vested when granted, with the exception of awards issued under the NA Coal Long-Term Plan which are not vested until paid.

•	Due to the nature of the NA Coal and HBB Long-Term Plans, the awards and payments under the plans are also required to be described in the Nonqualified Deferred Compensation Table on page 37.
Short-Term Incentive Compensation
For 2014, the short-term plans were designed to provide target short-term incentive compensation to the NEOs of between 35% and 110% of salary midpoint, depending on the NEO's position. The following table shows the short-term target awards and payouts approved by the Compensation Committee for each NEO for 2014:

Named Executive Officer and Short-Term Plan	(A) 2014 Salary Midpoint ($)	(B) Short-Term Plan Target as a % of Salary Midpoint (%)	(C) = (A)x(B) Short-Term Plan Target ($)	(D) Short-Term Plan Payout (%) (1)	(E) = (C) x (D) Short-Term Plan Payout ($)	(F) = (E)/(A)Short-Term Plan Payout as a % of Salary Midpoint (%)
Alfred M. Rankin, Jr. (NACCO Short-Term Plan)(2)	$427,000	110%	$469,700	74.2%	$348,517	81.62%
Elizabeth I. Loveman (3) (NACCO Short-Term Plan)	$226,300	35%	$79,205	74.2%	$48,864	21.59%
Gregory H. Trepp (HBB Short-Term Plan)	$619,800	70%	$433,860	117.1%	$508,050	81.97%
Robert L. Benson (NA Coal Short-Term Plan)	$588,800	70%	$412,160	19.8%	$81,603	13.86%
J.C. Butler, Jr. (NACCO Short-Term Plan)	$369,800	50%	$184,900	50.5%	$93,375	25.25%

(1)	Refer to the tables below for detailed calculations of the 2014 payout percentages for each short-term plan. Mr. Benson's actual payout percentage was 19.79886%.

(2)	Mr. Rankin's short-term plan target is equal to 40% of the Hay-recommended amount of $1,174,250 for a hypothetical CEO of a "composite NACCO/Hyster-Yale" company in 2014.

(3)
Ms. Loveman was promoted twice in 2014 and received corresponding Hay point adjustments and increased short-term targets for each promotion. The amounts shown in Columns (A) and (C) above are the annualized amounts as of June 25, 2014, the date of her last promotion. The amount shown in Column (E) above and on the Summary Compensation Table is the pro-rated amount she actually received for 2014.

The following tables show the performance criteria established by the Compensation Committee for 2014 under the Company's short-term incentive plans to determine final incentive compensation payments for the NEOs.
HBB Short-Term Plan for Mr. Trepp:

Performance Criteria	(A) Weighting	Performance Target	Performance Result	(B) Achievement Percentage	(A) x (B) Payout Percentage
HBB Adjusted Net Income	20%	$23,726,143	$26,503,007	150.0%	30.0%
HBB Adjusted Net Sales	40%	$572,438,553	$567,219,360	92.2%	36.9%
HBB Adjusted ROTCE	20%	30.0%	33.3%	133.0%	26.6%
HBB Adjusted Operating Profit Margin	20%	6.9%	7.3%	118.2%	23.6%
Final Payout Percentage - HBB					117.1%	(1)

(1)
The Compensation Committee added an additional performance target to the HBB Short-Term Plan for 2014. Unless HBB's Adjusted Operating Profit Margin exceeded 4% for the year, the final payout percentage under the plan would be reduced by up to 40% from the amount otherwise determined under the formula shown above. This target acts as an additional control which was designed to reflect the Compensation Committee's view that full incentive compensation payments should not be paid if HBB does not meet a minimum Operating Profit Margin threshold for the year. Because HBB's Adjusted Operating Profit Margin exceeded 4% in 2014, no reduction occurred.

NA Coal Short-Term Plan For Mr. Benson:

Performance Criteria	(A) Weighting	Performance Target	Performance Result	(B) Achievement Percentage	(A) x (B) Payout Percentage
NA Coal Adjusted Net Income	50%	$25,449,717	$0	—%	—%	(1)
NA Coal New Project Development	30%	—	—	103.0%	30.9%	(2)
NA Coal Adjusted Consolidated Operations ROTCE	20%	1.7%	(5.2)%	—%	—%	(3)
Payout Percentage - NACoal					30.9%	(4)
Final Payout Percentage - Mr. Benson					19.8%	(4)

(1)
The Compensation Committee utilized negative discretion to reduce the performance result and payout percentage under this performance factor to zero for 2014 due to the impact the long-lived asset impairment charges taken at the Reed Minerals mining operations had on NA Coal's 2014 net income results.

(2)
We do not disclose the NA Coal New Project Development goals or targets due to their competitively sensitive nature. The new project development goals are highly specific, task-oriented goals. They identify specific future projects, customers and contracts. During 2014, the following factors influenced the Compensation Committee's rating of NA Coal's performance on the New Project Development factor: The Red Hills mine significantly reduced its operating costs, which improved profitability, during two substantial planned outages at its customer's power plant. The Liberty Fuels mine continued to work with its customer to bring its project on line, and included reallocating staff and expanding the scope of its services due to customer needs.  The Coyote Creek mine meaningfully advanced the permitting, financing and development of a new lignite mine in North Dakota that will supply approximately 2.5 million tons of lignite annually.  NA Coal headquarters and mine site personnel advanced development of three new mines toward production, including identification and procurement of necessary permits, equipment and workforce personnel. Finally, NA Coal supported efforts to develop new, and influence existing and proposed regulations, in a manner that promotes NA Coal's business development efforts. NA Coal continues to explore other mining opportunities, customers and markets.

(3)
The NA Coal Consolidated Operations ROTCE performance factor for 2014 is based solely on the performance of the Mississippi Lignite Mining Company and the Reed Minerals operations. There was also an additional performance target in place under the NA Coal Short-Term Plan for 2014. Unless NA Coal's overall adjusted consolidated ROTCE (as shown on the table on page 17) exceeded 7.0% for the year, the final payout percentage under the Consolidated Operations ROTCE performance factor portion of the plan would be reduced by up to 40% of the amount otherwise determined under the formula shown above, thus ensuring that the payout under this factor would be limited unless NA Coal supplied a minimum level of return on capital to our stockholders for the year. Because there was no payout at all under this factor for 2014, this additional limitation never came into effect.

(4)
The initial payout factor under the NA Coal Short-Term Plan based on the application of the performance factors in the above-table was 30.9%. This factor was then multiplied by the sum of each participant's 2014 short-term award target, which determined the amount of a maximum payment sub-pool under the NA Coal Short-Term Plan. As required under the negative discretion guidelines adopted by the NA Coal Compensation Committee under the NA Coal Short-Term Plan, the maximum payment sub-pool was then allocated among eligible participants based on the application of a business unit performance factor (which did not apply to Mr. Benson) and an individual performance factor (110% for Mr. Benson). Application of the formula to all participants resulted in a final short-term payment percentage of 19.79886% for Mr. Benson.

NACCO Short-Term Plan. For 2014, incentive compensation under the NACCO Short-Term Plan was based on performance against specific business objectives of HBB, NA Coal and KC for the year, as identified in each subsidiary's short-term plan. As reflected in the tables below, those amounts were allocated differently for Mr. Rankin and Ms. Loveman than for Mr. Butler, because Mr. Butler spends a greater portion of his time performing services for NA Coal than our other subsidiaries:

Performance Criteria	Initial Weighting at Subsidiary Level	Weighting	(A) Payment Factor	Performance Target	Performance Result	(B) Achievement Percentage	(A) x (B) Payout Percentage
HBB Adjusted Net Income	20%	47.5%	9.50%	$23,726,143	$26,503,007	150.0%	14.3%
HBB Adjusted ROTCE	20%	47.5%	9.50%	30.0%	33.3%	133.0%	12.6%
HBB Adjusted Operating Profit Margin	20%	47.5%	9.50%	6.9%	7.3%	118.2%	11.2%
HBB Adjusted Net Sales	40%	47.5%	19.00%	$572,438,553	$567,219,360	92.2%	17.5%
HBB Total							55.6%
KC Adjusted Operating Loss	15%	5%	0.70%	$(3,934,078)	$(4,001,372)	94.6%	0.7%
KC Adjusted ROTCE	15%	5%	0.70%	(5.6)%	(5.9)%	75.0%	0.5%
KC Adjusted Gross Profit Margin (1)	15%	5%	0.80%	—	—	88.5%	0.7%
KC Adjusted Operating Profit Margin	15%	5%	0.80%	(2.2)%	(2.3)%	91.7%	0.7%
KC Adjusted Net Sales	40%	5%	2.00%	$180,379,900	$170,726,253	64.0%	1.3%
KC Total (2)							3.9%
NA Coal Adjusted Net Income	50%	47.5%	23.70%	$25,449,717	$0	—%	—%
NA Coal Adjusted Consolidated Operations ROTCE	20%	47.5%	9.50%	1.7%	(5.2)%	—%	—%
NA Coal New Project Development	30%	47.5%	14.30%	—	—	103.0%	14.7%
NA Coal Total							14.7%
Final Payout Percentage - Mr. Rankin and Ms. Loveman							74.2%

(1)
The NACCO Short-Term Plan tables do not disclose the KC Adjusted Gross Profit Margin target or result due to the competitively sensitive nature of that information. For 2014, the Compensation Committee believed KC could meet this target, since it was designed to be reasonably achievable with strong management performance.

(2)
The Compensation Committee added an additional performance target to the KC Short-Term Plan for 2014. Unless KC's Adjusted Operating Profit Margin exceeded (-3.2%) for the year, the final payout percentage under the plan would be reduced by up to 40% of the amount otherwise determined under the formula shown above. This target acts as an additional control which was designed to reflect the Compensation Committee's view that full incentive compensation payments should not be paid if KC does not meet a minimum Operating Profit Margin threshold for the year. Since KC's Adjusted Operating Profit Margin met this threshold, no reduction occurred.

Performance Criteria	Initial Weighting at Subsidiary Level	Weighting	(A) Payment Factor	Performance Target	Performance Result	(B) Achievement Percentage	(A) x (B) Payout Percentage
HBB Adjusted Net Income	20%	20%	4.00%	$23,726,143	$26,503,007	150.0%	6.0%
HBB Adjusted ROTCE	20%	20%	4.00%	30.0%	33.3%	133.0%	5.3%
HBB Adjusted Operating Profit Margin	20%	20%	4.00%	6.9%	7.3%	118.2%	4.7%
HBB Adjusted Net Sales	40%	20%	8.00%	$572,438,553	$567,219,360	92.2%	7.4%
HBB Total							23.4%
KC Adjusted Operating Loss	15%	5%	0.70%	$(3,934,078)	$(4,001,372)	94.6%	0.7%
KC Adjusted ROTCE	15%	5%	0.70%	(5.6)%	(5.9)%	75.0%	0.5%
KC Adjusted Gross Profit Margin	15%	5%	0.80%	—	—	88.5%	0.7%
KC Adjusted Operating Profit Margin	15%	5%	0.80%	(2.2)%	(2.3)%	91.7%	0.7%
KC Adjusted Net Sales	40%	5%	2.00%	$180,379,900	$170,726,253	64.0%	1.3%
KC Total							3.9%
NA Coal Adjusted Net Income	50%	75%	37.50%	$25,449,717	$0	—%	—%
NA Coal Adjusted Consolidated Operations ROTCE	20%	75%	15.00%	1.7%	(5.2)%	—%	—%
NA Coal New Project Development	30%	75%	22.50%	—	—	103.0%	23.2%
NA Coal Total							23.2%
Final Payout Percentage - Mr. Butler							50.5%
Long-Term Incentive Compensation
In General. The purpose of our long-term incentive compensation plans is to enable senior management employees to accumulate capital through future managerial performance, which the Compensation Committee believes contributes to the future success of our businesses. Our long-term incentive plans require long-term commitment on the part of our senior management employees, and cash withdrawals or stock sales are generally not permitted for a number of years. Rather, the awarded amount is effectively invested in the Company for an extended period which encourages our executives to focus on our long-term profitability and which strengthens the tie between stockholders' and the NEOs' long-term interests.
Those individual NEOs who have a greater impact on our long-term strategy receive a higher percentage of their compensation as long-term compensation. Except in the case of adjustments made under the NA Coal Long-Term Plan as described on page 24, the Compensation Committee does not consider an NEO's long-term incentive awards for prior periods when determining the value of a long-term incentive award for the current period because it considers those prior awards to represent compensation for past services. The Compensation Committee limits the award of equity-based compensation to certain senior executives at NACCO headquarters.
For 2014, the long-term plans were designed to provide target long-term incentive compensation to the NEOs of between 35% and 330% (increased by 15% for participants in the NACCO Long-Term Equity Plan as described below), depending on the NEO's position. The table below shows the long-term target awards and payouts approved by the Compensation Committee for each NEO for 2014:

Named Executive Officer and Long-Term Plan	(A) Salary Midpoint ($)	(B) Long-Term Plan Target as a Percentage of Salary Midpoint ($)(1)	(C)= (A)x(B) Long-Term Plan Target ($)	(D) 2014 Long-Term Plan Payout (%)(2)	(E)=(C)x(D) Cash-Denominated Long-Term Plan Payout ($)(3)(4)	(F)=(E)/(A) Cash-Denominated Long- Term Plan Payout as a Percentage of Salary Midpoint (%)	(G) Fair Market Value of Long-Term Plan Payout ($) (3)(4)
Alfred M. Rankin, Jr. (5) (NACCO Long-Term Equity Plan)	$427,000	379.5%	$1,620,465	129.4%	$2,096,882	491.07%	$1,411,697
Elizabeth I. Loveman (6) (NACCO Long-Term Equity Plan)	$226,300	40.25%	$91,086	129.4%	$74,783	33.05%	$50,337
Gregory H. Trepp (HBB Long-Term Plan)	$619,800	130%	$805,740	113.4%	$913,709	147.42%	N/A
Robert L. Benson (NA Coal Long-Term Plan)	$588,800	130%	$765,440	145.4%	$1,112,950	189.02%	N/A
J.C. Butler, Jr. (NACCO Long-Term Equity Plan)	$369,800	80.5%	$297,689	137.4%	$409,025	110.61%	$275,357

(1)
The target percentages for participants in the NACCO Long-Term Equity Plan include a 15% increase from the Hay-recommended long-term plan target awards that the Compensation Committee applies each year to account for the immediately taxable nature of the NACCO Long-Term Plan awards. See “NACCO Long-Term Equity Plan" beginning on page 24.

(2)	Refer to the tables below for detailed calculations of the 2014 payout percentages for each long-term plan.

(3)
Awards under the NA Coal and HBB Long-Term Plans are each calculated and paid in dollars. There is no difference between the amount of the cash-denominated awards and the fair market value of the awards under those plans.

(4)
Awards under the NACCO Long-Term Equity Plan are initially denominated in dollars. The amounts shown in columns (C) and (E) reflect the dollar-denominated target and actual awards. This is the amount that is used by the Compensation Committee when analyzing the total compensation of the NEOs who receive equity compensation. The dollar-denominated awards are then paid to the participants in a combination of cash (approximately 35%) and restricted shares of Class A Common (approximately 65%). The amount shown in column (G) is the sum of (i) the cash distributed and (ii) the grant date fair value of the stock that was distributed for the 2014 NACCO Long-Term Equity Plan awards. This amount is computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("FASB ASC Topic 718"). See Note (2) to the consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2014 for more information regarding the accounting treatment of our equity awards. This is the same amount that is disclosed in the Summary Compensation Table on page 32. The shares were valued on the date on which the NACCO Long-Term Equity Plan awards were approved by the Compensation Committee. The difference in the amounts disclosed in columns (E) and (G) is due to the fact that the number of shares issued was calculated using the formula share price of $54.544 (explained on page 24), while the grant date fair value was calculated using $56.495, which is the average of the high and low share price on the date the shares were granted. As permitted under the NACCO Long-Term Equity Plan, at the time the stock awards were issued, Mr. Rankin and Ms. Loveman surrendered a portion of their shares to the Company to pay for additional tax withholding obligations associated with the award as described in further detail in the Stock Vested table on page 35.

(5)
Mr. Rankin's long-term plan target is equal to 40% of the Hay-recommended amount of 330% (increased by 15% to 379.5%) of $1,067,500 ($4,051,162) that would apply to a hypothetical CEO of a "composite NACCO/Hyster-Yale" company in 2014.

(6)
Ms. Loveman was promoted twice in 2014 and received corresponding Hay point adjustments and increased long-term targets for each promotion. The amounts shown in Columns (A) and (C) above are the annualized amounts as of June 25, 2014. The amounts shown in Columns (E) and (G) above and on the Summary Compensation Table are the pro-rated amounts she actually received for 2014.

The terms of, and 2014 payout calculations for, each long-term plan are described below.
HBB Long-Term Plan for Mr. Trepp. HBB Long-Term Plan awards are subject to the following rules:

•	The grant date of the award is the January 1st following the end of the award year.

•
Awards approved by the Compensation Committee are credited to separate sub-accounts established for each participant for each award year. The sub-accounts are credited with 2% interest during the year. After year-end, while a participant remains actively employed, additional interest is credited based on a formula that takes into account the final payout percentage under the HBB Long-Term Plan for the year, with a maximum of 14%.

•	Each sub-account is paid at the earliest of death, disability, retirement, change in control or on the third anniversary of the grant date of the award.
The following table shows the information for awards granted under the HBB Long-Term Plan to Mr. Trepp for 2014:

Performance Criteria	(A) Weighting	Performance Target(1)	Performance Result(1)	(B) Achievement Percentage	(A) x (B) Payout Percentage
HBB Adjusted Long-Term Net Sales	50%	—	—	102.7%	51.4%
HBB Adjusted Long-Term Operating Profit Margin	50%	—	—	123.9%	62.0%
Final Payout Percentage - HBB					113.4%	(2)

(1)
The Compensation Committee reduced the number of performance goals under the HBB Long-Term Plan in 2014 to two financial metrics - net sales and operating profit margin. The use of these metrics reflects our renewed focus on increasing profitability at HBB over the long-term. We do not disclose the long-term HBB net sales or operating profit margin targets or results because they would reveal competitively sensitive long-term financial information, as well as our long-range business plans, to our competitors. The Compensation Committee believed HBB could meet the 2014 targets since they were designed to be reasonably achievable with strong management performance.

(2)
The additional Adjusted Operating Profit Margin performance target described in footnote (1) to the HBB Short-Term Plan table on page 19 also applied to the HBB Long-Term Plan in 2014. As stated therein, because HBB's Adjusted Operating Profit Margin exceeded that threshold, HBB Long-Term Plan payouts were not reduced for 2014.

NA Coal Long-Term Plan for Mr. Benson. The NA Coal Long-Term Plan has a ten-year term and is in effect from 2006 through 2015. The plan uses economic value of income of current and new projects as the performance criteria because the NA Coal Compensation Committee believes it is a more accurate reflection of the rate of return in NA Coal's business, where a substantial portion of revenue is based on long-term contracts and projects. Due to the unique nature of the NA Coal Long-Term Plan, there is no limit on the amount of the awards granted under the plan for an award term. As described below, awards under the NA Coal Long-Term Plan generally have a holding period of ten years.

NA Coal Long-Term Plan awards are based on a formula consisting of three component targets: New Project Factor (40%); Annual Factor (30%); and Cumulative Factor (30%). Each of these components is described in detail below.

•
New Project Factor. When the plan was established in 2006, the NA Coal Compensation Committee set a target dollar level of the “present value appreciation” that was to be earned by new projects obtained during the entire ten-year plan term. At the time this target dollar level was established, the Compensation Committee believed that it was reasonably achievable over the ten-year plan term with strong management performance. Value appreciation for a new project is determined based on the economics of the project. For example, the present value appreciation will be determined based on the forecasted net income and cost of capital over the life of the contract (which could be 40 years) based on the contract terms, including a present value calculation over the life of the contract. During the year the new project comes into existence, the value appreciation of that project for the ten-year term of the NA Coal Long-Term Plan (or the remainder thereof) is taken into account under the new project factor portion of the NA Coal Long-Term Plan and compared to the target that was initially set by the Committee in 2006.

•
Annual Factor. When the plan was established, the NA Coal Compensation Committee listed each NA Coal project that was in effect at that time. Using the existing contractual terms for each project, as shown in NA Coal's five-year business plan that was in effect in 2006 and forecasting the results out for another five years, the Compensation Committee established annual net income targets and forecasted capital expenditure targets for each project for each year from 2006 through 2015. Each year, the Committee compares the actual net income and actual capital charges for each project against these previously established targets to determine whether the pre-established targets have been satisfied. As new projects are entered into, they are added to this calculation based on the financial projections that were provided by management when the project was approved by the NA Coal board of directors.

•
Cumulative Factor. When the plan was established, the Compensation Committee used the same five-year business plan and forecasting for the same projects to establish cumulative net income targets and cumulative forecasted capital expenditure targets for the same projects for each year during the ten-year term of the plan. Each year, the Committee compares the actual cumulative net income and actual capital charges for each project (including new projects added during the term) against these previously established targets to determine whether the pre-established targets have been satisfied.

If the NA Coal Compensation Committee determines in any year (an "Adjustment Year") that a new project has provided significantly less net income appreciation than originally expected, then the amount of any prior award previously attributed to that project as the result of a prior year's New Project Factor will reduce the New Project Factor in the Adjustment Year (the "New Project Adjustment"). If the New Project Adjustment is large enough, it is possible for participants to receive negative awards in a given year, which will reduce their outstanding account balances under the NA Coal Long-Term Plan.
The final awards are then credited to participants' accounts under the NA Coal Long-Term Plan. Account balances are credited with interest based on the average monthly rate of ten-year U.S. Treasury notes. Participants become vested in their accounts at the rate of 20% per year, commencing with the first year in which they are granted an award target. However, participants are automatically 100% vested on the earliest of (i) December 31, 2015; (ii) a change in control; (iii) termination of employment on account of death or disability; or (iv) retirement at or after age 55 with at least ten years of service.
The account balance is payable in cash from general assets of NA Coal (or its applicable subsidiary) upon the earliest of the dates described in the prior paragraph; provided that awards attributable to the Liberty Fuels Kemper County Project (the "Liberty Fuels Project") are subject to the special payment rules and conditions described in the plan.
The 2014 award for Mr. Benson under the NA Coal Long-Term Plan was based on the performance criteria and final performance results shown in the following table:

Performance Criteria	Weighting	Payout Percentage
New Project Factor	40%	145.4%
Annual Factor	30%	—%
Cumulative Factor	30%	—%
Final Payout Percentage (1)		145.4%

(1)
This table does not disclose the NA Coal Long-Term Plan performance targets or results due to the competitively sensitive nature of that information. While we describe NA Coal's publicly-known new projects under the NA Coal Short-Term Plan on page 19, this award relates solely to the second Liberty Fuels Project award. This second award was granted in 2014 under the special timing rules of the NA Coal Long-Term Plan as a result of the issuance of the certificate of public convenience and necessity for the project by the Mississippi Public Service Commission and the termination of related litigation in 2014.

NACCO Long-Term Equity Plan. Target awards under the NACCO Long-Term Plan are initially expressed in a dollar amount equal to a percentage of the participant's salary midpoint based on the number of Hay points assigned to the executive's position and the long-term incentive compensation targets for that Hay point level recommended by the Hay Group and adopted by the Compensation Committee. The Compensation Committee then increases these amounts by 15% to account for the immediately taxable nature of the equity awards.
For 2014, approximately 65% of the awards was distributed in shares of restricted stock, with the remaining 35% being distributed in cash to approximate initially the income tax withholding obligation for the stock. The actual number of shares of stock issued is determined by taking the dollar value of the stock component of the award and dividing it by a formula share price. For this purpose, the formula share price is calculated as the lesser of:

•
The average closing price of our Class A Common stock on the NYSE at the end of each week during the prior calendar year (2013) (or such other previous calendar year as determined by the Compensation Committee no later than the 90th day of the performance period) - which was $58.281; or

•	The average closing price of our Class A Common stock on the NYSE at the end of each week during the 2014 performance period - which was $54.544.

Participants have all of the rights of a stockholder, including the right to vote and receive dividends upon receipt of the shares. The full amount of the award, including the fair market value of the restricted shares on the date of grant, is fully taxable to the participant. However, the award shares are subject to transfer restrictions for a period of ten years from the last day of the performance period. The transfer restrictions may lapse earlier in the event of (i) the participant's death or permanent disability; or (ii) five years (or earlier with the approval of the Compensation Committee) from the date of retirement. The Compensation Committee has the right to release the restrictions at an earlier date, but rarely does so except in the case of the release of a limited number of shares for the payment of educational and medical expenses, as permitted under the terms of the plan. No early release requests have been requested by or granted to the NEOs.
Any gain participants realize in the long-run from awards that are issued under the NACCO Long-Term Equity Plan depends on what management does to drive the financial performance of the Company and increase the stock price. This is because the restricted shares of Class A Common that are awarded under the NACCO Long-Term Equity Plan generally may not be transferred for ten years following the last day of the award year. During the holding period, the ultimate value of the shares is subject to change based on the value of the shares of stock. The value of the award is enhanced as the value of the stock increases or is reduced as the value of the stock decreases. Thus, the awards provide the executives with an incentive over the ten-year period to increase the value of the Company, which is expected to be reflected in the increased value of the stock awarded. The Compensation Committee believes that this encourages our executives to maintain a long-term focus on our profitability, which is also in the Company's best interests.
As a result of the annual equity grants under the NACCO Long-Term Equity Plan and the corresponding transfer restrictions, the number of shares of stock that an executive holds generally increases each year. Consequently, NACCO executives will continue to have or accumulate exposure to long-term Company performance notwithstanding any short-term changes in the price of shares of Class A Common. This increased exposure strongly aligns the long-term interests of our NEOs with those of other stockholders.
For 2014, the incentive compensation under the NACCO Long-Term Equity Plan was based on performance against specific business objectives of HBB and NA Coal for the year, as identified in each subsidiary's long-term plan. As reflected on the tables below, those amounts were allocated differently for Mr. Rankin and Ms. Loveman than for Mr. Butler, because Mr. Butler spends a greater portion of his time performing services for NA Coal than our other subsidiaries.

Performance Criteria	(A) Initial Weighting Subsidiary Level	(B) Weighting	(C) = (A) x (B) Payment Factor	Performance Target	Performance Result	(D) Achievement Percentage	(E) = (C) x (D) Payout Percentage
HBB Adjusted Long-Term Operating Profit Margin	50%	50%	25.00%	—	—	102.7%	25.7%
HBB Adjusted Long-Term Net Sales	50%	50%	25.00%	—	—	123.9%	31.0%
HBB Total							56.7%
NA Coal Annual Factor	30%	50%	15.00%	—	—	—	—%
NA Coal Cumulative Factor	30%	50%	15.00%	—	—	—	—%
NA Coal New Project Factor	40%	50%	20.00%	—	—	—	72.7%
NA Coal Total							72.7%
Final Payout Percentage - Mr. Rankin and Ms. Loveman							129.4%

Performance Criteria	(A) Initial Weighting Subsidiary Level	(B) Weighting	(C) = (A) x (B) Payment Factor	Performance Target	Performance Result	(D) Achievement Percentage	(E) = (C) x (D) Payout Percentage
HBB Adjusted Long-Term Operating Profit Margin	50%	25%	12.50%	—	—	102.7%	12.8%
HBB Adjusted Long-Term Net Sales	50%	25%	12.50%	—	—	123.9%	15.5%
HBB Total							28.3%
NA Coal Annual Factor	30%	75%	22.50%	—	—	—	—%
NA Coal Cumulative Factor	30%	75%	22.50%	—	—	—	—%
NA Coal New Project Factor	40%	75%	30.00%	—	—	—	109.1%
NA Coal Total							109.1%
Final Payout Percentage - Mr. Butler							137.4%

Other Compensation of Named Executive Officers
Discretionary Restricted Stock Awards. The Company also maintains the NACCO Industries, Inc. Supplemental Executive Long-Term Incentive Bonus Plan (the "Supplemental Equity Plan"), which gives the Compensation Committee the flexibility to provide additional discretionary equity compensation. The Compensation Committee did not grant any awards under this plan for services performed in 2014.

Discretionary Cash Bonuses. The Compensation Committee has the authority to grant, and has from time to time granted, discretionary cash bonuses to employees, including the NEOs, in addition to the incentive compensation described above. The Compensation Committee uses discretionary cash bonuses to reward substantial achievement or superior service to the Company and/or its subsidiaries, particularly when such achievement or service is not reflected in the performance criteria established under our incentive plans. No discretionary cash bonuses were awarded to the NEOs for 2014 performance.
Retirement Plans. The material terms of our retirement plans are described below and in the Pension Benefits Table and the Nonqualified Deferred Compensation Table. The Company no longer provides any defined benefit pensions to any employees, including the NEOs.
We provide the NEOs and our full-time employees with defined contribution retirement benefits. Employer contributions are designed to provide employees with competitive retirement income. The Compensation Committee believes that the target level of retirement benefits gives us the ability to attract and retain talented management employees at the senior executive level and below.
With the exception of Mr. Rankin's retirement benefits, the NEOs and other senior management employees receive the same retirement benefits as all other employees who are employed by the same company. However, the benefits that are provided to the NEOs and other executive officers are provided under a combination of qualified and Excess Plans, while the benefits that are provided to other employees are provided only under qualified plans. The Excess Plans provide retirement benefits that would have been provided under the qualified plans, but that cannot be provided due to various Internal Revenue Service limits and non-discrimination requirements.
Our active retirement plans contain the following three types of benefits: (i) employee deferrals; (ii) matching (or substitute matching) benefits or "safe harbor" employer contributions; and (iii) profit sharing benefits. The compensation that is taken into account under the plans generally includes base salary and short-term incentive payments, but excludes most other forms of compensation, including long-term incentive compensation and other discretionary payments. However, short-term incentive payments are excluded under the HBB plans, except for purposes of calculating profit sharing benefits.
Under the plans, eligible employees other than Mr. Rankin may elect to defer up to 25% of compensation. Mr. Rankin no longer defers any compensation under the retirement plans. The NEOs received employer matching contributions under the following formulas for 2014:

•	Mr. Rankin: 5% of compensation, regardless of amount contributed

•	Messrs. Butler and Benson and Ms. Loveman: a 5% match on the first 5% of before-tax contributions

•	Mr. Trepp: 3% employer safe-harbor contribution, regardless of amount contributed.

Eligible employees also receive a profit sharing contribution equal to a specified percentage of compensation. Mr. Rankin's formula and the HBB formula also take into account the employee's age and company performance for the year. As applied to the NEOs in 2014, the range of profit sharing contributions under each applicable formula were:

•	Mr. Rankin: between 7.00% and 16.35% of compensation

•	Messrs. Butler and Benson and Ms. Loveman: 6.0% of compensation

•	Mr. Trepp: between 4.40% and 9.00% of compensation.
The NEOs are each 100% vested in their retirement benefits. Benefits under the qualified plans are payable at any time following a termination of employment. Participants have the right to invest their qualified plan account balances among various investment options that are offered by the plans' trustee. Participants can elect various forms of payment including lump sum distributions and installments.
Under the Excess Plans:

•
participants' account balances, other than excess profit sharing benefits, are credited with interest during the year based on the rate of return of the Vanguard RST fixed income fund, which is one of the investment funds under the qualified plans (14% maximum) but no interest is credited on excess profit sharing benefits;

•
the amounts credited under the Excess Plans each year are paid prior to March 15th of the following year to avoid regulatory complexities and eliminate the risk of non-payment to the executives based on the unfunded nature of the Excess Plans; and

•
the amounts credited under the Excess Plans (other than the portion of the employee deferrals that are in excess of the amount needed to obtain a full employer matching contribution) are increased by 15% to reflect the immediately taxable nature of the payments.

We also maintain accounts for certain NEOs under deferred compensation plans that were frozen in 2007:

•
Mr. Rankin. Mr. Rankin has accounts under The NACCO Industries, Inc. Unfunded Benefit Plan (the "Frozen NACCO Unfunded Plan") and the Retirement Benefit Plan for Alfred M. Rankin, Jr. (the "Frozen CEO Plan").

•	Mr. Benson. Mr. Benson has an account under The North American Coal Corporation Deferred Compensation Plan for Management Employees (the "Frozen NA Coal Unfunded Plan").
The accounts under the Frozen NACCO Unfunded Plan, the Frozen CEO Plan and the Frozen NA Coal Unfunded Plan (collectively, the "Frozen Retirement Plans"), are subject to the following rules:

•
The frozen accounts are credited with interest each year. For 2014, interest on all accounts was credited at the rate of 2% during the year. After year-end, certain sub-accounts were credited with interest under a ROTCE-based formula, with a maximum of 14%. The amount of the annual interest credits, increased by 15% to reflect the immediately taxable nature of the payments, is paid before March 15th of the following year.

•
The frozen accounts (including unpaid interest for the year of payment, if any) will be paid at the earlier of termination of employment (subject to a six-month delay if required under Section 409A of the Internal Revenue Code) or a change in control.

•
When the frozen accounts are paid, a determination will be made whether the highest incremental state and federal personal income tax rates in the year of payment exceed the rates that were in effect in 2008 when all other participants received their nonqualified plan payments. In the event the rates have increased, an additional tax gross-up payment will be paid to the NEO. The Compensation Committee determined that we and not the executive should bear the risk of a tax increase after 2008 because the NEOs would have received payment of their frozen accounts in 2008 were it not for the adverse cash flow and income tax impact on us. No other tax gross-ups (such as gross-ups for excise or other taxes) will be paid.

Other Benefits. All salaried U.S. employees, including the NEOs, participate in a variety of health and welfare benefit plans that are designed to enable us to attract and retain our workforce in a competitive marketplace.

Perquisites and Other Personal Benefits. Although we provide limited perquisites and other personal benefits to certain executives, we do not believe these perquisites and other personal benefits constitute a material component of the executive officer's compensation package. The modest amount of cash paid to the NEOs in lieu of perquisites in 2014 is separately disclosed in the table on page 13 and the limited non-cash perquisites are disclosed in note (5) to the Summary Compensation Table on page 32.
No Employment or Severance Agreements. None of the NEOs has an employment agreement that provides for a fixed period of employment, fixed positions or duties, or for a fixed base salary or actual or target incentive bonus.
Upon an NEO's termination of employment with us for any reason, the NEOs (and all other employees) are entitled to:

•	amounts earned during their term of employment, including earned but unpaid salary and accrued but unused vacation pay; and

•	benefits that are provided under the retirement plans, incentive plans, Excess Plans and Frozen Retirement Plans that are further described in this Proxy Statement.
There are no individual severance contracts with any of the NEOs. Upon termination of employment in certain circumstances and in accordance with the terms of the plans, the NEOs are only entitled to severance pay and continuation of certain health benefits provided under broad-based severance pay plans that are generally available to all salaried employees that provide benefits for a stated period of time based on length of service, with various maximum time periods. The Compensation Committee will consider the facts and circumstances of an NEO's separation to determine whether any material severance payment that is in excess of the amount the NEO is otherwise entitled to receive under the broad-based severance plans is appropriate.
Limited Change in Control Benefits. In order to advance the compensation objective of attracting, retaining and motivating qualified management, the Compensation Committee believes that it is appropriate to provide limited change in control protections to our employees. Our NEOs have the same protections as other senior management employees. In the event of a change in control, we provide for:

•	the payment of accrued benefits under our retirement plans;

•	the payment of vested awards for prior years under the subsidiary long-term plans that have been earned but not yet paid; and

•	the payment of a pro-rata target award under the current year's incentive plans.
The Compensation Committee believes that:

•	These change in control payment provisions are appropriate to assure payment to the executives due to the unfunded nature of the benefits provided under these plans.

•
The skills, experience and services of our key management employees are a strong factor in our success and the occurrence of a change in control transaction would create uncertainty for these employees.

•
Some key management employees would consider terminating employment in order to trigger the payment of their unfunded benefits if an immediate payment is not made when a change in control occurs and our limited change in control payment triggers are designed to encourage key management employees to remain employed during and after a change in control.

Importantly, these change in control provisions are not employment agreements and do not guarantee employment for any of the executives for any period of time. In addition, none of the change in control payments will be “grossed up” for any excise taxes imposed on the executives as a result of the receipt of payments upon a change in control.
For a further discussion of the potential payments that may be made to the NEOs in connection with a change in control, see “Potential Payments Upon Termination/Change in Control” beginning on page 35.
Tax and Accounting Implications
Deductibility of Executive Compensation. As part of its role, the Compensation Committee considers the deductibility of executive compensation under Code Section 162(m), which provides that, subject to certain exceptions, we may not deduct compensation of more than $1 million that is paid to any NEO (other than Ms. Loveman who, solely in her role as principal financial officer, is not subject to the restrictions of Code Section 162(m)). For 2014, the NACCO Long-Term Equity Plan, the NACCO Short-Term Plan, the NA Coal Short-Term Plan, the HBB Long-Term Plan and the HBB Short-Term Plan were used so that, together with steps taken by the Compensation Committee in the administration of the plans, payouts on most awards made under the plans should not count towards the $1 million cap that Code Section 162(m) imposes for purposes of federal income tax deductibility.
While the Compensation Committee intends generally for payments under certain of our incentive plans to meet the criteria for federal income tax deductibility under Code Section 162(m), such deductibility is not guaranteed and is only one of the factors considered in setting compensation. The Compensation Committee maintains the flexibility to compensate executive officers based on an overall determination of what it believes is in the best interests of the Company and its stockholders, even if all or a portion of the compensation is determined not to be deductible under applicable law.
Accounting for Stock-Based Compensation. We account for stock-based payments in accordance with the requirements of FASB ASC Topic 718. Based on FASB ASC Topic 718, the grant date of the awards under the NACCO Long-Term Equity Plan for this purpose is the date on which the award shares are issued, which occurs in the year following the year in which the shares are earned. See note (2) to the Company's audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2014 for more information regarding accounting treatment of our equity awards.
Other Policies and Considerations
Assessment of Risks in our Compensation Program. As part of its oversight, the Compensation Committee considers the impact of the Company's compensation program on the Company's risk profile. The Committee directed management to annually undertake a detailed risk assessment of our compensation programs. Each year, management, with the assistance of outside legal counsel, reviews our pay practices and incentive programs to identify any potential risks to the Company. Our pay philosophy provides an effective balance of base salary and incentive compensation; short-term and long-term performance measures; financial and, in the case of NA Coal, non-financial performance measures and allows for the use of Compensation Committee discretion. Further, the Company has policies to mitigate compensation-related risk including lengthy holding periods for long-term awards; stated payment caps; insider-trading prohibitions and independent Compensation Committee oversight. The Compensation Committee agreed with the findings of management's assessment for 2014 that (1) our compensation programs are effectively designed to help mitigate conduct that is inconsistent with building long-term value of the Company and (2) the risks arising from the Company's compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.
Stock Ownership Guidelines. While the Company encourages the executive officers to own shares of Class A Common, it does not have any formal policy requiring the executive officers to own any specified amount of Class A Common. However, the shares of Class A Common granted under the NACCO Long-Term Equity Plan generally must be held for a period of ten years, which can result in the executive officers of NACCO being required to hold a significant accumulation of Class A Common during their careers. Executive officers of the subsidiaries do not have a similar requirement as they are compensated based on the performance of the applicable subsidiary and not on the performance of the Company as a whole and, as a result, do not receive shares of Class A Common.
Role of Executive Officers in Compensation Decisions. Our management, in particular the CEO of the Company and the CEO of each subsidiary, reviews our goals and objectives relevant to the compensation of our executive officers. Mr. Rankin annually reviews the performance of each executive officer (other than his performance which is reviewed by the Compensation Committee) and makes recommendations based on these reviews, including with respect to salary adjustments and incentive compensation award amounts, to the Compensation Committee. In addition to the CEO recommendations, the Compensation Committee considers recommendations made by the Hay Group, our independent outside compensation consultant, which bases its recommendations upon an analysis of similar positions at a broad range of domestic industries, as well as an understanding of our policies and objectives, as described above. The Compensation Committee can exercise its discretion in modifying any recommended adjustments or awards to executive officers. After considering these recommendations, the Compensation Committee determines the base salary and incentive compensation levels for the executive officers, including each NEO, and any additional discretionary payments.
Executive Compensation Program for 2015 and Impact of "Say on Pay" Stockholder Vote
When setting executive compensation for 2015, the Compensation Committee took into account the results of the stockholder advisory vote on executive compensation that occurred at our 2014 annual meeting of stockholders. A substantial majority of the stockholders who voted (over 99% ) approved the compensation program described in our 2014 proxy statement. The Compensation Committee believes that this overwhelming support reinforces the philosophy and objectives of our executive compensation program and applied the same principles in determining the amounts and types of executive compensation for 2015. Our executive compensation program for 2015 was structured in a manner similar to the 2014 program.
Principal changes for 2015 include (1) modifications to salary midpoints and base salaries in view of internal considerations as well as marketplace practice as reflected in analyses, general survey data relating to salary trends and the recommendations of the Hay Group based on an updated All Industrials survey and (2) changes to certain performance measures, weightings and/or targets for the incentive compensation plans based on management recommendations as to the performance objectives of the particular business for 2015 or to better incentivize certain groups of participants.
The following additional changes have been made to our compensation program for 2015:

•
Perquisite Allowances for 2015-2017. The Hay Group updated its analysis of our cash in lieu of perquisites program. Based on this analysis, the Compensation Committee agreed to maintain current levels in effect for the NEOs and other senior executives for the next three years.

•	Suspension of KC Long-Term Plan for 2015. The Compensation Committee agreed to suspend the KC long-term incentive compensation plan again for the 2015 plan year.

•
Benchmarking Mr. Rankin's Compensation Following Termination of the Post-Transition Period for the Hyster-Yale Spin-Off. During the 27 month transition period since the Hyster-Yale Spin-Off in September, 2012, the Compensation Committee benchmarked Mr. Rankin’s compensation against that of the Hay-recommended aggregate compensation targets for a hypothetical CEO of a “composite NACCO/Hyster-Yale” company. After taking into consideration Mr. Rankin's stated desire that his total compensation not be increased as a result of the Spin-Off, the Compensation Committee then reduced these amounts to 40% of the recommended aggregate levels. The Compensation Committee determined that the post-spin transition period should end on December 31, 2014. As a result, the Compensation Committee directed the Hay Group to use the 50th percentile of the Hay All Industrials survey to reevaluate the position of a stand-alone Chairman, President and CEO of NACCO and its current subsidiaries, each of which has a full-time CEO that is devoted solely to the activities of that business, effective January 1, 2015. While the Compensation Committee agrees that the Hay-recommended amounts are appropriate for the position of a stand-alone Chairman, President and CEO of NACCO, it decided that it was still appropriate to reduce these amounts to reflect the fact that Mr. Rankin will continue to provide services to both NACCO and Hyster-Yale in 2015. After considering several alternative reduction methods, in order to provide for compensation reflective of the value of  Mr. Rankin's services to us, the Compensation Committee decided to apply a 30% reduction factor to the Hay-recommended target amounts for 2015. As a result, the Compensation Committee set Mr. Rankin's target total compensation for 2015 as follows:

2015 Mr. Rankin Target Compensation	(A) Salary Midpoint	(B) Cash in Lieu of Perquisites	(C) Short-Term Plan Target (100%)	(D) Long-Term Plan Target (287.5%)(1)	(A)+(B)+(C)+(D) Target Total Compensation
Hay-Recommended Amounts	$899,900	$40,000	$899,900	$2,587,213	$4,427,013
Adjusted Amounts Determined by Compensation Committee (70%)	$629,930	$28,000	$629,930	$1,811,049	$3,098,909
Mr. Rankin 2015 Total Target Compensation					$3,098,909
(1) Includes 15% increase for immediately taxable nature of NACCO Long-Term Equity Plan award.
To set Mr. Rankin's base salary for 2015, the Compensation Committee increased his 2014 base salary of $522,480 by 5.0% for a 2015 base salary of $548,604, which is equal to 87.1% of the 2015 adjusted salary midpoint target.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the Company's management. Based on these reviews and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company's Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC.
JOHN P. JUMPER          RICHARD DE J. OSBORNE JAMES A. RATNER
Chairman

Summary Compensation Table

The following table sets forth the compensation for services of our NEOs in all capacities to the Company and its subsidiaries.
SUMMARY COMPENSATION TABLE
For Fiscal Year Ended December 31, 2014

Name and Principal Position	Year	Salary(1)($)	Stock Awards(2)($)	Non-Equity Incentive Plan Compensation ($)		Change in Pension Value(3) and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation ($)(5)	Total ($)
Alfred M. Rankin, Jr.; Chairman, President and CEO of NACCO; Chairman of HBB, NA Coal and KC (6)	2014	$542,480	$1,411,697	$1,082,454	(7)	$528,393	$203,877	$3,768,901
	2013	$517,600	$818,989	$733,353	(7)	$1,674,214	$244,055	$3,988,211
	2012	$1,064,209	$3,953,048	$1,938,986	(7)	$1,896,554	$432,785	$9,285,582
Elizabeth I. Loveman; Vice President, Controller and Principal Financial Officer, NACCO (8)	2014	$178,683	$50,337	$75,049	(7)	$—	$30,527	$334,596
Gregory H. Trepp; President and CEO of HBB and CEO of KC	2014	$572,571	$—	$1,421,759	(9)	$185,884	$144,161	$2,324,375
	2013	$546,972	$—	$1,327,504		$211,444	$147,030	$2,232,950
	2012	$522,588	$—	$974,645		$156,071	$94,739	$1,748,043
Robert L. Benson; President and CEO of NA Coal	2014	$596,558	$—	$1,194,553	(10)	$194,758	$165,076	$2,150,945
	2013	$569,817	$—	$370,840		$70,757	$178,852	$1,190,266
	2012	$536,000	$—	$2,263,139		$269,912	$169,621	$3,238,672
J.C. Butler, Jr.; Sr. Vice President-Finance, Treasurer and Chief Administrative Officer of NACCO and Sr. Vice President-Project Development & Administration and Mississippi Operations of NA Coal	2014	$382,944	$275,357	$236,553	(7)	$8,043	$85,864	$988,761
	2013	$359,200	$83,514	$177,167	(7)	$6,652	$76,851	$703,384
	2012	$340,000	$744,911	$372,063	(7)	$8,814	$92,031	$1,557,819

(1)	The amounts reported under the “Salary” column include both base salary and the perquisite allowance.

(2)
The amounts reported in the Stock Award column are the grant date fair value of the stock issued under the NACCO Long-Term Equity Plan, computed in accordance with FASB ASC Topic 718. Refer to the table on page 22 under "Long-Term Incentive Compensation" to determine the target long-term awards, as well as the cash-denominated award payouts for 2014 under the NACCO Long-Term Equity Plan.

(3)
Amounts listed in this column include the aggregate increase in the actuarial present value of accumulated plan benefits under our frozen defined benefit pension plans, as described in the Pension Benefits Table on page 38. For 2014, $163,087 is included for Mr. Benson and $0 is included for Messrs. Rankin, Butler and Trepp and Ms. Loveman because they do not participate in any of our frozen pension plans.

(4)
Amounts listed in this column also reflect the interest that is in excess of 120% of the federal long-term interest rate, compounded monthly, that was credited to the executives' accounts under the plans described in the Nonqualified Deferred Compensation Table on page 37.

(5)	All other compensation earned during 2014 for each of the NEOs is as follows:

	Alfred M. Rankin, Jr.	Elizabeth I. Loveman	Gregory H. Trepp	Robert L. Benson	J.C. Butler, Jr.
Employer Qualified Matching Contributions	$0	$10,687	$0	$13,000	$13,000
Employer Excess Plan Matching Contributions	$47,678	$0	$0	$31,053	$13,360
Employer Qualified Profit Sharing Contributions	$0	$18,339	$13,863	$21,500	$21,500
Employer Excess Plan Profit Sharing Contributions	$106,488	$0	$110,521	$74,915	$33,514
Other Qualified Employer Retirement Contributions	$0	$0	$7,800	$0	$0
Other Excess Plan Employer Retirement Contributions	$25,140	$0	$9,377	$0	$0
Employer Paid Life Insurance Premiums	$22,401	$525	$1,285	$17,226	$3,340
Perquisites and Other Personal Benefits	$0	$0	$0	$2,118	$0
Other	$2,170	$976	$1,315	$5,264	$1,150
Total	$203,877	$30,527	$144,161	$165,076	$85,864
The Company does not provide Mr. Rankin with any tax-favored or defined benefit pension benefits. Of the amount shown above for Mr. Rankin, $179,306 represents non-qualified defined contribution retirement benefits earned in 2014.
Mr. Benson's perquisites are spousal travel and meal expenses. Amounts listed in “Other” include employer-paid premiums for personal excess liability insurance, floating holiday pay, executive travel accident insurance premiums, wellness subsidies and flex payments in lieu of medical, dental and life insurance.

(6)
The amounts reported for Mr. Rankin for 2012 include amounts earned for services performed for Hyster-Yale while it was a wholly-owned subsidiary of NACCO prior to the Spin-Off. Mr. Rankin's compensation for 2013 and future years has been adjusted as a result of the Spin-Off. Consequently, the amounts paid to Mr. Rankin in 2012 prior to the Spin-Off provide no meaningful basis for comparison to the amounts disclosed in 2013 or in future proxy statements.

(7)
The amounts listed are the cash payments under the NACCO Short-Term Plan and the cash portion (approximately 35%) of the award under the NACCO Long-Term Equity Plan. For Mr. Rankin, the amount listed for 2012 also includes the cash payment he received under a Hyster-Yale short-term incentive plan for services rendered prior to the Spin-Off.

(8)	Ms. Loveman was not an NEO for 2012 or 2013.

(9)	The amount listed for 2014 includes a cash payment of $508,050 to Mr. Trepp under the HBB Short-Term Plan and $913,709 representing the value of his award under the HBB Long-Term Plan.

(10)	The amount listed for 2014 includes a cash payment of $81,603 to Mr. Benson under the NA Coal Short-Term Plan and $1,112,950 representing the value of his award under the NA Coal Long-Term Plan.

Grants of Plan-Based Awards

The following table sets forth information concerning all awards granted to the NEOs for fiscal year 2014. There are no estimated payouts in the future under our incentive plans.
GRANTS OF PLAN-BASED AWARDS
For Fiscal Year Ended December 31, 2014

				(A) Estimated Future or Possible Payouts Under Non-Equity Incentive Plan Awards		(B) Estimated Future or Possible Payouts Under Equity Incentive Plan Awards		Grant Date Fair Value of Stock Awards(2) ($)
Name	Grant Date	Plan Name (1)		Target ($)	Maximum ($)	Target ($)	Maximum ($)
Alfred M. Rankin, Jr.	N/A	NACCO Short-Term Plan	(3)	$469,700	$704,550	N/A	N/A	N/A
	2/26/2015	NACCO Long-Term Equity Plan	(4)	$567,163	$1,701,489	$1,053,302	$3,159,906	$1,411,697
Elizabeth I. Loveman	N/A	NACCO Short-Term Plan	(3)	$79,205	$118,808	N/A	N/A	N/A
	2/26/2015	NACCO Long-Term Equity Plan	(4)	$31,880	$95,640	$59,206	$177,618	$50,337
Gregory H. Trepp	N/A	HBB Short-Term Plan	(3)	$433,860	$650,790	N/A	N/A	N/A
	N/A	HBB Long-Term Plan	(5)	$805,740	$1,208,610	N/A	N/A	N/A
Robert L. Benson	N/A	NA Coal Short-Term Plan	(3)	$412,160	$618,240	N/A	N/A	N/A
	N/A	NA Coal Long-Term Plan	(5)	$765,440	N/A (6)	N/A	N/A	N/A
J.C. Butler, Jr.	N/A	NACCO Short-Term Plan	(3)	$184,900	$277,350	N/A	N/A	N/A
	2/26/2015	NACCO Long-Term Equity Plan	(4)	$104,191	$312,573	$193,498	$580,494	$275,357

(1)	There are no minimum or threshold payouts under any of our incentive plans.

(2)
Amounts in this column reflect the grant date fair value of shares of stock that were granted and initially issued to Messrs. Rankin and Butler and Ms. Loveman under the NACCO Long-Term Equity Plan determined in accordance with FASB ASC Topic 718. These amounts are also reflected in the Summary Compensation Table.

(3)
Awards under the short-term plans are based on a one-year performance period that consists solely of the 2014 calendar year. The awards are paid out as soon as practicable after they are approved by the Compensation Committee so there is no payout opportunity for post-2014 years under these plans. The amounts disclosed are the target and maximum awards that were established by the Compensation Committee in early 2014, except that the amounts shown for Ms. Loveman are based on her post-promotion annualized target award amounts. The amount the NEOs actually received, after the final payout was calculated based on the actual performance compared to the pre-established performance goals, is disclosed in the Summary Compensation Table.

(4)
Awards under the NACCO Long-Term Equity Plan are based on a one-year performance period that consists solely of the 2014 calendar year. The awards are paid out, partially in stock and partially in cash, as soon as practicable after they are approved by the Compensation Committee so there is no payout opportunity for post-2014 years under the plan. The amounts disclosed are the dollar values of the target and maximum awards that were established by the Compensation Committee in early 2014, except that the amounts shown for Ms. Loveman are based on her post-promotion annualized target award amounts. The targets listed include the 15% increase to account for the immediately taxable nature of the equity awards and were calculated using the 300% maximum award value. The 35% cash portion of the award is listed in column (A) of this table. The 65% stock portion of the award is listed in column (B) of this table. The amount the NEOs actually received is disclosed in the Summary Compensation Table. As permitted under the NACCO Long-Term Equity Plan, Mr. Rankin and Ms. Loveman then surrendered a portion of their shares to the Company to pay for additional tax withholding obligations associated with the awards as described in more detail on the Stock Vested Table on page 35.

(5)	These amounts reflect the dollar value of the award targets for Messrs. Trepp and Benson for the 2014 award year under their respective long-term plans.

(6)	As described in more detail on page 23, due to its unique nature, there is no maximum award limit under the NA Coal Long-Term Plan.

Equity Compensation

Messrs. Rankin and Butler and Ms. Loveman participate in the NACCO Long-Term Equity Plan. Awards are based on one-year performance periods and are immediately vested and paid when approved by the Compensation Committee. Therefore, no equity awards remain outstanding for the year ended December 31, 2014. They and other employees are also eligible to receive discretionary equity awards under the Supplemental Equity Plan.
Awards under the long-term equity plans are paid partially in cash and partially in the form of fully vested shares of restricted stock that are subject to transfer restrictions generally for a period of ten years from the date of grant. Refer to “NACCO Long-Term Equity Plan" beginning on page 24 and note (4) of the "Grants of Plan-Based Awards" table for additional information regarding our equity awards.
The following table reflects the stock awards issued under the NACCO Long-Term Equity Plan for 2014 performance. No stock awards were issued under the Supplemental Equity Plan for 2014 services.
STOCK VESTED
For Fiscal Year Ended December 31, 2014

Named Executive Officer	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (1)
Alfred M. Rankin, Jr.	22,922	$1,294,978
Elizabeth I. Loveman	852	$48,134
Gregory H. Trepp	—	$0
Robert L. Benson	—	$0
J.C. Butler, Jr.	4,874	$275,357
(1) The amounts shown in this table represent the net amounts received by Mr. Rankin and Ms. Loveman. The NACCO Long-Term Equity Plan awards for Mr. Rankin and Ms. Loveman were granted pursuant to a net exercise, by which a portion of the shares of stock issued on the grant date were immediately surrendered to the Company to pay for the taxes associated with the stock portion of the award. Prior to the net exercise, Mr. Rankin received 24,988 shares, with a fair market value of $1,411,697 realized on all shares initially issued and Ms. Loveman received 891 shares, with a fair market value of $50,337 realized on all shares initially issued.
Stock Options
The Compensation Committee did not grant any stock options under the Company's 1975 Stock Option Plan or 1981 Stock Option Plan during the fiscal year ended December 31, 2014 to any person, including the NEOs. The Compensation Committee has not granted stock options since 1989 in the belief that the likely value realized is unclear both in amount and in its relationship to performance. At December 31, 2014, there were no outstanding options to purchase shares of Class A Common or Class B Common.

Potential Payments Upon Termination/Change in Control

As discussed in “Limited Change in Control Benefits” on page 28, the following change in control provisions are contained in our incentive plans and retirement plans:

•
the account balances as of the date of the change in control in our Excess Plans, Frozen Retirement Plans and subsidiary long-term incentive plans will be paid in a lump sum payment in the event of a change in control of the Company or the participant's employer; and

•	participants will also receive a pro-rated target award for the year of the change in control under our incentive plans.

For purposes of calculating the amount of any potential payments to the NEOs under the table below, we have assumed that a change in control occurred on December 31, 2014. We believe that the remaining assumptions listed below, which are necessary to produce these estimates, are reasonable. However, there can be no assurance that a change in control would produce the same or similar results as those described if it occurs on any other date or if any assumption is not correct in fact.
POTENTIAL PAYMENTS UPON TERMINATION/CHANGE IN CONTROL

Name	Estimated Total Value of Payments Based on Incentive Plan Award Targets in Year of Change in Control ($)(1)	Estimated Total Value of Cash Payments Based on Balance in Subsidiary Long-Term Plans in Year of Change in Control ($)(2)	Estimated Total Value of Cash Payments Based on Excess Plan and Frozen Retirement Plan Account Balance($)(3)	Estimated Total Value of all Payments on Change in Control ($)(4)
Alfred M. Rankin, Jr.	$2,090,165	N/A	$13,820,443	$15,910,608
Elizabeth I. Loveman	$170,291	N/A	$0	$170,291
Gregory H. Trepp	$1,239,600	$2,418,896	$137,951	$3,796,447
Robert L. Benson	$1,177,600	$4,585,130	$687,059	$6,449,789
J.C. Butler, Jr.	$482,589	N/A	$81,302	$563,891

(1)
This column reflects the award targets under the 2014 incentive plans for the NEOs. The amount shown for Ms. Loveman is based on her annualized targets in effect after her June 25, 2014 promotion. Under the change in control provisions of the plans, the NEOs would have been entitled to receive their award targets for 2014 if a change in control had occurred on December 31, 2014. Awards under the NACCO Long-Term Equity Plan are denominated in dollars and the amounts shown in the above-table reflect the dollar-denominated 2014 target awards. As described in note (4) to the Grants of Plan-Based Awards Table, Messrs. Rankin and Butler and Ms. Loveman would receive approximately 35% of the value of the award in cash, and the remainder in shares of restricted Class A Common.

(2)
This column reflects the December 31, 2014 account balances under the HBB and NA Coal Long-Term Plans, excluding the 2014 award (which is reflected in Column (1)). Under the change in control provisions of those plans, these NEOs would have been entitled to accelerate the payment of their account balances under those plans if a change in control had occurred on December 31, 2014. The amounts shown were earned for services performed in years prior to 2014. The HBB Long-Term Plan awards are already 100% vested and the NA Coal Long-Term Plan awards would become vested on a change in control. Except as already reflected in Column (1), no additional amounts are paid under these plans due to a change in control. There are no accrued balances under the NACCO Long-Term Equity Plan.

(3)
This column reflects the account balances of the NEOs as of December 31, 2014 under the Excess Plans and Frozen Retirement Plans. Under the change in control provisions of those plans, the NEOs would have been entitled to accelerate the payment of their account balances if a change in control had occurred on December 31, 2014. No additional amounts are paid due to a change in control. The majority of the amounts shown for Messrs. Rankin and Benson were earned for services performed prior to 2008 and are already100% vested. These plans are discussed in more detail under “Nonqualified Deferred Compensation Benefits” below.

(4)
A “change in control” for purposes of these plans generally consists of any of the following; provided that the event otherwise qualifies as a change in control under the regulations issued under Section 409A of the Code:

(A) An acquisition of more than 50% of the voting securities of the Company (for those plans that cover the employees of the Company) or the voting securities of the subsidiary (for those plans which cover the employees of the subsidiary); other than acquisitions directly from the Company or the subsidiary, as applicable, involving (i) any employee benefit plan; (ii) the Company; (iii) the applicable subsidiary or one of its affiliates; or (iv) the parties to the stockholders' agreement discussed under “Amount and Nature of Beneficial Ownership - Class B Common Stock” on page 53.
(B) The members of the Company's current Board of Directors (and their approved successors) ceasing to constitute a majority of the Company's Board of Directors or, if applicable, the board of directors of a successor of the Company.
(C) For those plans that cover the employees of a subsidiary, the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the subsidiary and its affiliates, excluding a business combination pursuant to which the individuals and entities who beneficially owned, directly or indirectly, more than 50% of the combined voting power of the applicable entity immediately prior to such business combination continue to hold at least 50% of the voting securities of the successor.
(D) For all plans, the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation, or other transaction involving the Company excluding, however, a business combination pursuant to which both of the following apply: (i) the individuals and entities who beneficially owned, directly or indirectly, more than 50% of the combined voting power of the Company immediately prior to such business combination continue to hold at least 50% of the voting securities of the successor; and (ii) at the time of the execution of the initial agreement, or of the action of the Board of Directors of the Company providing for such business combination, at least a majority of the members of the Board of Directors of the Company were incumbent directors.

Nonqualified Deferred Compensation Benefits

Refer to "Retirement Plans" beginning on page 26 for a detailed description of our nonqualified deferred compensation plans. The following table sets forth information concerning benefits earned by, and paid to, the NEOs under our nonqualified defined contribution, deferred compensation plans.
NONQUALIFIED DEFERRED COMPENSATION
For Fiscal Year Ended December 31, 2014

Name	Applicable Plan	Executive Contributions in 2014 ($)(1)	Employer Contributions in 2014 ($)(2)	Aggregate Earnings in 2014 ($)(2)	Aggregate Withdrawals/ Distributions in 2014 ($)	Aggregate Balance at December 31, 2014 ($)
Alfred M. Rankin, Jr.	Frozen NACCO Unfunded Plan	$0(3)	$0(3)	$295,295	$705,302(4)	$4,402,011(5)
	Frozen CEO Plan	$0(3)	$0(3)	$617,911	$1,475,869(4)	$9,211,355(6)
	NACCO Excess Plan	$0(3)	$179,306	$27,771	$254,545	$207,077(7)
Elizabeth I. Loveman	N/A	N/A	N/A	N/A	N/A	N/A
Gregory H. Trepp	HBB Excess Plan	$0(3)	$119,898	$18,053	$138,466	$137,951(7)
	HBB Long-Term Plan	$0(3)	$913,709	$252,384	$1,025,985	$3,332,605(8)
Robert L. Benson	NA Coal Excess Plan	$70,606	$105,968	$21,969	$215,059	$198,543(7)
	Frozen NA Coal Unfunded Plan	$0(3)	$0(3)	$29,043	$72,849(4)	$488,516(9)
	NA Coal Long-Term Plan	$0(3)	$1,112,950	$113,612	$0	$5,698,080(10)
J.C. Butler, Jr.	NA Coal Excess Plan	$24,677	$46,874	$9,751	$72,526	$81,302(7)

(1)	These amounts, which were otherwise payable in 2014 but were deferred at the election of the executives, are included in the Summary Compensation Table.

(2)	All employer contributions and the above-market earnings portion of the amounts shown in the "Aggregate Earnings" column are also included in the Summary Compensation Table.

(3)
Other than interest credits, no additional contributions are made to the Frozen Retirement Plans. No employee contributions are made to the NACCO Excess Plan, the NA Coal and HBB Long-Term Plans or the HBB Excess Plan.

(4)
The interest that is accrued under the Frozen Retirement Plans each calendar year is paid to those NEOs no later than March 15th of the following year. Because the interest that was credited to their accounts for 2013 was paid in 2014, it is reflected as a distribution for 2014.

(5)
Of Mr. Rankin's December 31, 2014 account balance, $163,629 is reported in the 2014 Summary Compensation Table and the entire account balance was previously reported in prior Summary Compensation Tables.

(6)
Of Mr. Rankin's December 31, 2014 account balance, $342,391 is reported in the 2014 Summary Compensation Table and the entire account balance was previously reported in prior Summary Compensation Tables. In addition to the substitute matching benefits and profit sharing benefits previously described that Mr. Rankin receives under the NACCO Excess Plan, he also annually receives a benefit of $25,140 credited to his account under this plan.

(7)
The NEOs receive payment of the amounts earned under the Excess Plans for each calendar year (including interest) no later than March 15th of the following year. Because the payments for 2013 were made in 2014, they are reflected as a distribution in 2014. Because the payments for 2014 were made in 2015, they are reflected in the NEO's aggregate balance as of December 31, 2014 and are not reflected as a distribution in 2014. Since the total account balance is paid out each year, none of their current account balances was previously reported in prior Summary Compensation Tables.

(8)	$1,085,124 of Mr. Trepp's account balance is reported in the 2014 Summary Compensation Table and $3,048,206 of Mr. Trepp's account balance was previously reported in prior Summary Compensation Tables.

(9)
$14,312 of Mr. Benson's December 31, 2014 account balance is reported in the 2014 Summary Compensation Table and $301,745 of his account balance was previously reported in prior Summary Compensation Tables.

(10)	$1,112,950 of Mr. Benson's account balance is reported in the 2014 Summary Compensation Table and $3,854,845 of his account balance was previously reported in prior Summary Compensation Tables.

Defined Benefit Pension Plans

The following table sets forth information concerning defined benefit pension benefits earned by, and paid to, the NEOs under our frozen qualified and nonqualified pension plans:
PENSION BENEFITS
As of Fiscal Year Ended December 31, 2014

Named Executive Officer	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Alfred M. Rankin, Jr.; Elizabeth I. Loveman; Gregory H. Trepp and J.C. Butler, Jr.	N/A (2)	N/A	N/A	N/A
Robert L. Benson (3)	Combined Plan	28.10	$875,076	$0
	Supplemental Plan	28.10	$815,892	$0

(1)
The amounts shown were determined as of December 31, 2014, which is the measurement date used in the Company's financial statements for pension benefits. In determining the amounts shown, the following material assumptions were used:

•	a discount rate of 3.95% for the Combined Plan and 3.65% for the Supplemental Plan;

•	the RP2014 mortality table, projected generationally with scale MP 2014 with no adjustments; and

•	assumed retirement age of 65 (or, if already 65, age in 2014) with no pre-retirement decrement.

(2)	Messrs. Rankin, Trepp and Butler and Ms. Loveman have never participated in any of our frozen pension plans.

(3)
Mr. Benson's credited service taken into account to determine his pension benefits was frozen on December 31, 2004. His qualified pension is provided under the Combined Defined Benefit Plan of NACCO Industries, Inc. and its Subsidiaries (the "Combined Plan") and his non-qualified pension is provided under the Supplemental Plan. His benefit was frozen December 31, 2004, but was increased by a cost-of-living adjustment through December 31, 2013. His pension is computed under the following formula: (1) 1.1% of “final average pay” multiplied by years of credited service up to 30, plus (2) 0.5% of final average pay multiplied by years of credited service in excess of 30. Additional benefits are paid for earnings in excess of “covered compensation” taken into account for federal Social Security purposes. “Final average pay” is his average annual earnings for the highest five years during the last ten years prior to the freeze date. Mr. Benson is 100% vested and may start his unreduced pension following his termination of employment. Pensionable earnings included only base salary, cash in lieu of perquisites and short-term incentive compensation payments and excluded all other forms of compensation. The normal form of payment is a single life annuity for unmarried participants and a 50% or 75% joint and survivor annuity for married participants. Other forms of annuity payments are also available. Annuity benefits are reduced to reflect the survivorship protection.

PROPOSALS TO BE VOTED ON AT THE 2015 ANNUAL MEETING

PROPOSAL 1 - ELECTION OF DIRECTORS
Director-Nominee Information
Our Board of Directors has nominated nine directors for election at the Annual Meeting. The directors will hold office from election until the next annual meeting and until their successors are elected or until their death, resignation or removal. All of the nominees named in the following table are currently NACCO directors who were elected at our 2014 annual meeting of stockholders. It is intended that shares represented by proxies in the enclosed form will be voted for the election of the nominees unless contrary instructions are received. We have no reason to believe that any of the nominees will be unable to serve if elected. However, if an unexpected occurrence should make it necessary, in the judgment of the proxy holders, to substitute some other person for any of the nominees, shares represented by proxies will be voted for such other person as the proxy holders may select.
The disclosure below provides biographical information about each director nominee. We have also highlighted certain notable qualifications and skills that led our Board of Directors to the conclusion that each of them should serve as a director. We believe that the nomination of each of our director nominees is in the best long-term interests of our stockholders, as each individual possesses the highest personal and professional ethics, integrity and values, and has the judgment, skill, independence and experience required to serve as a member of our Board of Directors. Each director has also demonstrated a strong commitment of service to the Company.

Scott S. Cowen: Age 68; Director Since 2014

President Emeritus and Distinguished University Professor of Tulane University. Former professor and Dean of Weatherhead School of Management at Case Western Reserve University. From prior to 2010 to present, Director of Forest City Enterprises, Inc. (a real estate development company) and Director of Newell Rubbermaid, Inc. From 2014 to present, Director of Barnes & Noble, Inc. From prior to 2010 to 2012, Director of Jo-Ann Stores, Inc. (privately-held) From prior to 2010 to 2013, Director of American Greetings Corporation (privately-held).

Dr. Cowen's qualifications to serve on our Board of Directors include his experience as the chief administrator of Tulane University and as a former professor and Dean of Weatherhead School of Management, as well as his service on the boards of directors of other publicly-traded and private corporations. Dr. Cowen provides our Board of Directors with financial, accounting, and strategic planning expertise gained through his career in academia and his service on the boards of directors and audit committees of corporations in the consumer products, retail and real estate industries.

John P. Jumper: Age 70; Director Since 2012

Chairman of the Board (since 2013) and former CEO (from 2013 to 2014) of Leidos Holdings, Inc. (an applied technology company). Retired Chief of Staff, United States Air Force. From 2012 to present, Director of Hyster-Yale. From 2012 to 2013, CEO and Chairman of the Board of Science Applications International Corporation (a technology integrator providing full life cycle solutions). From prior to 2010 to September 2013, Director of Science Applications International Corporation. From prior to 2010 to present, President, John P. Jumper & Associates (aerospace consulting). From prior to 2010 until 2012, Director of Wesco Aircraft Holding, Inc. and Jacobs Engineering, Inc. From prior to 2010 to 2012, Director of Goodrich Corporation. From prior to 2010 to 2010, Director of Somanectics Corporation (privately-held oximetry technology provider) and from prior to 2010, Director of Tech Team Global.

Through his extensive military career, including as the highest-ranking officer in the U.S. Air Force, General Jumper developed valuable and proven leadership and management skills that make him a significant contributor to our Board of Directors. In addition, General Jumper's service on the boards of other publicly-traded corporations and his experience as Chairman and CEO of two major publicly-traded companies allow him to provide valuable insight to the Board of Directors on matters of corporate governance and executive compensation policies and practices.

Dennis W. LaBarre: Age 72; Director Since 1982
Retired Partner of Jones Day (a law firm). From January 2014 to December 2014, Of Counsel of Jones Day. Partner of Jones Day from prior to 2010 to 2013. Director of Hyster-Yale.

Mr. LaBarre is a lawyer with broad experience counseling boards and senior management of publicly-traded and private corporations regarding corporate governance, compliance and other domestic and international business and transactional issues. In addition, he was a member of senior management of a major international law firm for more than 30 years. These experiences enable him to provide our Board of Directors with an expansive view of the legal and business issues pertinent to the Company, which is further enhanced by his extensive knowledge of us as a result of his many years of service on our Board of Directors and through his involvement with its committees.

Richard de J. Osborne - Age 81; Director Since 1998
Retired Chairman and CEO of ASARCO Incorporated (a leading producer of non-ferrous metals). From prior to 2010 to present, non-executive Chairman of the Board of Directors of Datawatch Corp.

Mr. Osborne's experience as chairman, CEO and chief financial officer of a leading producer of non-ferrous metals enables him to provide our Board of Directors with a wealth of experience in and understanding of the mining industry. From this experience, as well as his past and current service on the boards of other publicly-traded corporations, Mr. Osborne offers our Board of Directors a comprehensive perspective for developing corporate strategies and managing risks of a major publicly-traded corporation.

Alfred M. Rankin, Jr. - Age 73; Director Since 1972

Chairman, President and CEO of the Company. Chairman of the Board of each of our principal wholly-owned subsidiaries: NA Coal, HBB and KC. Also, Chairman, President and CEO of Hyster-Yale and Chairman of its principal operating subsidiary, NACCO Materials Handling Group, Inc. Also, Director of Hyster-Yale. From prior to 2010 to 2014, Director of The Vanguard Group. From prior to 2010 to 2012, Chairman of the Board of Directors of the Federal Reserve Bank of Cleveland. From prior to 2010 to 2012, Director of Goodrich Corporation.

In over 40 years of service to the Company as a Director and over 25 years in senior management, Mr. Rankin has amassed extensive knowledge of all of our strategies and operations. In addition to his extensive knowledge of the Company, he also brings to our Board of Directors unique insight resulting from his service on the boards of other publicly-traded corporations and former service on the Board of Directors of the Federal Reserve Bank of Cleveland. Additionally, through his dedicated service to many of Cleveland's cultural institutions, he provides a valuable link between our Board of Directors, the Company and the community surrounding our corporate headquarters.

James A. Ratner: Age 70; Director Since 2012
Executive Vice President of Forest City Enterprises, Inc. and Chairman and CEO of Forest City Commercial Group, the commercial real estate development and management division of Forest City.

Mr. Ratner's experience in senior management of a major publicly-traded company and his service on the boards of many of Cleveland's civic and cultural institutions provides our Board of Directors with valuable insight into corporate governance and strategy and provides a valuable link between our Board of Directors, the Company and the community surrounding our corporate headquarters.

Britton T. Taplin: Age 58; Director Since 1992
Self-employed (personal investments). Mr. Taplin also serves as a Director of Hyster-Yale.

Mr. Taplin is the grandson of the founder of the Company and brings the perspective of a long-term stockholder to our Board of Directors.

David F. Taplin: Age 65; Director Since 1997
Self-employed (tree farming).

Mr. Taplin is the grandson of the founder of the Company and brings the perspective of a long-term stockholder to our Board of Directors.

David B.H. Williams: Age 45; Director Since 2012
Partner in the law firm of Williams, Bax & Saltzman, P.C.

Mr. Williams is a lawyer with over 20 years of experience providing legal counsel to businesses in connection with litigation and commercial matters. Mr. Williams' substantial experience as a litigator and commercial advisor enables him to provide valuable insight on business and legal issues pertinent to the Company.

Procedures for Submission and Consideration of Director Candidates
Stockholder recommendations for nominees for election to our Board of Directors must be submitted to NACCO Industries, Inc., 5875 Landerbrook Drive, Suite 220, Cleveland, Ohio 44124-4069, Attention: Secretary, and must be received at our offices on or before December 31 of each year in anticipation of the following year's annual meeting of stockholders. The NCG Committee will consider such recommendations if they are in writing and set forth the following information:

1.
the name and address of the stockholder recommending the candidate for consideration as such information appears on our records, the telephone number where such stockholder can be reached during normal business hours, the number of shares of Class A Common and Class B Common owned by such stockholder and the length of time such shares have been owned by the stockholder; if such person is not a stockholder of record or if such shares are owned by an entity, reasonable evidence of such person's beneficial ownership of such shares or such person's authority to act on behalf of such entity;

2.
complete information as to the identity and qualifications of the proposed nominee, including the full legal name, age, business and residence addresses and telephone numbers and other contact information, and the principal occupation and employment of the candidate recommended for consideration, including his or her occupation for at least the past five years, with a reasonably detailed description of the background, education, professional affiliations and business and other relevant experience (including directorships, employment and civic activities) and qualifications of the candidate;

3.	the reasons why, in the opinion of the recommending stockholder, the proposed nominee is qualified and suited to be one of our directors;

4.	the disclosure of any relationship the candidate has with us or any of our subsidiaries or affiliates, whether direct or indirect;

5.
a description of all relationships, arrangements and understandings between the proposing stockholder and the candidate and any other person(s) (naming such person(s)) pursuant to which the candidate is being proposed or would serve as a director, if elected; and

6.
a written acknowledgment by the candidate being recommended that he or she has consented to being considered as a candidate, has consented to our undertaking of an investigation into that individual's background, education, experience and other qualifications and will consent to be named in our Proxy Statement and to serve as one of our directors, if elected.

The NCG Committee will consider the entirety of each proposed director nominee's credentials rather than requiring that our directors possess any specific qualifications or specific qualities or skills. In evaluating director nominees, the NCG Committee will consider such factors as it deems appropriate, and other factors identified by our Board of Directors. The NCG Committee will consider factors such as judgment, skill, ethics, integrity, values, independence, possible conflicts of interest, experience with businesses and other organizations of comparable size or character and the interplay of the candidate's experience and approach to addressing business issues with the experience and approach of incumbent members of our Board of Directors and other new director candidates. The NCG Committee's goal in selecting directors for nomination to our Board of Directors is generally to seek a well-balanced membership that combines a diversity of experience and skill in order to enable us to pursue our strategic objectives.
The NCG Committee will consider all information provided to it that is relevant to a candidate's nomination as one of our directors. Following such consideration, the NCG Committee may seek additional information regarding, and may request an interview with, any candidate. Based upon all such information, the NCG Committee will meet to determine whether to recommend the candidate to our Board of Directors. The NCG Committee will consider candidates recommended by stockholders on the same basis as candidates from other sources.
The NCG Committee utilizes a variety of methods for identifying and evaluating nominees for directors. The NCG Committee regularly reviews the appropriate size of our Board of Directors and whether any vacancies on our Board of Directors are expected due to retirement or otherwise. In the event vacancies are anticipated, or otherwise arise, the NCG Committee may consider various potential candidates. Candidates may be recommended by current members of our Board of Directors, third-party search firms or stockholders. The NCG Committee did not retain a search firm during the past fiscal year. The NCG Committee generally does not consider recommendations for director nominees submitted by individuals who are not stockholders or otherwise affiliated with us. To preserve its impartiality, the NCG Committee may not consider a recommendation that is not submitted in accordance with the procedures set forth above.

Director Compensation
The following table sets forth all compensation of each director for services as our directors and as directors of our principal subsidiaries for services rendered during 2014, other than Alfred M. Rankin, Jr. In addition to being a director, Mr. Rankin serves as Chairman, President and CEO of the Company and Chairman of each of NA Coal, HBB and KC. He does not receive any compensation for his services as a director and his compensation for services as one of our executive officers is shown in the Summary Compensation Table on page 32.

DIRECTOR COMPENSATION
For Fiscal Year Ended December 31, 2014

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Scott S. Cowen (4)	$71,363	$51,462	$5,825	$128,650
John P. Jumper	$100,119	$68,045	$6,880	$175,044
Dennis W. LaBarre	$100,119	$68,045	$6,802	$174,966
Richard de J. Osborne	$101,202	$82,781	$6,704	$190,687
James A. Ratner	$50,689	$123,176	$6,861	$180,726
Britton T. Taplin	$80,119	$68,045	$5,730	$153,894
David F. Taplin	$77,119	$68,045	$6,805	$151,969
John F. Turben (4)	$45,635	$35,857	$5,686	$87,178
David B.H. Williams	$80,119	$68,045	$6,880	$155,044

(1)
Amounts in this column reflect the annual retainers and other fees earned by the directors in 2014. They also include payment for fractional shares of Class A Common that were paid under the Non-Employee Directors' Plan described below.

(2)
Under the Non-Employee Directors' Plan, the directors are required to receive a portion of their annual retainer in shares of Class A Common (the "Mandatory Shares"). They are also permitted to elect to receive all or part of the remainder of the retainer and all fees in the form of shares of Class A Common (the "Voluntary Shares"). Amounts in this column reflect the aggregate grant date fair value of the Mandatory Shares and Voluntary Shares that were granted to directors under the Non-Employee Directors' Plan, determined pursuant to FASB ASC Topic 718.

(3)
The amount listed includes: (i) Company-paid life insurance premiums in the amount of $1,004 for Dr. Cowen, $502 for Mr. Turben and $1,505 for the other directors; (ii) other Company-paid premiums for accidental death and dismemberment insurance for the director and his spouse; and (iii) personal excess liability insurance premiums for the directors and immediate family members (other than Mr. Britton Taplin). The amount listed also includes $4,000 in charitable contributions made in our name on behalf of the director and his spouse under our matching charitable gift program.

(4)	Dr. Cowen was elected as a director and Mr. Turben's term as a director expired on May 8, 2014, the date of our 2014 annual meeting.
Additional Information Relating to the Director Compensation Table
For 2014, each non-employee director was entitled to receive the following compensation for service on our Board of Directors and on our subsidiaries' boards of directors:

Type of Compensation	Amount
Annual Board Retainer:	$125,000 ($69,000 of which is required to be paid in shares of Class A Common)
Board Meeting Attendance Fees:	$1,000 for each meeting attended (including telephonic meetings) (maximum $2,000 per day)
Committee Meeting Attendance Fees:	$1,000 for each meeting attended (including telephonic meetings) (maximum $2,000 per day)
Annual Committee Retainer:	$5,000 per Committee (other than the Executive Committee)
Committee Chairman Retainer:	$10,000 Audit Review Committee Chairman ($5,000 for Chairman of other Board Committees except the Executive Committee)
The retainers are paid quarterly in arrears and the meeting fees are paid following each meeting. Each director is also reimbursed for expenses incurred as a result of attendance at meetings. We also occasionally make our private aircraft or a chartered aircraft available to directors for attendance at meetings.
Under the Non-Employee Directors' Plan, each non-employee director received $69,000 of his $125,000 retainer in the form of restricted shares of Class A Common. Any fractional shares were paid in cash. The number of shares of Class A Common issued to a director is determined by the following formula:
the dollar value of the portion of the $69,000 retainer that was earned by the director each quarter divided by
the average closing price of shares of Class A Common on the NYSE for each week during such quarter.
These shares are fully vested on the date of grant, and the director is entitled to all rights of a stockholder, including the right to vote and receive dividends. However, the directors are generally required to hold the shares for a period of ten years from the last day of the calendar quarter for which the shares were earned and, during that ten-year holding period, the shares cannot be assigned, pledged or transferred except in the event of divorce or to a trust for the benefit of the director or his spouse, children or grandchildren. The transfer restrictions lapse earlier in the event of:

•	death; permanent disability or five years from the date of the director's retirement;

•	the date that a director is both retired from our Board of Directors and has reached age 70; or

•	at such other time as determined by the Board of Directors in its sole discretion.
In addition, each director may elect to receive shares of Class A Common in lieu of cash for up to 100% of the balance of his retainers and meeting attendance fees. However, these Voluntary Shares are not subject to the foregoing transfer restrictions.
Each director also receives (i) $50,000 in Company-paid life insurance; (ii) Company-paid accidental death and dismemberment insurance for the director and spouse; (iii) $10 million in personal excess liability insurance for the director and immediate family members who reside with the director (other than Mr. Britton Taplin) and (iv) up to $4,000 per year in matching charitable contributions.
Director Compensation Program for 2015
The Compensation Committee periodically evaluates and recommends changes to our compensation program for directors. In 2014, the Compensation Committee used the Hay Group consulting firm to evaluate and provide recommendations regarding our director compensation program. Our Board of Directors adopted certain recommendations and made changes effective January 1, 2015.
The revised director compensation program is structured in a similar manner to the 2014 program. However, the retainers paid to each non-employee director for service on our Board of Directors were increased from $125,000 ($69,000 of which is paid in the restricted shares of Class A Common) to $131,000 ($75,000 of which will be paid in restricted shares of Class A Common). In addition, the annual retainers paid to the chairman of each of the committees of the Company's Board of Directors (other than the Executive Committee) will each be increased by $5,000.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE DIRECTOR NOMINEES PRESENTED IN PROPOSAL 1.

PROPOSAL 2 - APPROVAL OF THE HBB LONG-TERM PLAN FOR PURPOSES OF CODE SECTION 162(m)

We are asking our stockholders to approve an amended and restated HBB Long-Term Plan that was adopted by the HBB Compensation Committee effective March 1, 2015. The restated HBB Long-Term Plan replaces the existing HBB Long-Term Plan that was approved by Company stockholders in 2010. For target awards issued on or after January 1, 2015, the HBB Long-Term Plan is being submitted for stockholder approval to meet one of the requirements under Code Section 162(m) governing the federal income tax deductibility of awards paid to covered employees under Code Section 162(m) that the material terms of the plan be approved every five years. The Compensation Committee expects to administer the HBB Long-Term Plan in a manner that will permit the federal income tax deductibility of all or a portion of the awards paid under the HBB Long-Term Plan for 2015 and future years to covered employees under Code Section 162(m). See "Deductibility of Executive Compensation" on page 28 for additional information about our philosophy on structuring our incentive compensation for tax purposes.
The restated HBB Long-Term Plan is not intended to provide new or additional compensation benefits to the employees of HBB and its subsidiaries. The substantive terms of the plan are identical to the terms of the 2010 HBB Long-Term Plan, although a provision was added describing the treatment of awards for employees who transfer among participating employers. The following summary of the restated HBB Long-Term Plan is qualified in its entirety by reference to the restated HBB Long-Term Plan attached to this Proxy Statement as Appendix A.
Purpose. The purpose of the HBB Long-Term Plan is to further the long-term profits and growth of HBB by enabling it to attract and retain employees by providing long-term incentive compensation opportunity to those employees who will be in a position to make significant contributions to the company.
Administration and Eligibility. The HBB Long-Term Plan will be administered by the HBB Compensation Committee. Salaried employees of HBB and it subsidiaries in Hay salary grades 26 and above (HBB salary grade 17 equivalent) who occupy key positions are eligible to participate in the HBB Long-Term Plan. As of March 1, 2015, there were 45 employees who participated in the HBB Long-Term Plan. The Compensation Committee approves HBB Long-Term Plan participants and applicable performance objectives for each year not later than the 90th day of each year, although new participants may be added at a later date, subject to restrictions under Code Section 162(m).
Performance Factors. The Compensation Committee establishes goals and formulas under the HBB Long-Term Plan based on specified performance objectives of the participants, HBB and/or its subsidiaries over the award term. Under the terms of the HBB Long-Term Plan, the permissible performance objectives may be described in terms of HBB-wide objectives or objectives that are related to the performance of (i) the individual participant or (ii) any subsidiary, division, business unit, department or function of HBB. Performance objectives may be measured on an absolute or relative basis. Different groups of participants may be subject to different performance objectives for the same performance period. Relative performance may be measured by a group of peer companies or by a financial market index. Performance objectives shall be based on one or more, or a combination, of the following criteria, or the attainment of specified levels of growth or improvement in one or more of the following criteria: return on equity, return on total capital employed, diluted earnings per share, total earnings, earnings growth, return on capital, return on assets, return on sales, earnings before interest and taxes, revenue, revenue growth, margin, return on investment, increase in the fair market value of shares, share price (including, but not limited to, growth measures and total stockholder return), profit, net earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), inventory turns, financial return ratios, market share, earnings measures/ratios, economic value added, balance sheet measurements (such as receivable turnover), internal rate of return, customer satisfaction surveys or productivity, net income, operating profit or increase in operating profit, market share, increase in market share, sales value increase over time, economic value income, economic value increase over time, new project development, adjusted standard margin or net sales.
Awards. Each year, the HBB Compensation Committee establishes a long-term incentive target for each participant. The awards are expressed in a dollar amount equal to a percentage of the participant's salary midpoint based on the number of Hay points assigned to the participant's position and the long-term incentive target percentage for that Hay point level. See "Hay Group's All Industrials Survey - Salary Midpoint" on page 12. No minimum award levels will be established. However, maximum award levels will be established for all performance objectives, even if the maximum performance level is exceeded and an absolute dollar maximum award level has been established. Participants may not receive an award under the HBB Long-Term Plan in any calendar year exceeding $5,000,000 ($7,000,000 with interest credited as described below).
The Compensation Committee must certify that the pre-established performance thresholds and any other material terms were met or exceeded prior to payment of any final award. However, unless waived, the Compensation Committee retains discretionary authority to increase or decrease the amount of any award that would otherwise be payable to a participant (except with respect to awards for the covered employees under Code Section 162(m) which may only be decreased).
In the event of a change in control (as defined in the HBB Long-Term Plan), participants will be entitled to receive a pro-rata award for the year, in an amount equal to the target award for the year, pro-rated to reflect the period of time the participant was employed during such year prior to the change in control.
All awards granted are vested as of the January 1st following the end of the award term (the grant date) and, once granted, awards are not subject to forfeiture. Once the final amount of an award is approved by the HBB Compensation Committee for an award term, the award is credited to a separate sub-account established for each participant. While a participant is actively employed, the sub-account is credited with 2% interest during the year and additional interest is credited after year-end, based on a formula that takes into account the final payout percentage under the HBB Long-Term Plan for that year (maximum 14%). Subject to delayed payment rules for key employees under Section 409A of the Internal Revenue Code, each sub-account will be paid at the earliest of death, disability, retirement, a change in control or the third anniversary of the grant date of the award.
Final 2014 Awards and Target 2015 Awards. The NEOs' final 2014 awards under the HBB Long-Term Plan for 2014 are shown in the Summary Compensation Table on page 32. Final awards under the HBB Long-Term Plan for 2015 are not currently determinable. By March 30, 2015, the Compensation Committee will adopt performance objectives and targets for the awards that will be earned for the one-year award term ending December 31, 2015 from the list of permissible performance factors listed above. The following chart shows the target awards for 2015:
HBB Long-Term Plan

Name and Title	Dollar Value(s)
Alfred M. Rankin, Jr. - Chairman, President and CEO of NACCO and Chairman of HBB, NA Coal and KC	$—	(1)
Elizabeth I. Loveman - Vice President, Controller and Principal Financial Officer of NACCO	$—	(1)
Gregory H. Trepp - President and CEO of HBB and CEO of KC	$828,360
Robert L. Benson - President and CEO of NA Coal	$—	(1)
J.C. Butler, Jr. - Sr. Vice President-Finance, Treasurer and Chief Administrative Officer of NACCO and Sr. Vice President-Project Development & Administration and Mississippi Operations of NA Coal	$—	(1)
Executive Officer Group (24 persons)	$1,721,640	(1)
Non-Executive Director Group (8 persons)	$—	(1)
Non-Executive Officer Employee Group (3,976 persons)	$1,092,095	(1)

(1)	Only those persons who are employed by HBB are eligible to participate in the HBB Long-Term Plan.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 2 TO APPROVE THE HBB LONG-TERM PLAN.
If the HBB Long-Term Plan is not approved by Company stockholders, no payments will be made under the HBB Long-Term Plan with respect to 2015 and thereafter.

PROPOSAL 3 - APPROVAL OF THE NA COAL SHORT-TERM PLAN FOR PURPOSES OF CODE SECTION 162(m)

We are asking our stockholders to approve an amended and restated NA Coal Short-Term that was adopted by the NA Coal Compensation Committee effective March 1, 2015. The restated NA Coal Short-Term Plan replaces the existing NA Coal Short-Term Plan that was approved by Company stockholders in 2010. For target awards issued on or after January 1, 2015, the NA Coal Short-Term Plan is being submitted for stockholder approval to meet one of the requirements under Code Section 162(m) governing the federal income tax deductibility of awards paid to covered employees under Code Section 162(m) that the material terms of the plan be approved every five years. The Compensation Committee expects to administer the NA Coal Short-Term Plan in a manner that will permit the federal income tax deductibility of all or a portion of the awards paid under the NA Coal Short-Term Plan for 2015 and future years to covered employees under Code Section 162(m). See "Deductibility of Executive Compensation" on page 28 for additional information about our philosophy on structuring our incentive compensation for tax purposes.
The restated NA Coal Short-Term Plan is not intended to provide new or additional compensation benefits to the employees of NA Coal and its subsidiaries and the substantive terms of the plan are identical to the terms of the 2010 NA Coal Short-Term Plan. However, the following changes were made to the administrative terms of the plan: (i) the definition of retirement was modified to reflect changes in underlying frozen pension plans; (ii) provisions were added to describe the calculation of awards for employees who are hired or promoted mid-year and (iii) clarifications were made regarding the obligations of participating employers under the plan. The following summary of the NA Coal Short-Term Plan is qualified in its entirety by reference to the NA Coal Short-Term Plan attached to this Proxy Statement as Appendix B.
Purpose. The purpose of the NA Coal Short-Term Plan is to further the profits and growth of NA Coal by enabling it to attract and retain employees by offering annual incentive compensation opportunity to those employees who will be in a position to make significant contributions to the company.
Administration and Eligibility. The NA Coal Short-Term Plan will be administered by the NA Coal Compensation Committee. Salaried employees of NA Coal and its subsidiaries, generally in Hay salary grades 25 and above (NA Coal salary grade 13 equivalent) are eligible to participate in the NA Coal Short-Term Plan. As of March 1, 2015, there were 66 employees who participated in the NA Coal Short-Term Plan. The Compensation Committee approves NA Coal Short-Term Plan participants and applicable performance objectives for each year not later than the 90th day of each year, although new participants may be added at a later date, subject to restrictions under Code Section 162(m) and provided that they are actively employed for at least 90 days in the award term.
Performance Factors. The Compensation Committee establishes goals and formulas under the NA Coal Short-Term Plan based on specified performance objectives of the participants, NA Coal and/or its subsidiaries over the award term. Under the terms of the NA Coal Short-Term Plan, the permissible performance objectives may be described in terms of NA Coal-wide objectives or objectives that are related to the performance of (i) the individual participant or (ii) any subsidiary, division, business unit, department or function of NA Coal. Performance objectives may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index. Performance objectives may be based on one or more, or a combination, of the following criteria, or the attainment of specified levels of growth or improvement in one or more of the following criteria: return on equity, return on total capital employed, diluted earnings per share, total earnings, earnings growth, return on capital, return on assets, return on sales, earnings before interest and taxes, revenue, revenue growth, margin, return on investment, increase in the fair market value of shares, share price (including, but not limited to, growth measures and total stockholder return), operating profit, net earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), inventory turns, financial return ratios, market share, earnings measures/ratios, economic value added, balance sheet measurements (such as receivable turnover), internal rate of return, customer satisfaction surveys or productivity, net income, operating profit or increase in operating profit, market share, increase in market share, sales value, sales value increase over time, economic value income, economic value increase over time or new project development.
Awards. Each year, the Compensation Committee establishes a short-term incentive target for each participant. The awards are expressed in a dollar amount equal to a percentage of the participant's salary midpoint based on the number of Hay points assigned to the participant's position and the short-term incentive target percentage for that Hay point level. No minimum award levels will be established. However, maximum award levels may be established for certain performance objectives and an absolute dollar maximum award level has been established. Participants may not receive an award under the NA Coal Short-Term Plan in any calendar year exceeding $5,000,000.

The Compensation Committee must certify that the pre-established performance thresholds and any other material terms were met or exceeded prior to payment of any final award. However, unless waived, the Compensation Committee retains discretionary authority to increase or decrease the amount of any award that would otherwise be payable to a participant (except with respect to awards for the covered employees under Code Section 162(m) which may only be decreased). In the event of a change in control (as defined in the NA Coal Short-Term Plan), participants will be entitled to receive a pro-rata award for the year, in an amount equal to the target award for the year, pro-rated to reflect the period of time the participant was employed during such year prior to the change in control.
Awards are paid in cash during the period from January 1st through March 15th of the calendar year following the end of each award term.
Final 2014 Awards and Target 2015 Awards. The Named Executive Officers' final 2014 awards under the NA Coal Short-Term for 2014 are shown in the Summary Compensation Table on page 32. Final awards under the NA Coal Short-Term Plan for 2015 are not currently determinable. By March 30, 2015, the Compensation Committee will adopt the performance objectives and targets for the awards that will be earned for the one-year award term ending December 31, 2015 from the list of permissible performance factors listed above.
The following chart shows the target awards for 2015:

NA Coal Short-Term Plan

Name and Title	Dollar Value(s)
Alfred M. Rankin, Jr. - Chairman, President and CEO of NACCO and Chairman of HBB, NA Coal and KC	$—	(1)
Elizabeth I. Loveman - Vice President, Controller and Principal Financial Officer of NACCO	$—	(1)
Gregory H. Trepp - President and CEO of HBB and CEO of KC	$—	(1)
Robert L. Benson - President and CEO of NA Coal	$423,500
J.C. Butler, Jr. - Sr. Vice President-Finance, Treasurer and Chief Administrative Officer of NACCO and Sr. Vice President-Project Development & Administration and Mississippi Operations of NA Coal	$—	(1)
Executive Officer Group (24 persons)	$1,168,470	(1)
Non-Executive Director Group (8 persons)	$—	(1)
Non-Executive Officer Employee Group (3,976 persons)	$1,916,510	(1)

(1)	Only those persons who are employed by NA Coal are eligible to participate in the NA Coal Short-Term Plan.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 3 TO APPROVE THE NA COAL SHORT-TERM PLAN.
If the NA Coal Short-Term Plan is not approved by Company stockholders, no payments will be made under the NA Coal Short-Term Plan with respect to 2015 and thereafter.

PROPOSAL 4 - RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015
Ernst & Young LLP has been selected by the Audit Review Committee as the principal independent registered public accounting firm for the current fiscal year for us and our subsidiaries. The appointment of Ernst & Young LLP as our independent registered public accounting firm is not required to be submitted to a vote of our stockholders for ratification. However, our Board of Directors believes that obtaining stockholder ratification is a sound governance practice.

YOUR BOARD OF DIRECTORS AND AUDIT REVIEW COMMITTEE RECOMMEND THAT YOU VOTE "FOR" PROPOSAL 4 TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015.
YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 3 TO APPROVE THE NORTH AMERICAN COAL CORPORATION ANNUAL INCENTIVE COMPENSATION PLAN.

It is expected that representatives of Ernst & Young LLP will attend the Annual Meeting, with the opportunity to make a statement if they so desire and, if a representative is in attendance, the representative will be available to answer appropriate questions.
If our stockholders fail to vote in favor of the appointment of Ernst & Young LLP, the Audit Review Committee will take such actions as it deems necessary as a result of such stockholder vote. Even if the appointment of Ernst & Young LLP is ratified, the Audit Review Committee may select a different independent registered public accounting firm at any time during fiscal 2015 if it determines that such a change would be in the best interests of the Company and its stockholders.

OTHER IMPORTANT INFORMATION

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership of such securities with the SEC and the NYSE. Officers, directors and greater than ten percent beneficial owners are required by applicable regulations to furnish us with copies of all Section 16(a) forms they file.
Based upon the review of the copies of Section 16(a) forms received by us, and upon written representations from reporting persons concerning the necessity of filing a Form 5 Annual Statement of Changes in Beneficial Ownership, we believe that, during 2014, all filing requirements applicable for reporting persons were met.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth the information as of December 31, 2014 with respect to our compensation plans (including individual compensation arrangements) under which equity securities are authorized for issuance:

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Class A Shares:	(a)	(b)	(c)
Equity compensation plans approved by security holders	0	N/A	378,732
Equity compensation plans not approved by security holders	0	N/A	0
Total	0	N/A	378,732
Class B Shares:
Equity compensation plans approved by security holders	0	N/A	80,100
Equity compensation plans not approved by security holders	0	N/A	0
Total	0	N/A	80,100

BENEFICIAL OWNERSHIP OF CLASS A COMMON AND CLASS B COMMON

Set forth in the following tables is the indicated information as of February 28, 2015 (except as otherwise indicated) with respect to (1) each person who is known to us to be the beneficial owner of more than five percent of the Class A Common, (2) each person who is known to us to be the beneficial owner of more than five percent of the Class B Common and (3) the beneficial ownership of Class A Common and Class B Common by our directors, principal executive officer, principal financial officer and the three other most highly compensated executive officers during 2014 and all of our executive officers and directors as a group. Beneficial ownership of Class A Common and Class B Common has been determined for this purpose in accordance with Rules 13d-3 and 13d-5 under the Exchange Act. Accordingly, the amounts shown in the tables do not purport to represent beneficial ownership for any purpose other than compliance with SEC reporting requirements. Further, beneficial ownership as determined in this manner does not necessarily bear on the economic incidence of ownership of Class A Common or Class B Common.
Holders of shares of Class A Common and Class B Common are entitled to different voting rights with respect to each class of stock. Each share of Class A Common is entitled to one vote per share. Each share of Class B Common is entitled to ten votes per share. Holders of Class A Common and holders of Class B Common generally vote together as a single class on matters submitted to a vote of our stockholders. Shares of Class B Common are convertible into shares of Class A Common on a one-for-one basis, without cost, at any time at the option of the holder of the Class B Common.

Amount and Nature of Beneficial Ownership
Class A Common Stock

Name	Title of Class	Sole Voting and Investment Power		Shared Voting or Investment Power		Aggregate Amount		Percent of Class
Zuckerman Investment Group (1) 155 N. Wacker Drive, Suite 1700 Chicago, IL 60606	Class A	—		495,664		495,664		8.83%
Dimensional Fund Advisors LP (2) 6300 Bee Cave Road Austin, Texas 78746	Class A	469,280	(2)	—		469,280	(2)	8.36%
LSV Asset Management (3) 155 N. Wacker Drive, Suite 4600 Chicago, IL 60606	Class A	394,915	(3)	—		394,915	(3)	7.04%
Beatrice B. Taplin (4) Suite 300 5875 Landerbrook Drive Cleveland, OH 44124-4069	Class A	283,783		56,120		339,903		6.06%
FMR LLC (5) 245 Summer Street Boston, Massachusetts 02210	Class A	310,110	(5)	—		310,110	(5)	5.53%
BlackRock, Inc. (6) 55 East 52nd Street New York, New York 10022	Class A	285,134	(6)	—		285,134	(6)	5.08%
Scott S. Cowen (7)	Class A	964		—		964		**
John P. Jumper (7)	Class A	3,567		—		3,567		**
Dennis W. LaBarre (7)	Class A	14,168		—		14,168		**
Richard de J. Osborne (7)	Class A	9,492		—		9,492		**
Alfred M. Rankin, Jr.	Class A	276,876		502,703	(8)	779,579	(8)	13.89%
James A. Ratner (7)	Class A	3,786		—		3,786		**
Britton T. Taplin (7)	Class A	34,600		61,875	(9)	96,475	(9)	1.72%
David F. Taplin (7)	Class A	15,454		12,000	(10)	27,454	(10)	**
David B.H. Williams (7)	Class A	5,211		507,442	(11)	512,653	(11)	9.14%
J.C. Butler, Jr.	Class A	45,411		504,403	(12)	549,814	(12)	9.80%
Robert L. Benson	Class A	—		—		—		—
Elizabeth I. Loveman	Class A	971		—		971		**
Gregory H. Trepp	Class A	—		—		—		—
All executive officers and directors as a group (32 persons)	Class A	414,013		701,323	(13)	1,115,336	(13)	19.88%
** Less than 1.0%.

(1)
A Schedule 13G/A filed with the SEC with respect to Class A Common on February 6, 2015 reported that the Zuckerman Investment Group may be deemed to beneficially own the shares of Class A Common reported above as a result of being an investment adviser.

(2)
A Schedule 13G/A filed with the SEC with respect to Class A Common on February 5, 2015 reported that Dimensional Fund Advisors LP ("Dimensional") may be deemed to beneficially own the shares of Class A Common reported above as a result of being an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 that furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serving as an investment manager to certain other commingled group trusts and separate accounts (the "Dimensional Funds"), which own the shares of Class A Common. In its role as investment adviser or manager, Dimensional possesses the sole power to vote 451,849 shares of Class A Common and the sole power to invest 469,280 shares of Class A Common owned by the Dimensional Funds. However, all shares of Class A Common reported above are owned by the Dimensional Funds. Dimensional disclaims beneficial ownership of all such shares.

(3)
A Schedule 13G filed with the SEC with respect to Class A Common on February 12, 2015 reported that LSV Asset Management may be deemed to beneficially own the shares of Class A Common reported above as a result of being an investment adviser.

(4)
A Schedule 13G/A filed with the SEC with respect to Class A Common on February 13, 2015 reported that Beatrice B. Taplin may be deemed to beneficially own the shares of Class A Common reported above. Ms. Taplin may be deemed to share with the other members of Abigail LLC voting and investment power over the 56,120 shares of Class A Common held by Abigail LLC. Ms. Taplin disclaims beneficial ownership of 1,120 shares of Class A Common held by Abigail LLC.

(5)	A Schedule 13G filed with the SEC with respect to Class A Common on February 13, 2015 reported that FMR LLC may be deemed to beneficially own the shares of Class A Common reported above.

(6)
A Schedule 13 G/A filed with the SEC with respect to Class A Common on February 10, 2015 reported that BlackRock, Inc. may be deemed to beneficially own the shares of Class A Common reported above as a result of being a parent holding company or control person of an entity or entities that own five percent (5%) or greater of the outstanding shares of Class A Common.

(7)
Pursuant to our Non-Employee Directors' Plan, each non-employee director has the right to acquire additional shares of Class A Common within 60 days after February 28, 2015. The shares each non-employee director has the right to receive are not included in the table because the actual number of additional shares will be determined on April 1, 2015 by taking the amount of such director's quarterly retainer required to be paid in shares of Class A Common plus any voluntary portion of such director's quarterly retainer, if so elected, divided by the average of the closing price per share of Class A Common on the Friday (or if Friday is not a trading day, the last trading day before such Friday) for each week of the calendar quarter ending on March 31, 2015.

(8)
Alfred M. Rankin, Jr. may be deemed to be a member of Rankin Associates II, L.P. ("Associates"), which is made up of the individuals and entities holding limited partnership interests in Associates and Rankin Management, Inc. ("RMI"), the general partner of Associates. Associates may be deemed to be a “group” as defined under the Exchange Act and therefore may be deemed as a group to beneficially own 338,295 shares of Class A Common held by Associates. Although Associates holds the 338,295 shares of Class A Common, it does not have any power to vote or dispose of such shares of Class A Common. RMI has the sole power to vote such shares and shares the power to dispose of such shares with the other individuals and entities holding limited partnership interests in Associates. RMI exercises such powers by action of its board of directors, which acts by majority vote and consists of Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin, the individual trusts of whom are the shareholders of RMI. Under the terms of the Limited Partnership Agreement of Associates, Associates may not dispose of Class A Common without the consent of RMI and the approval of the holders of more than 75% of all of the partnership interests of Associates. As a result of holding through his trust, of which he is trustee, partnership interests in Associates, Mr. Rankin may be deemed to beneficially own, and share the power to dispose of, 338,295 shares of Class A Common held by Associates. In addition, Mr. Rankin may be deemed to be a member of a group, as defined under the Exchange Act, as a result of holding through his trust, of which he is trustee, partnership interests in Rankin Associates IV, L.P. ("Rankin IV"). As a result, the group consisting of Mr. Rankin, the other general and limited partners of Rankin IV and Rankin IV may be deemed to beneficially own, and share the power to vote and dispose of, 105,272 shares of Class A Common held by Rankin IV. Mr. Rankin disclaims beneficial ownership of 502,703 shares of Class A Common held by (a) members of Mr. Rankin's family, (b) trusts for the benefit of members of Mr. Rankin's family and (c) Associates and Rankin IV to the extent in excess of his pecuniary interest in each such entity.

(9)
Britton T. Taplin may be deemed to share with his spouse voting and investment power over 5,755 shares of Class A Common held by Mr. Taplin's spouse; however, Mr. Taplin disclaims beneficial ownership of such shares. Mr. Taplin may be deemed to share with the other members of Abigail LLC voting and investment power over the 56,120 shares of Class A Common held by Abigail LLC. Mr. Taplin disclaims beneficial ownership of 55,840 shares of Class A Common held by Abigail LLC. Mr. Taplin has pledged 2,023 shares of Class A Common.

(10)
David F. Taplin may be deemed to share with his step-sister the power to vote and dispose of 12,000 shares of Class A Common as a result of being a co-trustee of a trust; however, Mr. Taplin has disclaimed beneficial ownership of such shares to the extent in excess of his pecuniary interest in such shares.

(11)
David B.H. Williams may be deemed to be a member of Associates and, accordingly, may be deemed to beneficially own and share the power to dispose of, 338,295 shares of Class A Common held by Associates. In addition, Mr. Williams may be deemed to share with his spouse voting and investment power over 60,836 shares of Class A Common beneficially owned by his spouse and 3,039 shares of Class A Common held in trust for the benefit of his minor children and for which his spouse is the trustee and has sole power to vote and dispose of the shares; he disclaims all interest in such shares. Mr. Williams's spouse is a member of Rankin IV, therefore he is deemed to share beneficial ownership of 105,272 shares of Class A Common held by Rankin IV; he disclaims all interest in such shares.

(12)
J.C. Butler, Jr., an executive officer of NACCO, is deemed to be a member of Associates and, accordingly, may be deemed to beneficially own, and share the power to dispose of, 338,295 shares of Class A Common held by Associates. In addition, Mr. Butler may be deemed to share with his spouse voting and investment power over 60,386 shares of Class A Common beneficially owned by his spouse; he disclaims all interest in such shares. Mr. Butler's spouse is a member of Rankin IV, therefore he is deemed to share beneficial ownership of 105,272 shares of Class A Common held by Rankin IV; he disclaims all interest in such shares. Mr. Butler disclaims all interest in 7,430 shares of Class A Common held in trust for the benefit of his minor children and for which he is the trustee and has sole power to vote and dispose of the shares.

(13)
The aggregate amount of Class A Common beneficially owned by all executive officers and directors and the aggregate amount of Class A Common beneficially owned by all executive officers and directors as a group for which they have shared voting or investment power include the shares of Class A Common of which: (i) Mr. Rankin has disclaimed beneficial ownership in note (8) above; (ii) Mr. B. Taplin has disclaimed beneficial ownership in note (9) above; (iii) Mr. D. Taplin has disclaimed beneficial ownership in note (10) above; (iv) Mr. Williams has disclaimed beneficial ownership in note (11) above; and (v) Mr. Butler has disclaimed beneficial ownership in note (12) above. As described in note (7) above, the aggregate amount of Class A Common beneficially owned by all executive officers and directors as a group as set forth in the table above does not include shares that the non-employee directors have the right to acquire within 60 days after February 28, 2015 pursuant to the Non-Employee Directors' Plan.

Class B Common Stock

Name	Title of Class	Sole Voting and Investment Power		Shared Voting or Investment Power		Aggregate Amount		Percent of Class
Clara Taplin Rankin, et al. (1) c/o PNC Bank, N.A. 3550 Lander Road Pepper Pike, OH 44124	Class B	—	(1)	—	(1)	1,542,757	(1)	98.09%
Rankin Associates I, L.P., et al. (2) Suite 300 5875 Landerbrook Drive Cleveland, OH 44124-4069	Class B	—	(2)	—	(2)	472,371	(2)	30.03%
Beatrice B. Taplin (3) Suite 300 5875 Landerbrook Drive Cleveland, OH 44124-4069	Class B	337,310	(3)	—		337,310	(3)	21.45%
Rankin Associates IV, L.P., et al. (4) Suite 300 5875 Landerbrook Drive Cleveland, OH 44124-4069	Class B	—	(4)	—	(4)	294,728	(4)	18.74%
Scott S. Cowen	Class B	—		—		—		—
John P. Jumper	Class B	—		—		—		—
Dennis W. LaBarre	Class B	100		—		100		**
Richard de J. Osborne	Class B	—		—		—		—
Alfred M. Rankin, Jr.	Class B	44,662	(5)	767,099	(5)	811,761	(5)	51.61%
James A. Ratner	Class B	—		—		—		—
Britton T. Taplin	Class B	—		—		—		—
David F. Taplin	Class B	15,883	(6)	—		15,883	(6)	1.01%
David B.H. Williams	Class B	—		776,294	(7)	776,294	(7)	49.36%
J.C. Butler, Jr.	Class B	—		776,294	(8)	776,294	(8)	49.36%
Robert L. Benson	Class B	—		—		—		—
Gregory H. Trepp	Class B	—		—		—		—
All executive officers and directors as a group (32 persons)	Class B	60,645	(9)	785,489	(9)	846,134	(9)	53.80%

** Less than 1.0%.

(1)
A Schedule 13D, which was filed with the SEC with respect to Class B Common and most recently amended on February 13, 2015 ("the Stockholders 13D") reported that, except for NACCO and PNC Bank, N.A., as depository, the signatories to the stockholders' agreement, together in certain cases with trusts and custodianships, which are referred to collectively as the Signatories, may be deemed to be a “group” as defined under the Exchange Act, and therefore may be deemed as a group to beneficially own all of the Class B Common subject to the stockholders' agreement, which is an aggregate of 1,542,757 shares. The stockholders' agreement requires that each Signatory, prior to any conversion of such Signatory's shares of Class B Common into Class A Common or prior to any sale or transfer of Class B Common to any permitted transferee (under the terms of the Class B Common) who has not become a Signatory, offer such shares to all of the other Signatories on a pro-rata basis. A Signatory may sell or transfer all shares not purchased under the right of first refusal as long as they first are converted into Class A Common prior to their sale or transfer. The shares of Class B Common subject to the stockholders' agreement constituted 98.08% of the Class B Common outstanding on February 28, 2015 or 72.30% of the combined voting power of all Class A Common and Class B Common outstanding on such date. Certain Signatories own Class A Common, which is not subject to the stockholders' agreement. Under the stockholders' agreement, NACCO may, but is not obligated to, buy any of the shares of Class B Common not purchased by the Signatories following the trigger of the right of first refusal. The stockholders' agreement does not restrict in any respect how a Signatory may vote such Signatory's shares of Class B Common.

(2)
A Schedule 13D, which was filed with the SEC with respect to Class B Common and most recently amended on February 13, 2015, reported that Rankin Associates I, L.P. "Rankin I" and the trusts holding limited partnership interests in Rankin I may be deemed to be a “group” as defined under the Exchange Act and therefore may be deemed as a group to beneficially own 472,371 shares of Class B Common held by Rankin I. Although Rankin I holds the

472,371 shares of Class B Common, it does not have any power to vote or dispose of such shares of Class B Common. Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin, as trustees and primary beneficiaries of trusts acting as general partners of Rankin I, share the power to vote such shares of Class B Common. Voting actions are determined by the general partners owning at least a majority of the general partnership interests of Rankin I. Each of the trusts holding general and limited partnership interests in Rankin I share with each other the power to dispose of such shares. Under the terms of the Second Amended and Restated Limited Partnership Agreement of Rankin I, Rankin I may not dispose of Class B Common or convert Class B Common into Class A Common without the consent of the general partners owning more than 75% of the general partnership interests of Rankin I and the consent of the holders of more than 75% of all of the partnership interests of Rankin I. The Stockholders 13D reported that the Class B Common beneficially owned by Rankin I and each of the trusts holding limited partnership interests in Rankin I is also subject to the stockholders' agreement.

(3)
Beatrice B. Taplin has the sole power to vote and dispose of 337,310 shares of Class B Common held in trusts. The Stockholders 13D reported that the Class B Common beneficially owned by Beatrice B. Taplin is subject to the stockholders' agreement.

(4)
A Schedule 13D, which was filed with the SEC with respect to Class B Common and most recently amended on February 13, 2015, reported that the trusts holding limited partnership interests in Rankin IV may be deemed to be a “group” as defined under the Exchange Act and therefore may be deemed as a group to beneficially own 294,728 shares of Class B Common held by Rankin IV. Although Rankin IV holds the 294,728 shares of Class B Common, it does not have any power to vote or dispose of such shares of Class B Common. Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin, as trustees and primary beneficiaries of trusts acting as general partners of Rankin IV, share the power to vote such shares of Class B Common. Voting actions are determined by the general partners owning at least a majority of the general partnership interests of Rankin IV. Each of the trusts holding general and limited partnership interests in Rankin IV share with each other the power to dispose of such shares. Under the terms of the Amended and Restated Limited Partnership Agreement of Rankin IV, Rankin IV may not dispose of Class B Common or convert Class B Common into Class A Common without the consent of the general partners owning more than 75% of the general partnership interests of Rankin IV and the consent of the holders of more than 75% of all of the partnership interests of Rankin IV. The Stockholders 13D reported that the Class B Common beneficially owned by Rankin IV and each of the trusts holding limited partnership interests in Rankin IV is also subject to the stockholders' agreement.

(5)
Alfred M. Rankin, Jr. may be deemed to be a member of the group described in note (2) above as a result of holding through his trust, of which he is trustee, partnership interests in Rankin I and therefore may be deemed to beneficially own, and share the power to vote and dispose of, 472,371 shares of Class B Common held by Rankin I. In addition, Mr. Rankin may be deemed to be a member of the group described in note (4) above as a result of holding through his trust, of which he is trustee, partnership interests in Rankin IV and therefore may be deemed to beneficially own, and share the power to vote and dispose of, 294,728 shares of Class B Common held by Rankin IV. Mr. Rankin disclaims beneficial ownership of 751,723 shares of Class B Common held by Rankin I and Rankin IV to the extent in excess of his pecuniary interest in each such entity. The Stockholders 13D reported that the Class B Common beneficially owned by Alfred M. Rankin, Jr. is subject to the stockholders' agreement.

(6)	The Stockholders 13D reported that the Class B Common beneficially owned by David F. Taplin is subject to the stockholders' agreement.

(7)
David B.H.Williams' spouse is a member of Rankin I and Rankin IV; therefore, he may be deemed to share beneficial ownership of 767,099 shares of Class B Common held by Rankin I and Rankin IV. Mr. Williams' spouse also owns 9,195 shares of Class B Common, which are held in trust. Mr. Williams disclaims beneficial ownership of all shares held by Rankin I, Rankin IV and his spouse's personal trust. The Stockholders 13D reported that the Class B Common beneficially owned by Mr. Williams is subject to the stockholders' agreement.

(8)
J.C. Butler, Jr.'s, an executive officer of NACCO, spouse is a member of Rankin I and Rankin IV; therefore, Mr. Butler may be deemed to share beneficial ownership of 767,099 shares of Class B Common held by Rankin I and Rankin IV. Mr. Butler's spouse also owns 9,195 shares of Class B Common, which are held in trust. Mr. Butler disclaims beneficial ownership of all shares held by Rankin I, Rankin IV and his spouse's personal trust. The Stockholders 13D reported that the Class B Common beneficially owned by Mr. Butler is subject to the stockholders' agreement.

(9)
The aggregate amount of Class B Common beneficially owned by all executive officers and directors as a group and the aggregate amount of Class B Common beneficially owned by all executive officers and directors as a group for which they have shared voting or investment power include the shares of Class B Common of which Mr. Rankin has disclaimed beneficial ownership in note (5) above, Mr. Williams has disclaimed beneficial ownership in note (7) above and Mr. Butler has disclaimed beneficial ownership in note (8) above.
Beatrice B. Taplin is the sister-in-law of Clara Taplin Rankin. Britton T. Taplin is the son of Beatrice B. Taplin, and David F. Taplin is a nephew of Beatrice B. Taplin and Clara Taplin Rankin. Clara Taplin Rankin is the mother of Alfred M. Rankin, Jr. J.C. Butler, Jr., an executive officer of NACCO, is the son-in-law of Alfred M. Rankin, Jr. and is married to the sister of David B.H. Williams's spouse. David B.H. Williams is the son-in-law of Alfred M. Rankin Jr. and is married to the sister of Mr. Butler's spouse. The combined beneficial ownership of such persons shown in the foregoing tables equals 1,362,624 shares, or 24.29%, of the Class A Common and 1,183,344 shares, or 75.24%, of the Class B Common outstanding on February 28, 2015. The combined beneficial ownership of all our directors, together with Beatrice B. Taplin, and all of our executive officers whose beneficial ownership of Class A Common and Class B Common must be disclosed in the foregoing tables in accordance with Rule 13d-3 under the Exchange Act, equals 1,399,119 shares, or 24.94%, of the Class A Common and 1,183,444 shares, or 75.24%, of the Class B Common outstanding on February 28, 2015. Such shares of Class A Common and Class B Common together represent 62.04% of the combined voting power of all Class A Common and Class B Common outstanding on such date.

SUBMISSION OF STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be eligible for inclusion in our Proxy Statement and form of proxy relating to our next annual meeting must be received on or before November 25, 2015. Such proposals must be addressed to the Company, 5875 Landerbrook Drive, Suite 220, Cleveland, Ohio 44124-4069, Attention: Secretary. Any stockholder intending to propose any matter at the next annual meeting but not intending for us to include the matter in our Proxy Statement and proxy related to the next annual meeting must notify us on or after December 25, 2015 but on or before January 24, 2016 of such intention in accordance with the procedures set forth in our Bylaws. If we do not receive such notice within that time frame, the notice will be considered untimely. Our proxy for the next annual meeting will grant authority to the persons named therein to exercise their voting discretion with respect to any matter of which we did not receive notice between December 25, 2015 and January 24, 2016. Notices should be submitted to the address set forth above.

SOLICITATION OF PROXIES

We will bear the costs of soliciting proxies from our stockholders. In addition to the use of the mails, proxies may be solicited by our directors, officers and employees by in-person meeting, telephone or other forms of communication. Such directors, officers and employees will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Class A Common and Class B Common held of record by such persons, and we will reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

OTHER MATTERS

The directors know of no other matters that are likely to be brought before the meeting. The enclosed proxy card grants to the persons named in the proxy card the authority to vote in their best judgment regarding all other matters properly raised at the Annual Meeting.
John D. Neumann
Secretary
Cleveland, Ohio
March 26, 2015
It is important that the proxies be returned promptly. Stockholders who do not expect to attend the meeting are urged to fill out, sign, date and mail the enclosed form of proxy in the enclosed envelope, which requires no postage if mailed in the United States, or in the alternative, vote your shares electronically either over the internet (www.investorvote.com/NC) or by touch-tone telephone (1-800-652-8683). Stockholders who hold both Class A Common and Class B Common only have to complete the single enclosed form of proxy or vote once via the internet or telephone. For information on how to obtain directions to attend the annual meeting and vote in person, please contact our Secretary at 5875 Landerbrook Drive, Suite 220, Cleveland, Ohio 44124-4069, or call (440) 229-5151 or email ir@naccoind.com.

Appendix A

HAMILTON BEACH BRANDS, INC.
LONG-TERM INCENTIVE COMPENSATION PLAN
(Amended and Restated Effective March 1, 2015)

1.	Effective Date
Subject to Section 15, the effective date of this amended and restated Hamilton Beach Brands, Inc. Long-Term Incentive Compensation Plan (the “Plan”) is March 1, 2015.

2.	Purpose of the Plan
The purpose of this Plan is to further the long-term profits and growth of Hamilton Beach Brands, Inc. (the “Company”) by enabling the Employers to attract and retain key management employees by offering long-term incentive compensation to those key management employees who will be in a position to make significant contributions to such profits and growth. This incentive is in addition to all other compensation.

3.	Application of Code Section 409A
It is intended that the compensation arrangements under the Plan be in full compliance with the requirements of Code Section 409A. The Plan shall be interpreted and administered in a manner to give effect to such intent. Notwithstanding the foregoing, the Employers do not guarantee any particular tax result to Participants or Beneficiaries with respect to any amounts deferred or any payments provided hereunder, including tax treatment under Code Section 409A.

4.	Definitions
(a)“Account” shall mean the record maintained by the Employer in accordance with Section 7 to reflect the Participants’ Awards under the Plan (plus interest thereon). The Account shall be further sub-divided into various Sub-Accounts as described in Section 8.
(b)“Award” shall mean the cash awards granted to a Participant under this Plan for the Award Terms.
(c)“Award Term” shall mean the period of one or more years on which an Award is based, as established by the Committee and specified in the Guidelines. Any Award Term(s) applicable to a Qualified Performance-Based Award shall be established by the Committee not later than 90 days after the commencement of the Award Term on which such Qualified Performance-Based Award will be based and prior to the completion of 25% of such Award Term.
(d)“Beneficiary” shall mean the person(s) designated in writing (on a form acceptable to the Committee) to receive the payment of all amounts hereunder in the event of the death of a Participant. In the absence of such a designation and at any time when there is no existing Beneficiary hereunder, a Participant’s Beneficiary shall be his surviving legal spouse or, if none, his estate.
(e)“Change in Control” shall mean the occurrence of an event described in Appendix 1 hereto.
(f)“Code” shall mean the Internal Revenue Code of 1986, as amended.
(g)“Committee” shall mean the Compensation Committee of the Board of Directors of the Company, any other committee appointed by such Board of Directors, or any sub-committee appointed by the Compensation Committee to administer this Plan in accordance with Section 5; provided that such committee or sub-committee consists of not less than two directors of the Company and so long as each such member of the committee or sub-committee is an “outside director” for purposes of Code Section 162(m).

(h)“Covered Employee” shall mean any Participant who is a “covered employee” for purposes of Code Section 162(m) or any Participant who the Committee determines in its sole discretion is likely to become such a covered employee.
(i)“Disability” or “Disabled.” A Participant shall be deemed to have a “Disability” or be “Disabled” if the Participant is determined to be totally disabled by the Social Security Administration or if the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an Employer-sponsored accident and health plan.
(j)“Final Payout Percentage.” For each Plan Year, the Final Payout Percentage shall mean the percentage of the Target Payout that is paid out under this Plan, as determined by the Committee, in its sole discretion.
(k)“Grant Date” shall mean the effective date of an Award, which is the January 1st following the end of the Award Term.
(l)“Guidelines” shall mean the guidelines that are approved by the Committee for each Award Term for the administration of the Awards granted under the Plan. To the extent that there is any inconsistency between the Guidelines and the Plan on matters other than the time and form of payment of the Awards, the Guidelines shall control. If there is any inconsistency between the Guidelines and the Plan regarding the time and form of payment of the Awards, the Plan shall control.
(m)“Hay Salary Grade” shall mean the salary grade or Salary Points assigned to a Participant by the Employers pursuant to the Hay Salary System, or any successor salary system subsequently adopted by the Employers; provided, however, that for purposes of determining Target Awards for U.S. Participants, the midpoint of the national salary ranges (unadjusted for geographic location) shall be used.
(n)“Key Employee.” A Participant shall be classified as a Key Employee if he meets the following requirements:

•
The Participant, with respect to the Participant’s relationship with the Employers and their affiliates, met the requirements of Section 416(i)(1)(A)(i), (ii) or (iii) of the Code (without regard to Section 416(i)(5) thereof) and the Treasury Regulations issued thereunder at any time during the 12-month period ending on the most recent Identification Date (defined below) and his Termination of Employment occurs during the 12-month period beginning on the most recent Effective Date (defined below). When applying the provisions of Code Sections 416(i)(1)(A)(i), (ii) or (iii) for this purpose: (i) the definition of “compensation” (A) shall be as defined in Treasury Regulation Section 1.415(c)-2(d)(4) (i.e., the wages and other compensation for which the Employer is required to furnish the Employee with a Form W-2 under Code Sections 6041, 6051 and 6052, plus amounts deferred at the election of the Employee under Code Sections 125, 132(f)(4) or 401(k)) and (B) shall apply the rule of Treasury Regulation Section 1.415(c)-2(g)(5)(ii) which excludes compensation of non-resident alien employees and (ii) the number of officers described in Code Section 416(i)(1)(A)(i) shall be 60 instead of 50.

•
The Identification Date for Key Employees is each December 31st and the Effective Date is the following April 1st. As such, any Employee who is classified as a Key Employee as of December 31st of a particular Plan Year shall maintain such classification for the 12-month period commencing on the following April 1st.

•
Notwithstanding the foregoing, a Participant shall not be classified as a Key Employee unless the stock of NACCO Industries, Inc. (or a related entity) is publicly traded on an established securities market or otherwise on the date of the Participant’s Termination of Employment.

(o)“Maturity Date” shall mean the date established under Section 10(a)(i) of the Plan.
(p)“Non-U.S. Participant” shall mean a Participant who is classified by the Committee as a non-resident alien with no U.S.-earned income. Such classification shall be determined as of the Grant Date of a particular Award. Once a

Participant is classified by the Committee as a Non-U.S. Participant with respect to a particular Award, such classification shall continue in effect until the Sub-Account holding such Award is paid, regardless of any subsequent change in classification.
(q)“Participant” shall mean any person who meets the eligibility criteria set forth in Section 6 and who is granted an Award under the Plan or a person who maintains an Account balance hereunder.
(r)“Performance Objectives” shall mean the performance objectives established pursuant to the Plan for Participants. Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or any Subsidiary, division, business unit, department or function of the Company. Performance Objectives may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index. Any Performance Objectives applicable to a Qualified Performance-Based Award shall be based on one or more, or a combination, of the following criteria, or the attainment of specified levels of growth or improvement in one or more of the following criteria: return on equity, return on total capital employed, diluted earnings per share, total earnings, earnings growth, return on capital, return on assets, return on sales, earnings before interest and taxes, revenue, revenue growth, margin, return on investment, increase in the fair market value of shares, share price (including, but not limited to, growth measures and total stockholder return), profit, net earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), inventory turns, financial return ratios, market share, earnings measures/ratios, economic value added, balance sheet measurements (such as receivable turnover), internal rate of return, customer satisfaction surveys or productivity, net income, operating profit or increase in operating profit, market share, increase in market share, sales value increase over time, economic value income, economic value increase over time, new project development, adjusted standard margin or net sales.
(s)“Plan Year” shall mean the calendar year.
(t)“Qualified Performance-Based Award” shall mean any Award or portion of an Award granted to a Covered Employee that is intended to satisfy the requirements for “qualified performance-based compensation” under Code Section 162(m).
(u)“Retirement” or “Retire” shall mean the termination of a Participant’s employment with the Employers after the Participant has reached age 55 and completed at least 5 years of service.
(v)“Salary Points” means the salary points assigned to a Participant by the Committee for the applicable Award Term pursuant to the Hay salary point system, or any successor salary point system adopted by the Committee.
(w)“Subsidiary” shall mean any corporation, partnership or other entity, the majority of the outstanding voting securities of which is owned, directly or indirectly, by the Company. The Company and the Subsidiaries shall be referred to herein collectively as the “Employers.”
(x)“Target Award” shall mean a dollar amount calculated by multiplying (i) the designated salary midpoint that corresponds to a Participant’s Hay Salary Grade by (ii) the long-term incentive compensation target percent for that Hay Salary Grade for the applicable Award Term, as determined by the Committee. The Target Award is the Award that would be paid to a Participant under the Plan if each Performance Objective is met at exactly target.
(y)“Target Payout.” For each Plan Year, the Target Payout shall mean the total amount that would be paid out under the Plan if each Performance Objective is met exactly at target level, as determined by the Committee, in its sole discretion.
(z)“Termination of Employment” shall mean, with respect to any Participant’s relationship with the Company and its affiliates, a separation from service as defined in Code Section 409A (and the regulations and guidance issued thereunder).

(aa) “True-Up Interest Rate.” The True-Up Interest Rate shall mean the interest rate determined under an annual “True-Up Interest Rate Table” and related interpolation chart that is adopted and approved by the Committee within the first 90 days of each Plan Year and is based on the Final Payout Percentage of the Plan for such Plan Year.
(ab)“U.S. Participant” shall mean, with respect to any Award, any Participant who is not a Non-U.S. Participant.

5.Administration
(a)This Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the action of members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the act of the Committee. All acts and decisions of the Committee with respect to any questions arising in connection with the administration and interpretation of this Plan, including the severability of any or all of the provisions hereof, shall be conclusive, final and binding upon the Employers and all present and former Participants, all other employees of the Employers, and their respective descendants, successors and assigns. No member of the Committee shall be liable for any such act or decision made in good faith.
(b)The Committee shall have complete authority to interpret all provisions of this Plan, to prescribe the form of any instrument evidencing any Award granted under this Plan, to adopt, amend and rescind general and special rules and regulations for its administration (including, without limitation, the Guidelines), and to make all other determinations necessary or advisable for the administration of this Plan. Notwithstanding the foregoing, no such action may be taken by the Committee that would cause any Qualified Performance-Based Awards to be treated as “applicable employee remuneration” of such Participant, as such term is defined in Code Section 162(m) (i.e., to no longer qualify for the exception for “qualified performance-based compensation” under Code Section 162(m)).

6.Eligibility
Any person who is classified by the Employers as a salaried employee of the Employers generally at a Hay Salary Grade of 26 or above(Company salary grade of 17 or above or a compensation level equivalent thereto), who in the judgment of the Committee occupies a position in which his efforts may significantly contribute to the profits or growth of the Employers, may be eligible to participate in the Plan; provided, however, that (a) directors of the Company who are not classified as salaried employees of the Employers, (b) leased employees (as such term is defined in Code Section 414) and (c) employees covered under separate long-term incentive contractual arrangements shall not be eligible to participate in the Plan. A person who satisfies the requirements of this Section 6 shall become a Participant in the Plan when granted an Award under Section 8(b)(ii).

7.	Accounts and Sub-Accounts
Each Employer shall establish and maintain on its books an Account for each Participant who is or was employed by the Employer which shall reflect the Awards described in Section 8 hereof. Such Account shall also (a) reflect credits for the interest described in Section 10(b) and debits for any distributions therefrom and (b) be divided into the Sub-Accounts specified in Section 8(d).

8.	Granting of Awards/Crediting to Sub-Accounts
The Committee may, from time to time and upon such conditions as it determine, authorize the granting of Awards to Participants for each Award Term, which shall be consistent with, and shall be subject to all of the requirements of, the following provisions:

(a)The Committee shall approve (i) a Target Award to be granted to each Participant and (ii) a formula for determining the amount of each Award for such Award Term, which formula is based upon the Company’s achievement of Performance Objectives, as set forth in the Guidelines; provided, however, that with respect to any Qualified Performance-Based Award, the Committee shall approve the foregoing not later than the 90th day of the applicable Award Term and prior to the completion of 25% of such Award Term. At such time, the Committee shall designate whether the Award is a Qualified Performance-Based Award.
(b)Effective no later than April 30th of the Plan Year following the end of the Award Term, the Committee shall approve (i) a preliminary calculation of the amount of each Award based upon the application of the formula and actual Company performance to the Target Awards previously determined in accordance with Section 8(a) and (ii) a final calculation and approval of the amount of each Award to be granted to each Participant for the Award Term (with the specified Grant Date of such Award being January 1st of the Plan Year following the end of the Award Term). Such approval shall be certified in writing by the Committee before any amount is paid for any Award granted with respect to an Award Term. Notwithstanding the foregoing, (1) the Committee shall have the power to decrease the amount of any Award below the amount determined in accordance with the foregoing provisions and (2) the Committee shall have the power to increase the amount of any Award above the amount determined in accordance with the foregoing provisions and/or adjust the amount thereof in any other manner determined by the Committee, in its sole and absolute discretion. Notwithstanding the foregoing, (A) no such decrease may occur following a Change in Control; (B) no such increase, adjustment or other change may be made that would cause any Qualified Performance-Based Award to be includable as “applicable employee remuneration” of such Participant, as such term is defined in Code Section 162(m) (i.e., to no longer qualify for the exception for “qualified performance-based compensation” under Code Section 162(m)) and (C) no Award, including any Award equal to the Target Award, shall be payable under the Plan to any Participant except as determined and approved by the Committee.
(c)Calculations of Target Awards for U.S. Participants for an Award Term shall initially be based on a Participant’s Hay Salary Grade as of January 1st of the first year of the Award Term. Calculations of Target Awards for Non-U.S. Participants for an Award Term shall be determined in accordance with the Guidelines in effect for such Award Term. However, such Target Awards may be changed during or after the Award Term under the following circumstances: (i) if a Participant receives a change in Hay Salary Grade, salary midpoint and/or long-term incentive compensation target percentage during an Award Term, such change will be reflected in a pro-rata Target Award, (ii) employees hired into or promoted to a position eligible to participate in the Plan (as specified in Section 6 above) during an Award Term will, if designated as a Plan Participant by the Committee, be assigned a pro-rated Target Award based on their length of service during an Award Term and (iii) the Committee may increase or decrease the amount of the Target Award at any time, in its sole and absolute discretion; provided, however, that (1) no such decrease may occur following a Change in Control and (2) no such increase, adjustment or other change may be made that would cause any Qualified Performance-Based Award to be includable as “applicable employee remuneration” of such Participant, as such term is defined in Code Section 162(m) (i.e., to no longer qualify for the exception for “qualified performance-based compensation” under Code Section 162(m)). Except as provided in Section 11, in order to be eligible to receive an Award for an Award Term, the Participant must be employed by the Employers and must be a Participant on December 31st of the last year of the Award Term provided that, if a Participant dies, becomes Disabled or Retires during the Award Term, the Participant shall be entitled to a pro-rata portion of the Award for such Award Term, calculated based on actual Company performance for the entire Award Term in accordance with Section 8(b)(ii) above and based on the number of days the Participant was actually employed by the Employers during the Award Term.
(d)After approval by the Committee, each Award shall be credited to the Participant’s Account in accordance with the following rules. The cash value of each Award for each Award Term shall be credited to a separate Sub-Account for each Participant. Such Sub-Accounts shall be classified based on the Grant Date of the particular Award. For example, the cash value of the Awards with a Grant Date of 1/1/15 shall be credited to the 2015 Sub-Account, the cash value of the Awards with a Grant Date of 1/1/16 shall be credited to the 2016 Sub-Account, etc.
(e)Notwithstanding any other provision of the Plan, (i) the maximum cash value of the Awards granted to a Participant under this Plan for any Award Term shall not exceed $5,000,000 and (ii) the maximum cash value of the payment from the Sub-Account that holds the Awards for any Award Term (including interest) shall not exceed $7,000,000.
(f)Multiple Awards may be granted to a Participant; provided, however, that no two Awards to a Participant may have identical performance periods.
(g)All determinations under this Section shall be made by the Committee. Each Qualified Performance-Based Award shall be granted and administered to comply with the requirements of Code Section 162(m).

9.Vesting
All Awards granted hereunder shall be immediately 100% vested as of the Grant Date. Participants shall be 100% vested in all amounts credited to their Accounts hereunder.

10.	Payment of Sub-Account Balances/Interest
(a)Payment Dates.
(i)Maturity Date. The Maturity Date of each Sub-Account shall be the third anniversary of the Grant Date of the Award that was credited to such Sub-Account. For example, the Maturity Date of the 2016 Sub-Account (containing Awards with a Grant Date of 1/1/16) shall be 1/1/19. Subject to the provisions of clause (ii) below, the balance of each Sub-Account shall be paid to the Participant on the Maturity Date of such Sub-Account.
(ii)Other Payment Dates. Notwithstanding the foregoing, but subject to the provisions of Section 11 hereof, (1) the payment date of amounts that were credited to a particular Sub-Account while a Participant was a Non-U.S. Participant may be any earlier date determined by the Committee and (2) in the event a Participant dies, becomes Disabled, or incurs a Termination of Employment on account of Retirement prior to the applicable Maturity Date, (A) the payment date of all amounts credited to the Participant’s pre-2015 Sub-Accounts as of the date of death, Disability, or Termination of Employment on account of Retirement shall be the date of such death, Disability, or Termination of Employment on account of Retirement, (B) the payment date of all amounts credited to the Participant’s post-2014 Sub-Accounts as of the date of death, Disability, or Termination of Employment on account of Retirement shall be a date during the period from January 1st through April 30th of the Plan Year following the year in which such death, Disability, or Termination of Employment on account of Retirement occurs and (C) the Award earned for the Award Term in which the date of death, Disability, or Termination of Employment on account of Retirement occurs shall be paid during the period from January 1st through April 30th of the Plan Year following the last day of the Award Term; provided, however, that if a Participant who incurs a Termination of Employment on account of Retirement is a Key Employee, the Participant’s payment date shall not be any earlier than the 1st day of the 7th month following the date of his Termination of Employment on account of Retirement (or, if earlier, the date of the Participant’s death).
(b)Interest. The Participant’s Sub-Accounts shall be credited with interest as follows; provided, however, that (1) no interest shall be credited to a Sub-Account after the Maturity Date of the Sub-Account, (2) no interest shall be credited to a particular Sub-Account following a Participant’s first Termination of Employment prior to the Maturity Date for that Sub-Account (except as described in Section 10(c)(ii) with respect to delayed payments made to Key Employees on account of a Termination of Employment on account of Retirement), (3) no interest shall be credited to the Sub-Accounts after the last day of the month preceding the payment date of such Sub-Account and (4) no interest in excess of 14% shall be credited to any Sub-Account.

(i)
Interest Rate for Non-Covered Employees. At the end of each calendar month during a Plan Year, the Sub-Accounts of Participants who are not Covered Employees shall be credited with an amount determined by multiplying the Participant’s Sub-Account balances during such month by 2%. In addition, as of the end of each Plan Year in which the True-Up Interest Rate for such Plan Year exceeds 2%, the Sub-Accounts shall also be credited with an additional amount determined by multiplying the Participant’s Sub-Account balances during each month of such Plan Year by the excess of the True-up Interest Rate over 2%, compounded monthly. If a Participant incurs a Termination of Employment for any reason prior to December 31 of a Plan Year, the foregoing interest calculations shall be calculated as of the last day of the month coincident with or prior to the Participant’s termination date. Notwithstanding the foregoing, in the event that, prior to an applicable Maturity Date, a Participant who is not a Covered Employee incurs a Termination of Employment (other than on account of death, disability or Retirement), the interest credited to such Participant’s Sub-Accounts for the year in which such Termination of Employment occurs shall be capped at 2%.

(ii)
Interest Rate for Covered Employees. At the end of each calendar month during a Plan Year, the Sub-Accounts of Participants who are Covered Employees shall be credited with an amount determined by multiplying the Participant’s Sub-Account balances during such month by 14%; provided, however, that the Committee shall have the power to decrease such interest to such lower amount determined by the Committee in its sole discretion based on the True-Up Interest Rate for such Plan Year, but no less than 2%. If a Participant incurs a Termination of Employment for any reason prior to December 31 of a Plan Year, the foregoing interest calculations shall be calculated as of the last day of the month coincident with or prior to the Participant’s termination date. Notwithstanding the foregoing, in the event that, prior to an applicable Maturity Date, a Participant who is a Covered Employee incurs a Termination of Employment (other than on account of death, disability or Retirement), the interest credited to such Participant’s Sub-Accounts for the year in which such Termination of Employment occurs shall be capped at 2%.

(iii)
Prior Plan Years. In the event that, prior to an applicable Maturity Date, a Participant becomes eligible for a payment of amounts credited to his pre-2015 Sub-Accounts prior to December 31 of a Plan Year, the foregoing interest calculations shall be made as of the last day of the month prior to such payment date. When making such calculations, the True-Up Interest Rate shall be equal to the year-to-date True-Up Interest Rate as of the last day of the prior month, as determined by the Committee in its sole discretion.

(iv)
Changes. The Committee may change (or suspend) the interest rate credited on Accounts hereunder at any time. Notwithstanding the foregoing, no such change may be made in a manner that would cause any Qualified Performance-Based Award to be includable as “applicable employee remuneration” of such Participant, as such term is defined in Code Section 162(m) (i.e., to no longer qualify for the exception for “qualified performance-based compensation” under Code Section 162(m)).

(c)Payment Date, Form of Payment and Amount.
(i)Payment Date and Form. Except as otherwise described in Section 11 hereof, the Participant’s Employer or former Employer shall deliver to the Participant (or, if applicable, his Beneficiary), a check in full payment of each Sub-Account within 90 days of the applicable payment date of such Sub-Account.
(ii)Amount. Each Participant shall be paid the entire balance of each Sub-Account (including interest). If a Participant who incurs a Termination of Employment on account of Retirement is a Key Employee whose payment is delayed until the 1st day of the 7th month following such Termination of Employment on account of Retirement, such Participant’s Sub-Accounts shall continue to be credited with interest (in accordance with the rules specified in Section 10(b) but at the rate of 2%) from the date the payment would have been made if the Participant was not a Key Employee through the last day of the month prior to the actual payment date. Any amounts that would otherwise be payable to the Key Employee prior to the 1st day of the 7th month following Termination of Employment on account of Retirement shall be accumulated and paid in a lump sum make-up payment within 30 days following such delayed payment date. Amounts that are payable to the Non-U.S. Participants shall be converted from U.S. dollars to local currency in accordance with the terms of the Guidelines.

11.Change in Control
(a)The following provisions shall apply notwithstanding any other provision of the Plan to the contrary.
(b)Amount of Award for Year of Change In Control. In the event of a Change in Control during an Award Term, the amount of the Award payable to a Participant who is employed on the date of the Change in Control (or who died, became Disabled or Retired during such Award Term and prior to the Change in Control) for such Award Term shall be equal to the Participant’s Target Award for such Award Term multiplied by a fraction, the numerator of which is the number of days during the Award Term during which the Participant was employed by the Employers prior to the Change in Control and the denominator of which is the number of days in the Award Term.
(c)Time of Payment. In the event of a Change in Control, the payment date of all amounts credited to the Participant’s Sub-Accounts (including, without limitation, the pro-rata Target Award for the Award Term during which the Change in Control occurred) shall be the date that is between two days prior to, or within 30 days after, the date of the Change in Control, as determined by the Committee in its sole and absolute discretion. Notwithstanding anything in the Plan to the contrary, the interest credited to the Participant’s Sub-Accounts under Section 10(b) for the year in which the Change in Control occurs shall be calculated as of the last day of the month prior to the date of the Change in Control. When making such calculation, the True-Up Interest Rate shall be equal to the year-to-date True-Up Interest Rate as of the last day of the month prior to the date of the Change in Control, as determined by the Committee in its sole discretion.

12.Amendment, Termination and Adjustments
(a)The Committee, in its sole and absolute discretion, may alter or amend this Plan from time to time; provided, however, that no such amendment shall, without the written consent of a Participant, (i) reduce a Participant’s Account balance as in effect on the date of the amendment, (ii) reduce the amount of any outstanding Award that was previously approved by the Committee but not yet paid as of the date of the amendment, (iii) modify Section 11(b) hereof or (iv) alter the time of payment provisions described in Sections 10 and 11 of the Plan except for any amendments that accelerate the time of payment as permitted under Code Section 409A or are required to bring such provisions into compliance with the requirements of Code Section 409A and, in either case are permitted by Code Section 409A and the regulations issued thereunder.
(b)The Committee, in its sole and absolute discretion, may terminate this Plan (or any portion thereof) at any time; provided that, such termination is permitted under Code Section 409A and, without the written consent of a Participant, no such termination shall (i) reduce a Participant’s Account balance as in effect on the date of the termination, (ii) reduce the amount of any outstanding Award that was previously approved by the Committee but not yet paid as of the date of the termination or (iii) alter the time of payment provisions described in Sections 10 or 11 of the Plan, except for modifications that accelerate the time of payment or are required to bring such provisions into compliance with the requirements of Code Section 409A and, in either case, are permitted under Code Section 409A.

(c)Notwithstanding the foregoing, upon a complete termination of the Plan, the Committee, in its sole and absolute discretion, shall have the right to change the time of distribution of Participants’ Sub-Accounts under the Plan, including requiring that all such Sub-Accounts be immediately distributed in the form of lump sum cash payments (but only to the extent such change is permitted by Code Section 409A).
(d)No amendment may cause any Qualified Performance-Based Award to be includable as “applicable employee remuneration” of such Participant, as such term is defined in Code Section 162(m) (i.e., to no longer qualify for the exception for “qualified performance-based compensation” under Code Section 162(m)).
(e)Any amendment or termination of the Plan shall be in the form of a written instrument approved and adopted by the Committee. Such amendment or termination shall become effective as of the date specified by the Committee.

13.General Provisions

(a)No Right of Employment. Neither the adoption or operation of this Plan, nor any document describing or referring to this Plan, or any part thereof, shall confer upon any employee any right to continue in the employ of the Employers, or shall in any way affect the right and power of the Employers to terminate the employment of any employee at any time with or without assigning a reason therefor to the same extent as the Employers might have done if this Plan had not been adopted.
(b)Governing Law. The provisions of this Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, except when preempted by federal law.
(c)Expenses. Expenses of administering the Plan shall be paid by the Employers, as directed by the Company.
(d)Assignability. No Award granted to a Participant under this Plan and no Account balance of a Participant under this Plan shall be transferable by him for any reason whatsoever or be subject to alienation, anticipation, sale, pledge, encumbrance or other legal process or in any manner be liable for or subject to the debts or liabilities of the Participant or Beneficiary; provided, however, that upon the death of a Participant, any amounts payable hereunder shall be paid to the Participant’s Beneficiary.
(e)Taxes. There shall be deducted from each payment under the Plan the amount of any tax required by any governmental authority to be withheld and paid over to such governmental authority for the account of the person entitled to such payment.
(f)Limitation on Rights of Participants; No Trust. No trust has been created by the Employers for the payment of any benefits under this Plan; nor have the Participants been granted any lien on any assets of the Employers to secure payment of such benefits. This Plan represents only an unfunded, unsecured promise to pay by the Employer or former Employer of the Participant, and the Participants and Beneficiaries are merely unsecured creditors of the Participant’s Employer or former Employer.
(g)Payment to Guardian. If a Sub-Account balance is payable to a minor, to a person declared incompetent or to a person incapable of handling the disposition of his property, the Committee may direct payment of such Sub-Account to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Committee may require such proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to the distribution of such Sub-Account. Such distribution shall completely discharge the Employers from all liability with respect to such Sub-Account.

(h)Miscellaneous.
(i)Headings. Headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of this Plan or any provisions thereof.
(ii)Construction. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall also include within its meaning the plural, and vice versa.
(iii)Acceleration of Payments. Notwithstanding any provision of the Plan to the contrary, to the extent permitted under Code Section 409A and the Treasury regulations issued thereunder, payments of amounts due hereunder may be accelerated to the extent necessary to (1) comply with federal, state, local or foreign ethics or conflicts of interest laws or agreements or (2) pay the FICA taxes imposed under Code Section 3101, and the income withholding taxes related thereto. Payments may also be accelerated if the Plan (or a portion thereof) fails to satisfy the requirements of Code Section 409A; provided that the amount of such payment may not exceed the amount required to be included as income as a result of the failure to comply with Code Section 409A.
(iv)Delayed Payments due to Solvency Issues. Notwithstanding any provision of the Plan to the contrary, an Employer shall not be required to make any payment hereunder to any Participant or Beneficiary if the making of the payment would jeopardize the ability of the Employer to continue as a going concern; provided that any missed payment is made during the first Plan Year in which the funds of the Employer are sufficient to make the payment without jeopardizing the going concern status of the Employer.
(v)Payments Violating Applicable Law. Notwithstanding any provision of the Plan to the contrary, the payment of all or any portion of the amounts payable hereunder will be deferred to the extent that an Employer reasonably anticipates that the making of such payment would violate Federal securities laws or other applicable law (provided that the making of a payment that would cause income taxes or penalties under the Code shall not be treated as a violation of applicable law). The deferred amount shall become payable at the earliest date at which the Employer reasonably anticipates that making the payment will not cause such violation.

14.    Liability of Employers and Transfers.
(a) The provisions of this Section shall apply notwithstanding any other provision of the Plan to the contrary.
(i)Subject to the provisions of clause (ii) of this Section, the Employers shall each be solely liable for the payment of amounts due hereunder to or on behalf of the Participants who are (or were) its employees.
(ii)Notwithstanding the foregoing, if the benefits that are payable to or on behalf of a Participant are based on the Participant’s employment with more than one Employer, the following provisions shall apply:

1.
Upon a transfer of employment, the Participant's Sub-Accounts shall be transferred from the prior Employer to the new Employer and interest shall continue to be credited to the Sub-Accounts following the transfer (to the extent otherwise required under the terms of the Plan). Subject to Section 14(a)(ii)(2)(C),the last Employer of the Participant shall be responsible for processing the payment of the entire amount which is allocated to the Participant's Sub Accounts hereunder; and

2.
Notwithstanding the provisions of clause (1), (A) each Employer shall be solely liable for the payment of the amounts credited to a Participant's Account that were earned by the Participant while he was employed by that Employer; (B) each Employer (unless it is insolvent) shall reimburse the last Employer for its allocable share of the Participant's distribution; (C) if any responsible Employer is insolvent at the time of distribution, the last Employer shall not be required to make a distribution to the Participant with respect to amounts that are allocable to service with that Employer (and the insolvent Employer shall be responsible for such payment on the payment date specified in Section 13(h)(iv)); and (D) each Employer shall (to the extent permitted by applicable law) receive an income tax deduction for the Employer's allocable share of the Participant's distribution.

15.	Approval by Stockholders
The Plan was approved by the Stockholders of NACCO Industries, Inc. on May 12, 2010. This amended and restated Plan will again be submitted for approval by the stockholders of NACCO Industries, Inc. on May 14, 2015. If such approval has not been obtained by July 1, 2015, all grants of Target Awards made on or after January 1, 2015 for Award Terms beginning on or after January 1, 2015 will be rescinded.

Appendix 1.    Change in Control.
Change in Control. The term “Change in Control” shall mean the occurrence of any of the events listed in I or II, below; provided that such occurrence meets the requirements of Treasury Regulation Section 1.409A-3(i)(5) (or any successor or replacement thereto) with respect to a Participant:

I. i.
Any “Person” (as such term is used in Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than one or more Permitted Holders (as defined below), is or becomes the “beneficial owner”(as defined in Rules 13d-3 and 13d-5 of the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of the then outstanding voting securities of a Related Company (as defined below) entitled to vote generally in the election of directors (the “Outstanding Voting Securities”), other than any direct or indirect acquisition, including but not limited to an acquisition by purchase, distribution or otherwise, of voting securities by any Person pursuant to an Excluded Business Combination (as defined below); or

ii.
The consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of any Related Company or the acquisition of assets of another corporation, or other transaction involving a Related Company (“Business Combination”) excluding, however, such a Business Combination pursuant to which either of the following apply (such a Business Combination, an “Excluded Business Combination”) (A) a Business Combination involving Housewares Holding Co. (or any successor thereto) that relates solely to the business or assets of The Kitchen Collection, Inc. (or any successor thereto) or (B) a Business Combination pursuant to which the individuals and entities who beneficially owned, directly or indirectly, more than 50% of the combined voting power of any Related Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then Outstanding Voting Securities of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction owns any Related Company or all or substantially all of the assets of any Related Company, either directly or through one or more subsidiaries).

II. i. Any “Person” (as such term is used in Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than one or more Permitted Holders, is or becomes the “beneficial owner”(as defined in Rules 13d-3 and 13d-5 of the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of the then Outstanding Voting Securities of NACCO Industries, Inc. (“NACCO”), other than any direct or indirect acquisition, including but not limited to an acquisition by purchase, distribution or otherwise, of voting securities:

(A) directly from NACCO that is approved by a majority of the Incumbent Directors (as defined below); or

(B) by any Person pursuant to an Excluded NACCO Business Combination (as defined below);

provided, that if at least a majority of the individuals who constitute Incumbent Directors determine in good faith that a Person has become the “beneficial owner”(as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of the combined voting power of the Outstanding Voting Securities of NACCO inadvertently, and such Person divests as promptly as practicable a sufficient number of shares so that such Person is the “beneficial owner”(as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 50% or less of the combined voting power of the Outstanding Voting Securities of NACCO, then no Change in Control shall have occurred as a result of such Person’s acquisition; or

ii.	a majority of the Board of Directors of NACCO ceases to be comprised of Incumbent Directors; or

iii.
the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of NACCO or the acquisition of assets of another corporation, or other transaction involving NACCO (“NACCO Business Combination”) excluding, however, such a Business Combination pursuant to which both of the following apply (such a Business Combination, an “Excluded NACCO Business Combination”):

(A) the individuals and entities who beneficially owned, directly or indirectly, NACCO immediately prior to such NACCO Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then Outstanding Voting Securities of the entity resulting from such NACCO Business Combination (including, without limitation, an entity that as a result of such transaction owns NACCO or all or substantially all of the assets of NACCO, either directly or through one or more subsidiaries); and

(B) at the time of the execution of the initial agreement, or of the action of the Board of Directors of NACCO, providing for such NACCO Business Combination, at least a majority of the members of the Board of Directors of NACCO were Incumbent Directors.

III. Definitions. The following terms as used herein shall be defined as follow:

1. “Incumbent Directors” means the individuals who, as of December 31, 2014, are Directors of NACCO and any individual becoming a Director subsequent to such date whose election, nomination for election by NACCO’s stockholders, or appointment, was approved by a vote of at least a majority of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of NACCO in which such person is named as a nominee for director, without objection to such nomination); provided, however, that an individual shall not be an Incumbent Director if such individual’s election or appointment to the Board of Directors of NACCO occurs as a result of an actual or threatened election contest (as described in Rule 14a‑12(c) of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors of NACCO.

2. “Permitted Holders” shall mean, collectively, (i) the parties to the Amended and Restated Stockholders’ Agreement dated September 28, 2012, as amended from time to time, by and among the Participating Stockholders (as defined therein), NACCO and other signatories thereto; provided, however, that for purposes of this definition only, the definition of Participating Stockholders contained in the Stockholders’ Agreement shall be such definition in effect of the date of the Change in Control, (ii) any direct or indirect subsidiary of NACCO and (iii) any employee benefit plan (or related trust) sponsored or maintained by NACCO or any direct or indirect subsidiary of NACCO.

3. “Related Company” means Hamilton Beach Brands, Inc. and its successors (“HB”), any direct or indirect subsidiary of HB and any entity that directly or indirectly controls HB.

Appendix B

THE NORTH AMERICAN COAL CORPORATION
ANNUAL INCENTIVE COMPENSATION PLAN
(Amended and Restated Effective March 1, 2015)

1.	Purpose of the Plan
The purpose of The North American Coal Corporation Annual Incentive Compensation Plan (the “Plan”) is to further the profits and growth of The North American Coal Corporation (the “Company”) and its Subsidiaries (collectively, the “Employers”) by enabling the Employers to attract and retain key employees by offering annual incentive compensation to those key employees who will be in a position to help the Employers to meet their financial and business objectives.

2.	Definitions
(a)“Award” means cash paid to a Participant under the Plan for a Performance Period in an amount determined in accordance with Section 5.

(b)“Change in Control” means the occurrence of an event described in Appendix 1 hereto.

(c)“Committee” means the Compensation Committee of the Company's Board of Directors or any other committee appointed by the Company's Board of Directors to administer this Plan in accordance with Section 3, so long as any such committee consists of not less than two directors of the Company and so long as each member of the Committee is (i) an “outside director” for purposes of Section 162(m) and (ii) is not an employee of the Company or any of its Subsidiaries.

(d)“Covered Employee” means any Participant who is a “covered employee” for purposes of Section 162(m) or any Participant who the Committee determines in its sole discretion could become a “covered employee.”

(e)“Guidelines” means the guidelines that are approved by the Committee for the administration of the Awards granted under the Plan. To the extent that there is any inconsistency between the Guidelines and the Plan, the Guidelines will control.

(f)“Participant” means any person who is classified by the Employers as a salaried employee, generally in Hay Salary Grade 25 and above (Company salary grade equivalent of 13 and above) who in the judgment of the Committee occupies a position in which his efforts may significantly contribute to the profits or growth of his Employer; provided, however, that the Committee may select any employee who is expected to contribute, or who has contributed, significantly to the Employer’s profitability to participate in the Plan and receive an Award hereunder; and further provided, however, that following the end of the Performance Period the Committee may make one or more discretionary Awards to employees of the Employers who were not previously designated as Participants. Directors of the Company who are also employees of the Company are eligible to participate in the Plan.

(g)“Payment Period” means, with respect to any Performance Period, the period from January 1 to March 15 of the calendar year immediately following the calendar year in which such Performance Period ends.

(h)“Performance Period” means any period of one year (or portion thereof) on which an Award is based, as established by the Committee. Any Performance Period(s) applicable to a Qualified Performance-Based Award shall be established by the Committee not later than 90 days after the commencement of the Performance Period on which such Qualified Performance-Based Award will be based and prior to completion of 25% of such Performance Period.

(i)“Performance Objectives” shall mean the performance objectives established pursuant to the Plan for Participants. Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or any Subsidiary, division, business unit, department or function of the Company. Performance Objectives may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index. Any Performance Objectives applicable to a Qualified Performance-Based Award shall be based on one or more, or a combination, of the following criteria, or the attainment of specified levels of growth or improvement in one or more of the following criteria: return on equity, return on total capital employed, diluted earnings per share, total earnings, earnings growth, return on capital, return on assets, return on sales, earnings before interest and taxes, revenue, revenue growth, margin, return on investment, increase in the fair market value of shares, share price (including, but not limited to, growth measures and total stockholder return), operating profit, net earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), inventory turns, financial return ratios, market share, earnings measures/ratios, economic value added, balance sheet measurements (such as receivable turnover), internal rate of return, customer satisfaction surveys or productivity, net income, operating profit or increase in operating profit, market share, increase in market share, sales value, sales value increase over time, economic value income, economic value increase over time or new project development.

(j)“Qualified Performance-Based Award” shall mean any Award or portion of an Award granted to a Covered Employee that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m).

(k)“Retire” means a termination of employment that entitles the Participant to immediate commencement of his pension benefits under any of the qualified defined benefit pension plans sponsored by the Company or one of its Subsidiaries or, for Participants who are not members of such a plan, a termination of employment after reaching age 55 with at least 10 years of service with the Company or a member of the Company’s controlled group (as defined in Code Section 414).

(l)    “Salary Points” means the salary points assigned to a Participant by the Committee for the applicable Performance Period pursuant to the Hay salary point system, or any other salary point system used by the Committee.
(m)    “Section 162(m)” means Section 162(m) of the Internal Revenue Code of 1986, as amended, or any successor provision.
(l)“Subsidiary” shall mean any corporation, partnership or other entity, the majority of the outstanding voting securities of which is owned, directly or indirectly, by the Company.

(m)“Target Award” shall mean the designated salary midpoint that corresponds to a Participant’s Salary Points, multiplied by the short-term incentive compensation target percent for those Salary Points for the applicable Performance Period, as determined by the Committee. The Target Award is the Award that would be paid to a Participant under the Plan if each Performance Objective is met exactly at target level. Calculations of Target Awards for a Performance Period shall initially be based on the Participant’s Salary Points as of January 1st of the first year of the Performance Period. However, such Target Awards shall be changed during the Performance Period under the following circumstances: (i) if a Participant receives a change in Salary Points, salary midpoint and/or short-term incentive compensation target percentage during a Performance Period, such change shall be reflected in a pro-rata Target Award, (ii) employees hired into or promoted into a position eligible to participate in the Plan during a Performance Period will be assigned a pro-rated Target Award based on their length of service during the Performance Period and (iii) the Committee may increase or decrease the amount of the Target Award at any time, in its sole and absolute discretion; provided, however, that (X) no such decrease may occur following a Change in Control and (Y) no such increase, adjustment or any other change may be made that would cause any Qualified Performance-Based Award to be includable as “applicable employee remuneration” of such Participant, as such term is defined in Code Section 162(m) (i.e., to no longer qualify for the exception for “qualified performance-based compensation” under Code Section 162(m)).

3.	Administration
This Plan shall be administered by the Committee. The Committee shall have complete authority to interpret all provisions of this Plan consistent with law, to prescribe the form of any instrument evidencing any Award granted under this Plan, to adopt, amend and rescind general and special rules and regulations for its administration (including, without limitation, the Guidelines), and to make all other determinations necessary or advisable for the administration of this Plan. Notwithstanding the foregoing, no such action may be taken by the Committee that would cause any Qualified Performance-Based Awards to be includable as “applicable employee remuneration” of such Participant, as such term is defined in Section 162(m) (i.e., to no longer qualify for the exception for “qualified performance-based compensation” under Code Section 162(m)). A majority of the Committee shall constitute a quorum, and the action of members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the act of the Committee. All acts and decisions of the Committee with respect to any questions arising in connection with the administration and interpretation of this Plan, including the severability of any or all of the provisions hereof, shall be conclusive, final and binding upon the Employers and all present and former Participants, all other employees of the Employers, and their respective descendants, successors and assigns. No member of the Committee shall be liable for any such act or decision made in good faith.

4.	Eligibility
Each Participant shall be eligible to participate in this Plan and receive Awards in accordance with Section 5; provided, however, that, unless otherwise determined by the Committee, specified in the Guidelines or as otherwise provided in Section 6 below, (a) a Participant must be employed by the Employers on the last day of the Performance Period (or die, become permanently disabled or Retire during such Performance Period) in order to be eligible to receive an Award for such Performance Period, (b) a Participant must be actively employed for at least 90 days during the Performance Period in order to be eligible to receive an Award for such Performance Period and (c) the Award of a Participant who is described in clause (a) or who is employed on the last day of the Performance Period but is not employed during the entire Performance Period shall be paid in a pro-rated amount based on the number of days the Participant was actually employed by the Employers during such Performance Period. Notwithstanding the foregoing, the Committee shall have the discretion to grant an Award to a Participant who does not meet the foregoing requirements; provided that no such action may be taken by the Committee that would cause any Qualified Performance-Based Awards to be includable as applicable employee remuneration of such Participant, as such term is defined in Section 162(m) (i.e., to no longer qualify for the exception for “qualified performance-based compensation” under Code Section 162(m)).

5.	Awards
The Committee may, from time to time and upon such conditions as it may determine, authorize the payment of Awards to Participants, which shall be consistent with, and shall be subject to all of the requirements of, the following provisions:
(a)The Committee shall approve (i) a Target Award to be granted to each Participant and (ii) a formula for determining the amount of each Award, which formula is based upon the achievement of Performance Objectives as set forth in the Guidelines; provided, however, that with respect to any Qualified Performance-Based Award, the Committee shall approve the foregoing not later than the 90th day of the applicable Performance Period and prior to the completion of 25% of such Performance Period.

(b)Prior to the end of the Payment Period, the Committee shall approve (i) a preliminary calculation of the amount of each Award based upon the application of the formula and actual performance to the Target Awards previously determined in accordance with Section 5(a); and (ii) a final calculation of the amount of each Award to be paid to each Participant for the Performance Period. Such approval shall be certified in writing by the Committee before any amount is paid under any Award with respect to that Performance Period. Notwithstanding the foregoing, the Committee shall have the power to (1) decrease the amount of any Award below the amount determined in accordance with Section 5(b)(i); and/or (2) increase the amount of any Award above the amount determined in accordance with Section 5(b)(i); provided, however, that (A) no such decrease may occur following a Change in Control and (B) no such increase, change or adjustment may be made that would cause any Qualified Performance-Based Award to be includable as “applicable employee remuneration” of such Participant, as such term is defined in Section 162(m) (i.e., to no longer qualify for the exception for “qualified performance-based compensation” under Code Section 162(m)). No Award, including any Award equal to the Target Award, shall be payable under the Plan to any Participant except as determined by the Committee.

(c)Each Award shall be fully paid during the Payment Period and shall be paid in cash. Awards shall be paid subject to all withholdings and deductions pursuant to Section 7. Notwithstanding any other provision of the Plan, the maximum amount paid to a Participant in a single calendar year as a result of Awards under this Plan shall not exceed $5,000,000 or such lesser amount specified in the Guidelines.

(d)At such time as the Committee approves a Target Award and formula for determining the amount of each Award, the Committee shall designate whether all or any portion of the Award is a Qualified Performance-Based Award.

6.	Change in Control

(a)	The following provisions shall apply notwithstanding any other provision of the Plan to the contrary.

(b)
Amount of Award for Year of Change In Control. In the event of a Change in Control during a Performance Period, the amount of the Award payable to a Participant who is employed by the Employers on the date of the Change in Control (or who died, become permanently disabled or Retired during such Performance Period and prior to the Change in Control) for such Performance Period shall be equal to the Participant’s Target Award for such Performance Period, multiplied by a fraction, the numerator of which is the number of days during the Performance Period during which the Participant was employed by the Employers (or a controlled group member) prior to the Change in Control and the denominator of which is the number of days in the Performance Period.

(c)
Time of Payment. In the event of a Change in Control, the payment date of all outstanding Awards (including, without limitation, the pro-rata Target Award for the Performance Period during which the Change in Control occurred) shall be the date that is between two days prior to, or within 30 days after, the date of the Change in Control, as determined by the Committee in its sole and absolute discretion.

7.	Withholding Taxes
Any Award paid to a Participant under this Plan, shall be subject to all applicable federal, state and local income tax, social security and other standard withholdings and deductions.

8.	Amendment and Termination
The Committee may alter or amend this Plan (including the Guidelines) from time to time or terminate it in its entirety; provided, however, that no such increase, change or adjustment may be made that would cause a Qualified Performance-Based Award to be includable as “applicable employee remuneration” of a Covered Employee, as such term is defined in Section 162(m) (i.e., to no longer qualify for the exception for “qualified performance-based compensation” under Code Section 162(m)).

9.	Approval by Stockholders
The Plan was approved by the stockholders of NACCO Industries, Inc. on May 12, 2010. This amended and restated Plan will again be submitted for approval by the stockholder of NACCO Industries, Inc. on May 14, 2015. If such approval has not been obtained by July 1, 2015, all grants of Target Awards made on or after January 1, 2015 will be rescinded.

10.	General Provisions
(a)No Right of Employment. Neither the adoption or operation of this Plan, nor any document describing or referring to this Plan, or any part thereof, shall confer upon any employee any right to continue in the employ of the Employers, or shall in any way affect the right and power of the Employers to terminate the employment of any employee at any time with or without assigning a reason therefor to the same extent as the Employers might have done if this Plan had not been adopted.

(b)Governing Law. The provisions of this Plan shall be governed by and construed in accordance with the laws of the State of Texas.

(c)Miscellaneous. Headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of this Plan or any provisions thereof. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall also include within its meaning the plural, and vice versa.

(d)American Jobs Creation Act. It is intended that this Plan be exempt from the requirements of Section 409A of the Internal Revenue Code, as enacted by the American Jobs Creation Act, and the Plan shall be interpreted and administered in a manner to give effect to such intent.

(e)Limitation on Rights of Participants; No trust; Payment by Employer. No trust has been created by the Employers for the payment of Awards granted under this Plan; nor have the Participants been granted any lien on any assets of the Employers to secure payment of such benefits. This Plan represents only an unfunded, unsecured promise to pay by the Participant’s Employers, and the Participants hereunder are unsecured creditors of their Employer. The Employer by which the Participant was last employed prior to the payment shall make the payment of the Award to the Participant; provided; however, that each Employer is solely liable for the payment of amounts due hereunder solely to or on behalf of the Participants who are (or were) its employees.

(f)Payment to Guardian. If an Award is payable to a minor, to a person declared incompetent or to a person incapable of handling the disposition of his property, the Committee may direct payment of such Award to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Committee may require such proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to the distribution of such Award. Such distribution shall completely discharge the Employers from all liability with respect to such Award.

11.	Effective Date
Subject to Section 9, the effective date of this amended and restated Plan is March 1, 2015.

Appendix 1.    Change in Control.
Change in Control. The term “Change in Control” shall mean the occurrence of any of the events listed in I or II, below; provided that such occurrence occurs on or after January 1, 2015 and meets the requirements of Treasury Regulation Section 1.409A-3(i)(5) (or any successor or replacement thereto) with respect to a Participant:

I. i.
Any “Person” (as such term is used in Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than one or more Permitted Holders (as defined below), is or becomes the “beneficial owner”(as defined in Rules 13d-3 and 13d-5 of the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of the then outstanding voting securities of a Related Company (as defined below) entitled to vote generally in the election of directors (the “Outstanding Voting Securities”), other than any direct or indirect acquisition, including but not limited to an acquisition by purchase, distribution or otherwise, of voting securities by any Person pursuant to an Excluded Business Combination (as defined below); or

ii.
The consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of any Related Company or the acquisition of assets of another corporation, or other transaction involving a Related Company (“Business Combination”) excluding, however, such a Business Combination pursuant to which (such a Business Combination, an “Excluded Business Combination”) the individuals and entities who beneficially owned, directly or indirectly, more than 50% of the combined voting power of any Related Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then Outstanding Voting Securities of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction owns any Related Company or all or substantially all of the assets of any Related Company, either directly or through one or more subsidiaries).

II. i. Any “Person” (as such term is used in Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than one or more Permitted Holders, is or becomes the “beneficial owner”(as defined in Rules 13d-3 and 13d-5 of the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of the then Outstanding Voting Securities of NACCO Industries, Inc. (“NACCO”), other than any direct or indirect acquisition, including but not limited to an acquisition by purchase, distribution or otherwise, of voting securities:

(A) directly from NACCO that is approved by a majority of the Incumbent Directors (as defined below); or

(B) by any Person pursuant to an Excluded NACCO Business Combination (as defined below);

provided, that if at least a majority of the individuals who constitute Incumbent Directors determine in good faith that a Person has become the “beneficial owner”(as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of the combined voting power of the Outstanding Voting Securities of NACCO inadvertently, and such Person divests as promptly as practicable a sufficient number of shares so that such Person is the “beneficial owner”(as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 50% or less of the combined voting power of the Outstanding Voting Securities of NACCO, then no Change in Control shall have occurred as a result of such Person’s acquisition; or

ii.	a majority of the Board of Directors of NACCO ceases to be comprised of Incumbent Directors; or

iii.
the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of NACCO or the acquisition of assets of another corporation, or other transaction involving NACCO (“NACCO Business Combination”) excluding, however, such a Business Combination pursuant to which both of the following apply (such a Business Combination, an “Excluded NACCO Business Combination”):

(A) the individuals and entities who beneficially owned, directly or indirectly, NACCO immediately prior to such NACCO Business Combination beneficially own, directly or indirectly, more than

50% of the combined voting power of the then Outstanding Voting Securities of the entity resulting from such NACCO Business Combination (including, without limitation, an entity that as a result of such transaction owns NACCO or all or substantially all of the assets of NACCO, either directly or through one or more subsidiaries); and

(B) at the time of the execution of the initial agreement, or of the action of the Board of Directors of NACCO, providing for such NACCO Business Combination, at least a majority of the members of the Board of Directors of NACCO were Incumbent Directors.

III. Definitions. The following terms as used herein shall be defined as follow:
1. “Incumbent Directors” means the individuals who, as of December 31, 2014, are Directors of NACCO and any individual becoming a Director subsequent to such date whose election, nomination for election by NACCO’s stockholders, or appointment, was approved by a vote of at least a majority of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of NACCO in which such person is named as a nominee for director, without objection to such nomination); provided, however, that an individual shall not be an Incumbent Director if such individual’s election or appointment to the Board of Directors of NACCO occurs as a result of an actual or threatened election contest (as described in Rule 14a‑12(c) of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors of NACCO.

2. “Permitted Holders” shall mean, collectively, (i) the parties to the Amended and Restated Stockholders’ Agreement, dated September 28, 2012, as amended from time to time, by and among the Participating Stockholders (as defined therein), NACCO and other signatories thereto; provided, however, that for purposes of this definition only, the definition of Participating Stockholders contained in the Stockholders’ Agreement shall be such definition in effect of the date of the Change in Control, (ii) any direct or indirect subsidiary of NACCO and (iii) any employee benefit plan (or related trust) sponsored or maintained by NACCO or any direct or indirect subsidiary of NACCO.

3. “Related Company” means The North American Coal Corporation and its successors (“NA Coal”), any direct or indirect subsidiary of NA Coal and any entity that directly or indirectly controls NA Coal.

NACCO Industries, Inc.

IMPORTANT ANNUAL MEETING INFORMATION

Admission Ticket

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Central Time, on May 13, 2015.

Vote by Internet

- Go to **www.investorvote.com/NC**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch-tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 – 4.

1. Election of Directors:

01 - Scott S. Cowen	02 - John P. Jumper	03 - Dennis W. LaBarre
04 - Richard de J. Osborne	05 - Alfred M. Rankin, Jr.	06 - James A. Ratner
07 - Britton T. Taplin	08 - David F. Taplin	09 - David B. H. Williams

☐ **Mark here to vote FOR all nominees**

☐ **Mark here to WITHHOLD vote from all nominees**

☐ **Mark here to vote FOR ALL EXCEPT** - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.

01	02	03	04	05	06	07	08	09
☐	☐	☐	☐	☐	☐	☐	☐	☐

Proposal	For	Against	Abstain
2. Proposal to approve, for purposes of Section 162(m) of the Internal Revenue Code, the Hamilton Beach Brands, Inc. Long-Term Incentive Compensation Plan (Effective March 1, 2015).	☐	☐	☐
3. Proposal to approve, for purposes of Section 162(m) of the Internal Revenue Code, The North American Coal Corporation Annual Incentive Compensation Plan (Effective March 1, 2015).	☐	☐	☐
4. Proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for 2015.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.   /   /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

1 U P X

02095C

2015 Annual Meeting Admission Ticket

2015 Annual Meeting of
NACCO Industries, Inc. Stockholders

May 14, 2015, 9:30 a.m. Local Time
NACCO Industries, Inc.
5875 Landerbrook Dr., Cleveland, OH 44124

Upon arrival, please present this admission ticket and photo identification at the registration desk.

The 2015 Proxy Statement and 2014 Annual Report are available, free of charge, at http://www.nacco.com by clicking on the "2015 Annual Meeting Materials" link and then clicking on either the "2015 Proxy Statement" link or the "2014 Annual Report" link, as appropriate.

▼ **IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

Proxy — NACCO Industries, Inc.

Notice of 2015 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — May 14, 2015

Richard de J. Osborne and Alfred M. Rankin, Jr., or either of them, each with the full power of substitution, are hereby authorized to represent and vote all shares of Class A Common Stock and Class B Common Stock of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of NACCO Industries, Inc. to be held on May 14, 2015 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all the nominees listed and FOR Proposals 2 – 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or at any postponement or adjournment thereof.

(Items to be voted appear on reverse side.)